Exhibit 10.13

The Lusk Group

4065 Highway 60, Vine Grove, KY 40175

Tel 270 828.2204 Fax 270 828.2221

July 15,2005

Lightspace Corporation

125 Cambridge Park Drive

Cambridge, MA 02140

Attention:	Mr. Gary Florindo

Reference:	Rocker II Club - Ft. Knox, KY
Purchase Order No. M05-010-3

Subject:	Change Order No.1

Dear Mr. Florindo,

We are respectfully providing this Change Order for additional work to be performed at the above referenced project.

•                                          Addition of (21) non-interactive (white-lit) tiles to the border of the existing installation. - $13,379.00 (75% down payment - 25% upon installation)

Original Contract Amount	$127,492.00
Change Order No.1	$13,379.00
Revised Contract Amount	$140,871.00

Point of contact for further information is the undersigned who can be reached at (270) 828-2204.

Sincerely,

Wendell Goodman
CEO

SUBCONTRACT AGREEMENT

This Agreement made this 25th day of April, 2005 by and between Lusk Mechanical Contractors, Inc. of Vine Grove, Kentucky, hereinafter called the Contractor, and Lightspace Corporation to perform a portion of the Work on the following Construction Project:

Delivery Order No.	DABT23-01-D-lO05 DO #337

Subcontract No.	M05-010-3

Project Name:	Rocker II - Renovations- Ft. Knox

Lusk Project Name:	Rocker II- Renovations- Ft. Knox

Lusk Project No.:	MOS-010

Cost Code:	Amount:	$127,492.00

Owner:	Directorate of Contracting
Bldg. 1109-B, Room 250
Ft. Knox, Kentucky 40121

Contract Number:	DABT23-01-D-I005

Contractor:	Lusk Mechanical Contractors, Inc.
4065 Highway 60
Vine Grove, KY 40175
Phone: (270) 828-2204
Fax: (270) 828-2221

Contractor’s Billing Address:	Lusk Mechanical Contractors, Inc.
Attn: Leigh Ann Alexander
4065 Highway 60
Vine Grove, KY 40175

Subcontractor:	Lightspace Corporation
125 Cambridge Park Drive
Cambridge, MA 02140
502-937-9973

Point of Contact:	Gary Florindo

Contract Amount:	$127,492.00

Scope of Work: Provide labor supervision, tools, materials, and equipment to install 21’ x 28’ surface including an interactive surface measuring 8 x 12 tiles, a ring on non-lit/ non-interactive tiles to fill the remainder of the space and an 8” ramp around the entire surface per Quotation.

ARTICLE 1. -  SCOPE OF WORK

A.                                    The Contractor contracts with the Subcontractor as an independent contractor to perform all the work necessary and incidental to complete the Scope of Work specified in Attachment J. The Subcontractor shall perform such work (hereinafter called the “Subcontractor’s Work”) under the general direction of the Contractor and in accordance with this Agreement and the Contract Documents listed on Attachment I.

B.                                    In the event of a conflict between this Agreement and the Contract Documents, this Agreement shall govern.

ARTICLE 2. -  SCHEDULE OF WORK

A.                                    Time is of the essence for both parties, and they mutually agree to see to the performance of their respective work and the work of their subcontractors so that the entire Project may be completed in accordance with the Contract Documents and the Schedule of Work. The Contractor shall prepare the Schedule of Work and revise such schedule as the Work progresses.

B.                                    The Contractor shall have the right to decide the time, order and priority in which the various portions of the Work shall be performed. The Subcontractor shall commence its work within two (2) days of notice to proceed from the Contractor. If such work is interrupted, the Subcontractor shall resume such work within two (2) working days from the Contractor’s notice to do so.

C.                                    The Scheduled Date for Substantial Completion of the Subcontract is to be determined any contrary provisions in the Contract Documents, the Work will be deemed to be “Substantially Complete” when construction of all of the Work is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy and utilize the Work for its intended use.

D.                                    Subcontractor acknowledges and agrees that time is of the essence in completing the Work required hereunder. If Subcontractor fails to achieve Substantial Completion by the Scheduled Date of Substantial Completion, the Subcontractor will pay the Contractor as liquidated damages, and not as a penalty, the amount of $0.00 Dollars ($0.00) per day, until Substantial Completion of the Work is achieved. The Contractor may deduct the above-stated liquidated damages from any amounts due the Subcontractor, or the Contractor may require the Subcontractor to pay any liquidated damages which exceed amounts due the Subcontractor within ten (10) days after such request. Until any liquidated damages are paid to the Contractor, the Contractor will be entitled to receive interest at the rate set forth in this Agreement. The above-stated liquidated damages will be the Contractor’s exclusive delay damage remedy for the Subcontractor’s failure to achieve Substantial Completion on or before the Scheduled Date of Substantial Completion, but such damages will in no way limit the Contractor’s entitlement to damages for any other injury, damage or loss, other than for delay, for which the Subcontractor may be responsible pursuant to the terms of this Agreement or applicable law.

ARTICLE 3. -  PAYMENT

A.                                    The payment provisions of this contract are governed by certain provisions in 31 U.S.C. Section 3901 et. Seq.

B.                                    No payment received by the Subcontractor shall be used to satisfy any indebtedness other than one owed by the Subcontractor to a person furnishing labor or materials for use in performing the Subcontractor’s Work. The Contractor shall have the right at all times to contact the Subcontractor’s subcontractors and suppliers to ensure that the same are being paid promptly by the Subcontractor for labor or materials furnished for use in performing the Subcontractor’s Work.

C.                                    In the event the Contractor has reason to believe that labor, materials or other obligations incurred in the performance of Subcontractor’s Work are not being paid, the Contractor may give written notice of such claim. to the Subcontractor and may take any steps deemed necessary to assure that any progress payment shall be utilized to pay such obligations.

D.                                    The Contractor shall provide the Subcontractor with written notice of any withholding of payment, specifying the amount to be withheld, the specific causes for the withholding under the terms of this Agreement, and the remedial actions to be taken by the Subcontractor in order to receive payment of the amount withheld.

E.                                     The Subcontractor shall submit progress payment applications to the Contractor no later than the 25th day of each month for work performed up to and including the 25th day of the month indicating work completed and, to the extent allowed under Paragraph G, materials suitably stored during the preceding payment period.

F.                                      If approved in advance by the Owner and Contractor, applications for payment may include materials and equipment not incorporated in the Subcontractor’s Work but delivered to and suitably stored at the site, Approval of payment applications for such stored items on or off the site shall be conditioned upon submission by the Subcontractor of bills of sale and applicable insurance to the Owner and Contractor to establish the Owner’s title to such materials and equipment and to protect the Owner’s and Contractor’s interest therein, including transportation to the site.

G.                                    Notwithstanding any other provision of this Subcontract, Subcontractor shall not be entitled to receive any payment from the Contractor for any portion of the Work unless and until the Contractor receives payment for such Work from the Owner, and the Subcontractor expressly waives any right to assert a claim against the Contractor unless and until the Contractor as received payment for such work from the Owner. It is specifically understood and agreed that the payment of any sums to Subcontractor under this Subcontract are dependent, as a condition precedent, upon the Contractor receiving payment of such sums from the Owner.

H.                                   The Subcontractor shall submit to the Contractor its Final Application for Payment upon the Subcontractor’s Substantial Completion of the Work. Subcontractor shall also deliver along with this Final Application for Payment any and all warranties, guarantees, or documents relating to all machines, equipment, other fixtures or property, which are included in the Project. The Contractor shall not be entitled to receive Final Payment of the entire unpaid balance of the Contract Price until (i) Subcontractor’s Work has been finally completed, including all punchlist Work, and accepted by Contractor and (ii) the Agreement has otherwise been fully performed by the Subcontractor.

I.                                        Progress payments or final payment due and unpaid under this Agreement shall bear interest from the day after the required payment date until the date on which payment of the amount due is made. Interest shall be computed on the basis of the Federal Cost of Money Rate (Renegotiation Rate). (31 U.S.C. Section 3902(a))

J.                                        The Subcontractor agrees to incorporate a payment clause and an interest penalty clause conforming to the requirements of the Prompt Payment Act (31 U.S.C. Section 3905) in its subcontracts with its subcontractors or suppliers and to require them to include such clauses in their subcontracts with lower tier subcontractors or suppliers.

ARTICLE 4. -  CHANGES

A.                                    When the Contractor so orders in writing, the Subcontractor, without nullifying this Agreement, shall make any and all changes in the Work which are within the general scope of this Agreement. Adjustments in the Contract Price or contract time, if any, resulting from such changes shall be set forth in a Subcontract Change Order pursuant to the Contract Documents. No adjustments shall be made for any such changes performed by the Subcontractor that have not been so ordered by the Contractor. If the Subcontractor wishes to make a claim for an extension of time for achieving Substantial Completion, or an increase in the Contract Price, Subcontractor shall give Contractor written notice within five (5) days after the Occurrence of the event giving rise to such claim and before Subcontractor proceeds to perform any additional work. Within fifteen (15) days after providing such written notice, the Subcontractor shall submit a written statement to the Contractor setting forth in detail (1) the nature and cause of the claim, and (2) an itemized and substantiated statement of the time extension or claim amount requested, or if sufficient information to do so is unavailable, then a reasonable estimate of the time extension or claim amount supported by such documentation as the Contractor may request. If the Subcontractor has submitted a reasonable estimate, then within thirty (30) days after submitting such reasonable estimate, Subcontractor shall submit the detailed written statement required by the previous sentence. Any claim not made in strict compliance with the provisions of this Paragraph is waived.

B.                                    In the event that Contractor advises Subcontractor that extra work of the general type undertaken by Subcontractor shall be required on the Project, Subcontractor agrees that it will perform such work. If a lump sum price or unit price for the extra work cannot be agreed upon, Subcontractor agrees to perform the work on the basis of its actual material and labor costs for the extra work plus eighteen percent (18%) of the actual labor and material cost of the extra work for overhead and profit. Contractor shall not be liable for payment for any extra work performed by Subcontractor, unless such work is expressly authorized by Contractor in writing and Contractor is entitled to payment for same from Owner.

ARTICLE 5. -  SUBCONTRACTOR PROVISIONS

A.                                    Labor, Materials, and Services. The Subcontractor shall furnish all of the labor, materials, and services, including, but not limited to, competent supervision, shop drawings, samples, and tools as are necessary for the proper performance of the Subcontractor’s Work.

B.                                    Duty to Cooperate. The Subcontractor shall cooperate with the Contractor and all others whose work may interfere with the Subcontractor’s Work. The Subcontractor shall specifically note and immediately advise the Contractor of any such interference with the Subcontractor’s Work, and participate in the preparation of coordination drawings and work schedules in areas of congestion.

C.                                    Clean-up and Safety. The Subcontractor shall follow the Contractor’s cleanup and safety directions, and at all times keep the building and premise tree from debris and unsafe conditions resulting from the Subcontractor’s Work.. If the Subcontractor fails to immediately commence compliance with such safety duties or commence cleanup duties within twenty-four (24) hours after receipt from the Contractor of written notice of noncompliance, the Contractor may implement such safety or cleanup measures without further notice and deduct the cost thereof from any amounts due or to become due to the Subcontractor.

D.                                    Protection of Property. The Subcontractor shall take necessary precautions to properly protect the work of others from damage caused by the Subcontractor’s operations. Should the Subcontractor cause damage to the Work or property of the Owner, the Contractor or others, the Subcontractor shall promptly remedy such damage to the satisfaction of the Contractor, or the Contractor may so remedy and deduct the cost thereof from any                                               amounts due or to become due to the Subcontractor.

E.                                     Taxes, Permits, Fees, Licenses, etc. The Subcontractor shall give adequate notices to authorities pertaining to the Subcontractor’s Work and secure and pay for all permits, fees, licenses, assessments, inspections and taxes necessary to complete the Subcontractor’s Work in accordance with the Contract Documents.

F.                                      Assignment of Contract. The Subcontractor shall not assign this Agreement nor its proceeds nor subcontract the whole of the Subcontractor’s Work without prior written approval of the Contractor.

G.                                    Notice of Non-Contracted Services. The Subcontractor agrees that no claim for non-contracted construction services rendered or materials furnished shall be valid unless the Subcontractor provides the Contractor with written notice prior to furnishing of the services or materials.

H.                                   Subcontractor Responsibility for Work. Although the Contractor shall establish the principle axis lines of the building and the site, the Subcontractor shall layout and be strictly responsible for the accuracy of the Subcontractor’s Work and for any loss or damage to the Contractor or others by reason of the Subcontractor’s failure to set out or perform its work correctly.

I.                                        Workmanship. Every part of the Subcontractor’s Work shall be executed in strict accordance with the Contract Documents in the most sound, workmanlike, and substantial manner. All workmanship shall be of the best of its several kinds, and all materials used in the Subcontractor’s Work shall be furnished in ample quantities to facilitate the proper and expeditious execution of the work, and shall be new except such materials as may be expressly provided in the Contract Documents to be otherwise.

J.                                        Skill and Care. In the event the scope of the Subcontractor’s Work includes installation of materials or equipment furnished by others, it shall be the responsibility of the Subcontractor to examine the items so provided and thereupon handle, store and install the items with such skill and care as to ensure a satisfactory and proper installation.

K.                                   Substitutions. No substitutions shall be made in the Subcontractor’s Work unless permitted in the Contract Documents and only then upon the Subcontractor receiving all approvals required under the Contract Documents for substitutions. The Subcontractor shall indemnify the Contractor as a result of such substitutions, whether or not the Subcontractor has obtained approval thereof.

L.                                     Performance and Payment Bonds. Subcontractor will provide Performance and Payment Bonds as required by the Contractor. Any such bonds shall be in the forms attached hereto as Exhibit C and Exhibit D and shall be by a surety satisfactory to the Contractor. The Contractor shall be listed as the obligee on each such bond. In lieu of such surety bonds, the Subcontractor may, at his option, deliver a certified check in the amount of 100% of the contract price to secure Subcontractor’s performance of the Work hereunder and Subcontractor’s full payment of Subcontractor’s sub-subcontractors and suppliers.

M.                                 As-Built Records. The Subcontractor wm maintain a written as-built record of all changes in his work and submit this in information to the designated Contractor Superintendent each day and a complete record to the Contractor at the end of the work.

N.                                    Warranty. The Subcontractor guarantees and warrants its work against all deficiencies and defects in materials and/or workmanship as called for in the Contract Documents.

ARTICLE 6. -  RECOURSE BY CONTRACTOR

A.                                    If the Subcontractor refuses or fails to supply enough properly skilled workers, proper materials, or maintain the Schedule of Work, or it fails to make prompt payment for its workers, lower-tier subcontractors or suppliers, disregards taws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a material breach of a provision of this Agreement, the Subcontractor shall be deemed in default of this Agreement. The Subcontractor shall within two (2) working days after receipt of written notice commence and continue satisfactory correction of such default with diligence and promptness.

B.                                    If the Subcontractor fails to commence and satisfactorily continue correction of a default within two (2) working days after receipt of the notice issued under Paragraph A, then the Contractor may issue a second written notice, by certified mail, to the Subcontractor and its surety, if any. Such notice shall state that if the Subcontractor fails to commence and continue correction of default within two (2) working days after receipt of the notice, the Agreement will be deemed terminated and the Contractor may use any materials furnished by the Subcontractor to complete the Subcontractor’s Work. The Contractor also may furnish materials, equipment and/or employ such workers or subcontractors as the Contractor deems necessary to maintain the orderly progress of the Work. All of the costs incurred by the Contractor in so performing the Subcontractor’s Work, including reasonable overhead and attorney’s fees, shall be deducted from any monies due or to become due to the Subcontractor. The Subcontractor shall be liable for the payment of any amount by which such expense may exceed the unpaid balance of the subcontract price.

C.                                    If Subcontractor files a petition under the Bankruptcy Code, this Agreement shall terminate if the Subcontractor or the Subcontractor’s trustee rejects the Agreement or, if there has been a default.

D.                                    Should the Owner suspend or terminate the Contract or any part of the Contract which includes the Subcontractor’s Work, the Contractor shall so notify the Subcontractor in writing and upon receipt of notice, the Subcontractor shall immediately suspend the Subcontractor’s Work, follow all of Contractor’s instructions, and mitigate all costs. In the event of such Owner suspension, the Contractor’s liability to the Subcontractor is limited to the extent of the Contractor’s recovery on the Subcontractor’s behalf under the Contract Documents.

E.                                     In addition to its rights under the FAR “Termination” Clauses, as incorporated herein, the Contractor may terminate this Subcontract either in whole or in part without cost to either party if the Owner does not, for whatever reason, execute the Contract.

ARTICLE 7. -  INDEMNIFICATION

A.                                    To the fullest extent permitted by law, the Subcontractor shall indemnify and hold harmless the Owner, and the Contractor and all of their agents and employees from and against all claims, damages, loss and expenses, including but not limited to attorney’s fees, arising out of or resulting from the performance of the Subcontractor’s Work provided that any such claim, damage, Joss, or expense attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property including the loss of use, resulting therefrom, to the extent caused or alleged to be caused in whole or in part by any negligent act or omission of the Subcontractor or anyone directly or indirectly employed by the Subcontractor or for anyone for whose acts the Subcontractor may be liable, regardless of whether it is caused in part by a party indemnified hereunder, and such obligation shall not be construed to negate, or abridge, or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Article 7.

B.                                    In any and all claims against the Owner or the Contractor or any of their agents or employees, by any employee of the Subcontractor, anyone directly or indirectly employed by the Subcontractor or anyone for whose acts the Subcontractor may be liable, the indemnification obligation under this Article 7 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Subcontractor under workers or workmen’s compensation acts, disability benefit acts or other employee benefit acts.

C.                                    The Subcontractor agrees to be bound by, and at its own cost, comply with all federal, state and local laws, ordinances and regulations applicable to the Subcontractor’s Work including, but not limited to, the applicable Federal Acquisition Regulations agency supplemental regulations, equal employment opportunity, minority business enterprise, women’s business enterprise disadvantaged business enterprise, safety, and all other laws with which the Contractor must comply according to the Contract Documents. The Subcontractor shall be liable to the Contractor and the Owner for all loss, cost and expense attributable to any acts of commission or omission by the Subcontractor, its employees and agents resulting from the failure to comply therewith including but not limited to any fines, penalties or corrective measures.

D.                                    The Subcontractor shall pay all royalties and license fees that may be due on the inclusion of any patented materials in the Subcontractor’s Work. The Subcontractor shall defend all suits for claims for infringement of any patent rights arising out of the Subcontractor’s Work, which may be brought against the Contractor or Owner, and shall be liable to the Contractor and Owner for all loss, including all costs, expenses, and attorney’s fees.

E.                                     The Subcontractor agrees to indemnity and hold harmless the Contractor from any liability to the Owner arising out of an alleged violation of certification requirements of the Contract Disputes Act, the Prompt Payment Act, or other federal statute relating to the validity of Subcontractor claims, proposals, applications or requests for payment.

ARTICLE 8. -  INSURANCE

A.                                    Prior to start of the Subcontractor’s Work, the Subcontractor shall procure for the Subcontractor’s Work and maintain in force Worker’s Compensation Insurance, Employer’s Liability Insurance, Comprehensive General Liability Insurance, Automobile Liability Insurance and all insurance required of the Contractor under the Contract Documents. The Contractor and Owner shall be named as additional insureds on each of these policies except for Worker’s Compensation. This insurance shall include contractual liability insurance covering the Subcontractor’s obligations under Article 7.

B.                                    The Subcontractor’s Comprehensive General and Automobile Liability Insurance, as required by Paragraph A, shall be written with limits of liability not less than the following:

GENERAL LIABILITY:	EACH OCCURRENCE	AGGREGATE

Comprehensive Form	$500,000.00	$500,000.00
Premises - Operation	$500,000.00	$500,000.00
Products/Completed & Operations Hazard	$500,000.00	$500,000.00
Contractual Insurance	$500,000.00	$500,000.00
Broad Form Property Damage	$500,000.00	$500,000.00
Independent Contractors	$500,000.00	$500,000.00
Personal Injury (with contractual and employee exclusions deleted)	$500,000.00	$500,000.00

AUTOMOBILE LIABILITY:	EACH OCCURRENCE	AGGREGATE

Comprehensive Form: Bodily Injury (Each Person)	$500,000.00	$500,000.00
Bodily Injury (Each Occurrence)	$500,000.00	$500,000.00
Owned - Property Damage	$500,000.00	$500,000.00
Hired - Property Damage	$500,000.00	$500,000.00
Non-Owned – Bodily Injury and Property Damage Combined	$500,000.00	$500,000.00

WORKER’S COMPENSATION & EMPLOYER’S LIABILITY:

Statutory, in accordance with Statutory Requirements, each accident.

C.                                    The Subcontractor shall maintain in effect all insurance coverage required under this Agreement at the Subcontractor’s sole expense and with insurance companies acceptable to the Contractor. All Insurance policies shall contain a provision that the coverages afforded thereunder shall not be cancelled or not renewed, nor restrictive modifications added, until at least thirty (30) days prior written notice has been given to the Contractor. Certificates of Insurance, or certified copies of policies acceptable to the Contractor, shall be filed with the Contractor five (5) days prior to the commencement of the Subcontractor’s Work. In the event the Subcontractor fails to obtain or maintain any insurance coverage required under this Agreement, the Contractor may terminate this Agreement.

D.                                    The Contractor and Subcontractor waive all rights against each other and the Owner for loss or damage to the extent covered by Builder’s Risk or any other property insurance, except such rights as they may have to the proceeds of such insurance. Upon request of the Subcontractor, the Contractor shall provide the Subcontractor with a copy of the Builder’s Risk policy in force for the Project. The Subcontractor shall satisfy itself to the existence and extent of such insurance prior to commencement of the Subcontractor’s Work. If the Owner or Contractor have not purchased Builder’s Risk insurance for the full insurable value of the Subcontractor’s Work, less a reasonable deductible, then the Subcontractor may procure, at the Subcontractor’s expense, such insurance as will protect the interests of the Subcontractor in the Work.

ARTICLE 9. -  DISPUTES

9.0.                            All claims, disputes or other matters in controversy between the Subcontractor and the Contractor relating to, or arising out of, the performance of the Subcontract (hereinafter referred to as “Disputes”) shall be resolved in accordance with the provisions of this Article 9.

9.1.                            Government Disputes.

9.1.1.                  Disputes for which the Contractor or the Subcontractor contends that the Government may be responsible (“Government Disputes”) shall be resolved pursuant to the Contract “Disputes” clause.

9.1.2.                  For any Government Dispute, the Subcontractor shall submit a detailed claim to the Contractor including, for any claim in excess of $50,000, an appropriate Subcontractor certification stating that: (a) the claim is made in good faith, (b) the supporting dates are accurate to the best of the Subcontractor’s knowledge and belief, (c) the amount requested accurately reflects the Subcontract adjustment for which the Subcontractor believes the Government is liable, and (d) the certifying official is duly authorized to certify the claim on behalf of the Subcontractor. The Contractor shall, upon receipt of adequate information from the Subcontractor, submit an appropriate corresponding claim to the cognizant Contracting Officer pursuant to the Disputes clause of the Contract.

9.1.3.                  If a decision on any question of fact or law is issued by the Contracting Officer under the Contract “Disputes” clause and the decision relates to this Subcontract, said decision, if binding upon the Contractor under the Contract, shall also be binding upon the Contractor and the Subcontractor with respect to this Subcontract. However, if the Subcontractor is affected by such decision and if the Contractor elects nor to appeal such decision to the appropriate Board of Contract Appeals or bring suit at the Court of Federal Claims under the “Disputes” clause of the Contract, the Contractor shall notify the Subcontractor promptly. After receipt of such notice by the Contractor, if the Subcontractor submits a timely request to the Contractor to appeal such decision or bring suit, the Contractor shall file an appeal or bring suit. If the Contractor appeals such decision or brings suit, whether at its ejection or at the Subcontractor’s request, any decision on such appeal or suit, if binding upon the Contractor under the Contract, shall be binding on the Contractor and the Subcontractor as relates to this Subcontract.

9.1.4.                  If a decision on any question of fact or law is issued by a Board of Contract Appeals or the Court of Federal Claims relates to this Subcontract, said decision, if binding upon the Contractor under the Contract, shall also be binding upon the Contractor and the Subcontractor with respect to this Subcontract. However, if the Subcontractor is affected by such decision and if the Contractor elects not to appeal such decision, the Contractor shall notify the Subcontractor promptly. After receipt of such notice by the Contractor, if the Subcontractor submits a timely request to the Contractor to appeal such decision, the Contractor shall tile an appeal. If the Contractor appeals such decision, whether at its election or at the Subcontractor’s request, any decision on such appeal, if binding upon the Contractor under the Contract, shall be binding on the Contractor and the Subcontractor as relates to this Subcontract.

9.1.5.                  If any appeal or suit is taken or brought by the Contractor, whether at its election or at the Subcontractor’s request, the Subcontractor shall assist the Contractor in its prosecution thereof in every reasonable manner and the Subcontractor shall be afforded reasonable opportunity to participate in the prosecution thereof to the extent the Subcontractor’s interest may be affected. To the extent requested by the Contractor, the Subcontractor shall prosecute for the Contractor any appeal or suit taken or brought at the Subcontractor’s request and, in such event, the Contractor shall assist the Subcontractor in every reasonable manner. All costs and expenses incurred by the Contractor and the Subcontractor in prosecuting any appeal or suit taken or brought solely at the Subcontractor’s request shall be paid by the Subcontractor.

9.1.6.                  If as a result of any decision or judgment which is binding upon the Contractor and the Subcontractor, the Contractor is unable to obtain payment or reimbursement from the Government under the Contract for, or is required to refund or credit to the Government, any amount with respect to any item of cost or fee for which the Contractor has paid or reimbursed the Subcontractor, the Subcontractor shall, upon demand, promptly repay such amount, plus interest calculated as if it were interest paid under the Disputes Clause of the Contract, to the Contractor.

9.1.7.                  The parties agree to accept the relief as to a time extension or additional compensation from the Government, if any, as well as all other aspects of the final decision under the Contract Disputes Act following appeal or the expiration of the time for appeal as full and final resolution of any Government Dispute. However, in the event relief is denied, in whole or in part, by the trier of fact on the grounds that the Government is not responsible for the claim, the event of delay or its consequences, then either party will retain the right to pursue a Non-Government claim against the other party.

9.1.8.                  The rights and obligations herein shall survive completion of and final payment under this Subcontract.

9.2.                            Non-Government Disputes. All Disputes other than Government Disputes, as well as any disputes between the parties remaining after final determination of a Government Dispute, shall be resolved in accordance with these provisions.

9.2.1.                  All claims, disputes and matters in question arising out of, or relating to, this Agreement or the breach thereof, that the parties are unable to resolve using the Government Disputes clause as described above, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect unless the parties mutually agree otherwise. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

9.2.2.                  Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made after the date of final acceptance of the Work by the Owner or when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations, whichever shall first Occur. The location of the arbitration proceedings shall be the duty of the Contractor’s headquarters.

9.2.3.                  The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable Jaw in any court having jurisdiction.

9.2.4.                  All Non-Government Disputes that are not resolved through arbitration shall be resolved by litigation in a court of competent jurisdiction in the State of Kentucky. Each party sha1l bear its own costs and expenses in connection with Non-Government Disputes.

9.3.                            Duty to Continue Performance.

9.3.1.                  Unless otherwise agreed in writing, the Subcontractor shall carry on the Work and maintain the Schedule of Work pending the resolution of any dispute, whether the dispute falls under 9.1 (Government Disputes) or 9.2 (Non-Government Disputes). If the Subcontractor continues to perform in accordance with this clause, the Contractor shall continue to make payments in accordance with this Agreement.

ARTICLE 10. -  CONTRACT INTERPRETATION

A.                                    Should inconsistencies or omissions appear in the Contract Documents, it shall be the duty of the Subcontractor to so notify the Contractor in writing within three (3) working days of the Subcontractor’s discovery thereof. Upon receipt of notice, the Contractor shall instruct the Subcontractor as to the measures to be taken and the Subcontractor shall comply with the Contractor’s instructions.

B.                                    Irrespective of the place of performance, this Subcontract will be construed and interpreted in accordance with the Federal Common Law of Government Contracts as enunciated and applied by Federal judicial bodies, boards of Contract appeals and quasi-judicial agencies of the Federal Government. To the extent that the Federal common law of government contracts is not dispositive, the laws of the State of Kentucky shall apply.

C.                                    The partial or complete invalidity of anyone or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provisions. The failure of either party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any right herein, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right as respects further performance.

D.                                    Should either party employ an attorney to institute suit or demand arbitration to enforce any of the provisions hereof, to protect its interest in any matter arising under this Agreement or to collect damages for the breach of the Agreement, or to recover on a surety bond given by a party under this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees, costs, charges, and expenses expended or incurred therein.

E.                                     This Agreement is solely for the benefit of the signatories hereto and represents the entire and integrated agreement between the parties hereto and supersedes all prior negotiations, representations, or agreements, either written or oral.

F.                                      The following Order of Precedence shall govern in the event of a conflict between the documents of this Subcontract, provided, however, that the subcontract shall not be interpreted as authorizing a violation of any Federal Statute or Executive Order.

1.                                                                                      Articles 1 through 13 of this Subcontract.

2.                                                                                      Attachments I through VII of this Subcontract.

3.                                                                                      Exhibit A, Contract Clauses Incorporated by Reference.

4.                                                                                      Exhibit B, Certifications and Representations.

ARTICLE 11. -  CLAUSES INCORPORATED BY REFERENCE

A.                                    The clauses of the Contract listed in Exhibits A and B hereto are hereby incorporated by reference, with the changes stated below made to reflect the fact that this Subcontract is between the Contractor and the Subcontractor, not the Government and the

Contractor. By signing this agreement, the Subcontractor certifies that it meets all of the certification requirements in Exhibit B.

B.                                    As used in the listed clauses, the term “Contract” shall mean this Subcontract, the terms “Contracting Officer” and “Government” shall mean the Contractor, the term “Contractor” shall mean the Subcontractor, and the term “COTR” shall mean Lusk Mechanical Contractors, Inc. Job Site Superintendent (“LJSS”), except the terms “Government” and “Contracting Officer” do not change: (1) in the phrases “Government Property,” “Government-Owned Property,” “Government Equipment,” “Government Furnished Equipment,” and “Government-Owned Equipment”; (2) when a right, act, authorization or obligation can be granted or performed only by the Government or the Contracting Officer or his duly authorized representative; (3) when access to proprietary information or other proprietary data is required; and (4) when title to property is to be transferred directly to the Government.

ARTICLE 12. -  OSHA REGULATION 1926.404(B)

All subcontractors must insure compliance with OSHA Regulation 1926.404(b). You must provide your own Ground Fault Circuit Interrupters or establish your Assured Equipment Grounding Conductor Program.

ARTICLE 13. -  SPECIAL PROVISIONS

A.                                    The Contract Documents and other special provisions, if any, are listed in Attachment I to this Agreement.

B.                                    Once the Subcontractor begins work, certified payroll reports are due weekly until the Subcontractor’s Work is complete. Reports must be submitted for all interim weeks regardless of whether work is performed during that week. The last payroll report for a job must be marked “final”. If the Subcontractor has multiple jobs, reports are required on each separate job.

C.                                    All badges issued to the Subcontractor’s employees for the purpose of obtaining access to the base will be returned to the Contractor, before final billing will be paid. If the Subcontractor’s employees are working on other jobs for the Contractor, badges will be returned at the completion of the last job.

D.                                    The Davis Bacon wage decision for this job is listed on Attachment I and included as Attachment II.

E.                                     The Subcontractor agrees to comply with the Equal Employment Opportunity Policy presented in Attachment III.

F.                                      The Subcontractor agrees to comply with the Drug Free Workplace Policy presented in Attachment IV.

G.                                    The Request for Taxpayer Identification Number shall be completed and is included as Attachment V.

H.                                   The Lusk Mechanical Contractors, Inc. Subcontractor Application for Payment and Lien Waiver must be turned in for payment and included as Attachment VI.

I.                                        The Statement and Acknowledgment Form, SF 1413, must be completed prior to beginning work on any project, and is included as Attachment VII.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

CONTRACTOR

WITNESS:	Lusk Mechanical Contractors, Inc.

Name:	Name:

Title:	Title:

SUBCONTRACTOR

WITNESS:	Lightspace Corporation

Name:	Name:

Title:	Title:

EXHIBIT A
CONTRACT CLAUSES

FAR 52.203-5	Covenant Against Contingent Fees (APR ] 984)
FAR 52.203-7	Anti-Kickback Procedures (JUL 1995) (mandatory clause for subcontracts exceeding $100,000)
FAR 52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (SEPT 1990)
FAR 52.203-12	Limitation on Payments to Influence Certain Federal Transactions (JAN ] 990)
FAR 52.209-6	Protecting the Government’s Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (JUL 1995)
FAR 52.2 14-26	Audit and Records - Sealed Bidding (OCT] 995) (mandatory clause for subcontracts that exceed $500,000)
FAR 52.215-2	Audit and Records - Negotiation (OCT] 995) (Mandatory clause for subcontracts that exceed the simplified acquisition threshold of $100,000)
FAR 52.215-22	Price Reduction for Defective Cost or Pricing Data (OCT 1995)
FAR 52.215-23	Price Reduction for Defective Cost or Pricing Data (OCT I995)
FAR 52.215-24	Subcontractor Cost or Pricing Data (OCT 1995) (For each Subcontract that exceeds $500,000, clause is mandatory)
FAR 52.215-25	Subcontractor Cost or Pricing Data - Modifications (OCT 1995) (For each Subcontract that exceeds $500,000, clause is mandatory)
FAR 52.215-33	Order of Precedence (JAN 1986)
FAR 52.215-39	Reversion or Adjustment of Plans for Post Retirement Benefits Other Than Pensions (PRB) (MAR 1996) (Mandatory Clause in Subcontracts where cost or pricing data is required)
FAR 52.217-8	Option to Extend Services (AUG 1989)
FAR 52.217-9	Option to Extend the Term of the Contract (MAR 1989) (Notification to Subcontractor 30 days before Contract expires).
FAR 52.219-8	Utilization of Small, Disadvantaged and Women-Owned Business Concerns (OCT 1995)
FAR 52.222-1	Notice to the Government of Labor Disputes (APR 1984)
FAR 52.222-3	Convict Labor (APR 1984)
FAR 52.222-4

Contract Work Hours and Safety Standards Act - Overtime Compensation (JULY 1995) (clauses (a) through (e) are mandatory for subcontracts in excess of$1 00,600 and must be inserted into lower tier subcontracts)

FAR 52.222-6	Davis-Bacon Act (FEB ]995)
FAR 52.222-7	Withholding of Funds (FEB 1988)
FAR 52-222-8	Payrolls and Basic Records (FEB 1988)
FAR 52.222-9	Apprentices and Trainees (FEB 1988)
FAR 52.222-10	Compliance with Copeland Act Requirements (FEB 1988)
FAR 52.222-11	Subcontracts (Labor Standards) (FEB 1988) (In paragraphs (b)(I) and (b)(2) “14 days” is changed to “10 days”)
FAR 52.222-12	Contract Termination - Debarment (FEB 1988)
FAR 52.222-13	Compliance with Davis-Bacon Act and Related Act Regulations (FEB 1988)
FAR 52.222-14	Disputes Concerning Labor Standards (FEB 1988)

FAR 52.222-26	Equal Opportunity (APR /984) (Subparagraph (b)(l) through (b)(I 1) mandatory for all Subcontract and Purchase Orders)
FAR 52.222-27	Affirmative Action Compliance Requirements for Construction (APR 1984)
FAR 52.222-28	Equal Opportunity Preaward Clearance of Subcontracts (APR 1984)
FAR 52.222-35	Affirmative Action for Special Disabled and Vietnam Era Veterans (APR 1984) (Mandatory clause for subcontracts or Purchase Orders $1 0,000 and above)
FAR 52.222-36	Affirmative Action for Handicapped Workers (APR 1984) (Mandatory clause for Subcontract or Purchase Order in excess of$2,500)
FAR 52.222-37	Employment Reports on Special Disabled Veterans and Veterans of the Vietnam Era (JAN 1988) (Mandatory clause for Subcontract or Purchase Order $10,000 and above)
FAR 52.223-2	Clean Air and Water (APR 1984)
FAR 52.223-6	Drug Free Workplace (JUL 1990) (In paragraph (b) “30 days” is changed to “20 days”) FAR 52.225-5, Buy American Act - Construction Materials (MAY 1992)
FAR 52.225-10	Duty-Free Entry CAPR J984)
FAR 52.225-11	Restrictions on Certain Foreign Purchases (MAY 1992) (mandatory clause for all subcontracts)
FAR 52.225-15	Buy American Act - Construction Materials Under Trade Agreements Act and North American Free Trade Agreement (JAN 1996) (mandatory clause for subcontract at any tier)
FAR 52.227-1	Authorization and Consent (JUL 1995) (Mandatory clause for subcontracts)
FAR 52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (AUG 1996) (Mandatory clause for subcontracts)
FAR 52.227-4	Patent Indemnity - Construction Contracts (APR 1984)
FAR 52.228-5	Insurance - Work on a Government Installation (SEPT 1989) (Mandatory clause for subcontracts)
FAR 52.229-3	Federal, State and Local Taxes (JAN 1991)
FAR 52.229-4	Federal, State and Local Taxes (Noncompetitive Contract) (JAN 1991)
FAR 52.229-5	Taxes - Contracts Performed in U.S. Possessions or Puerto Rico (APR 1984)
FAR 52.228-13	Alternative Payment Protections (JUN 1996)
FAR 52.228-15	Performance and Payment Bonds - Construction (SEP 1996)
FAR 52.232-5	Payments under Fixed-Price Construction Contracts (APR 1989)
FAR 52.232-10	Payments Under Fixed-Price Architect-Engineer Contracts (AUG 1987)
FAR 42.232-16	Progress Payments (JUL 1991)
FAR 42.232-17	Interest (JUN 1996)
FAR 42.232-20	Limitation of Cost (APR 1984)
FAR 42.232-22	Limitation of Funds (APR 1984)
FAR 52.232-23	Assignment of Claims (JAN 1986)
FAR 42.232-27	Prompt Payment for Construction Contracts (MAR 1994) (Mandatory clause for subcontracts)
FAR 42.233-1	Disputes (OCTI995)

FAR 52.233-3	Protest after Award (AVG 1989)
FAR 52.236-1	Performance of Work by the Contractor (APR 1984)
FAR 52.236-2	Differing Site Conditions (APR 1984)
FAR 52.236-3	Site Investigation and Conditions Affecting the work (APR 1984)
FAR 52.236-4	Physical Data (APR 1984)
FAR 52.236-5	Material and Workmanship (APR 1984)
FAR 52.236-7	Permits and Responsibilities (NOV 1991)
FAR 52.236-8	Other Contracts (APR 1984) (TEXT DEVIATION)
FAR 52.236-9	Protection of Existing Vegetation, Structures, Equipment, Utilities, and Improvements (APR 1984)
FAR 52.236-10	Operation and Storage Areas (APR 1984)
FAR 52.236-11	Use and Possession Prior to Completion (APR 1984)
FAR 52.236-12	Cleaning Up (APR 1984)
FAR 52.236-13	Accident Prevention (Alternate I) (NOV 1991)
FAR 52.236-14	Availability and Use of Utility Services (APR 1984)
FAR 52.236-15	Schedules for Construction Contracts (APR 1984)
FAR 52.236-17	Layout of Work (APR 1984)
FAR 52.236-21	Specifications and Drawings (APR 1984)
FAR 52.236-23	Responsibility of the Architect-Engineer Contractor (APR 1984)
FAR 52.236-24	Work Oversight in Architect-Engineer Contracts (APR 1984) (keep KO in)
FAR 52.236-25	Requirements for Registration of Designers (APR 1984)
FAR 52.236.27	Site Visit (Construction) (FEB 1995)
FAR 52.237-2	Protection of Government Buildings, Equipment, and Vegetation (APR 1984)
FAR 52.242-13	Bankruptcy (APR 1991) (Change “five days” to “three days”)
FAR 52.242-14	Suspension of Work (APR 1984) (In paragraph (c) change “20 days” to “15 days”)
FAR 52.243-1	Changes - Fixed-Price (Alternate HI) (APR (984)
FAR 52.243-4	Changes (AVG 1987) (In paragraph (d) change “20 days” to “15 days”)
FAR 52.244-1	Subcontracts (Fixed-Price) (FEB 1995)
FAR 52.244-2	Subcontracts (Cost - Reimbursement and Letter Contracts) (FEB 1997)
FAR 52.245-19	Government Property Furnished “As Is” (APR 1984)
FAR 52.246-12	Inspection of Construction (JUL 1986)
FAR 52.246-23	Limitation of Liability (FEB 1997)
FAR 52.246-21	Warranty of Construction (Alternate I) (APR 1984)
FAR 52.249-2	Termination for the Convenience of the Government (Fixed-Price) (APR 1984)
FAR 52.249-7	Termination (Fixed-Price Architect-Engineer) (APR 1984)
FAR 52.249-14	Excusable Delays (APR 1984)
FAR 52.249-8	Default (Fixed-Price Supply and Service) (APR 1984) FAR 52.249-10, Default (Fixed-Price Construction) (APR 1984) FAR 42.251-1, Government Supply Sources (APR 1984)
FAR 52.252-2	Clauses Incorporated by Reference (JUN 1988) FAR 52.252-6, Authorized Deviations in Clauses (APR 1984)
FAR 52.253-1	Computer Generated Forms (JAN 199 l)

EXHIBIT B

CERTIFICATIONS AND REPRESENT A TIONS

FAR 52.203-2	Certificate of Independent Price Determination (APR 1985)
FAR 52.203-11	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (AP R I 99 l) (Certification mandatory for subcontract awards at any tier)
FAR 52.209-5	Certification Regarding Debarment, Suspension, Proposed Debarment, and other Responsibility Matter (MAR 1996)
FAR 52.214-2	Type of Business Organization - Sealed Bidding (JUL I987)
FAR 52.215-6	Type of Business Organization (JUL 1987)
FAR 52.215-11	Authorized Negotiators (APR 1984)
FAR 52.216-2	Economic Price Adjustment - Standard Supplies (JAN 1997)
FAR 52.222-15	Certification of Eligibility (FEB 1988)
FAR 52.222-21	Certification of Nonsegregated Facilities (APR 1984) (Mandatory Certification for Subcontractor)
FAR 52.222-21	Certification of Nonsegregated Facilities (APR 1984)
FAR 52.222-22	Previous Contracts and Compliance Reports (APR 1984)
FAR 52.222-25	Affirmative Action Compliance (APR 1984)
FAR 52.223-1	Clean Air and Water Certification (APR 1984) (Mandatory for non-exempt Subcontractor) FAR 52.223-3, Hazardous Material Identification and Material Safety Data (JAN 1997)
FAR 52.225-1	Buy American Certificate (DEC 1989)
FAR 52.225-6	Balance of Payments Program Certificate (APR 1985)
FAR 52.225-8	Buy American Act - Trade Agreements, Balance of Payments Program Certificate CJAN 1994)
FAR 52.227-21	Technical Data Certification, Revision, and Withholding of Payment - Major Systems (JAN 1987)
FAR 52.230-1	Cost Accounting Standards Notices and Certification (APR 1996)

LIGHTSPACE CORPORATION
END USER AGREEMENT – NO.

This End User Agreement, including all Exhibits attached hereto, (collectively, “Agreement”) is made as of                      , 2004, (“Effective Date”) by and between LIGHTSPACE CORPORATION (“LIGHTSPACE”), a Delaware corporation with a place of business at 125 CambridgePark Drive, Cambridge, MA 02140, and a place of business corporation with principal a (“CUSTOMER”).

WHEREAS. CUSTOMER desires to purchase the LIGHTSPACE Product(s) and Services specified herein and LIGHTSPACE agrees to provide the Product(s) and Services 10 CUSTOMER subject to this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions in this Agreement, the parties hereby agree as follows:

1.                                      Definitions. Certain definitions used in this Agreement, and not otherwise defined herein. are as follows:

“Applicable Specifications” means the functional and operational characteristics of the Product(s) as described in the LIGHTSPACE’s then-current published Documentation.

“Authorized Computer” means the specific computer system or systems delivered by LIGHTSPACE for use by the CUSTOMER on which all Software shall be installed and operate.

“Catalog” means LIGHTSPACE’s Product catalog that is either published on LIGHTSPACE’s internet website or otherwise made available in written farm, as modified from time to time by LIGHTSPACE.

“Confidential Information” means any information disclosed by the Discloser which is or should be reasonably understood by the Recipient to be confidential or proprietary to the Discloser, including, but not limited to. the material terms of this Agreement. pre-release information relating to Product(s,) product designs, marketing plans, customer lists, prices, policies, practices, technical processes and formulas, source codes and other software. sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. Confidential Information does not include information (a) independently developed by employees of Recipient who have not had direct or indirect access to Discloser’s Confidential Information; (b) generally known to the public through no act or omission of Recipient; or; (c) obtained by a Recipient from any third party not owing any confidentiality obligation to the Discloser; provided that (i) no such exception shall apply except to the extent clearly demonstrated by the Recipient; and (ii) only the specific information that meets the exclusion shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

“Discloser” means the party disclosing Confidential Information or on whose behalf Confidential Information is disclosed and such of Discloser’s suppliers, contractors and customers as provide information in connection herewith.

“Documentation” means all installation instructions, operations guides, manuals, errata sheets, read files, and other materials provided by LIGHTS PACE to CUSTOMER in conjunction with the Product(s), in whale or in part, in printed or electronic form.

“Fees” means, collectively, the license fees for the Software, fees for Services and the purchase price of the Hardware, as applicable, as set forth in each Order.

“Hardware” means the Tile Platforms, Authorized Computers, and any other computer hardware and any other peripherals which attach thereto to be sold to CUSTOMER hereunder.

“Lightsofts” means the LIGHTSPACE application software described in the LIGHTSPACE Catalog.

“Losses” has the meaning set forth in Section 16.

“LPOS” means LIGHTSPACE’s Proprietary Operating System software installed on the Hardware.

“Maintenance Releases” means versions of the Software that consist of error corrections or patches made to the Software that accomplish performance, structural, or functional improvements and are offered generally or selectively to other subscribers for Software Maintenance, but excluding new Product(s) or Services (unless such new Product(s) or Services are offered by LIGHTSPACE as part of its Catalog and CUSTOMER has purchased a license permitting access to such new Product(s) or Services).

“Objectionable” means any information in any medium or format, including without limitation text, data, graphics, audio or video, content (or use of the content), or any action or behavior, that: (a) is libelous or defamatory, pornographic, sexually explicit, or unlawful or that encourages any of the foregoing; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar, profane, obscene, excessively violent. racially, ethnically or otherwise objectionable or offensive in any way or promotes bigotry, racism or harm against any group or individual; (c) constitutes a breach of any person’s privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement or misappropriation of any third party’s intellectual property rights of any kind, including without limitation, copyright. patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) promotes software or services that deliver unsolicited email, including without limitation, bulk e-mail, surveys. contests, “junk mail,” “spam,” or chain letters; (e) disrupts or interferes with the security of, or otherwise abuses, the Product(s). LIGHTSPACE’s network or internet web sites, or any services, system resources, accounts, servers or networks connected to same or any affiliated or linked programs or services; (I) is subject to any restriction upon transmission under any law or under contractual or fiduciary relationships (such as inside information, proprietary and confidential information learned or disclosed as part of an employment relationship or under a nondisclosure agreement); or (g) violates or encourages others to violate any applicable law.

“Order” means LIGHTSPACE’s form of written purchase order to be submitted by CUSTOMER to LIGHTSPACE and to be executed by the parties, that lists the Product(s) and Services that CUSTOMER desires to obtain from LIGHTSPACE.

“Participant” shall mean a CUSTOMER employee, contractor or customer to whom CUSTOMER permits access to the Subscribed Lightsofts upon the terms and conditions set forth herein.

“Product(s)” shall mean the Hardware and Software and all related Documentation received by CUSTOMER from LIGHTSPACE.

“Recipient” means the party receiving Confidential Information hereunder.

“Services” shall mean any Installation Services. Support Services (as defined in Exhibit 6 hereto), custom development services or other consulting services provided by LIGHTSPACE pursuant to LIGHTSPACE’s form of Master Consulting Agreement with such changes as may be agreed upon by the parties (“MCA”).

“Site” means any physical address location or installation venue, whether permanent, temporary or portable, where the Product(s) am duly authorized by LIGHTSPACE to CUSTOMER for use or rental.

“Software” means the following software that operates on the Hardware: (i) the LPOS, the Subscribed Lightsofts which operate on the LPOS, and any other software licensed to CUSTOMER pursuant to an accepted Order that is proprietary to LIGHTSPACE; (ii) any Third Party Software offered by LIGHTSPACE; and (iii) any Maintenance Releases to the software described In clauses (i) and (ii).

“Subscribed Lightsofts” means the Lightsofts to which CUSTOMER has obtained a license hereunder.

“Term” has the meaning set forth in Section 13.

“Third Party Software” means software that is proprietary to a third party that is licensed to CUSTOMER by LIGHTSPACE.

“Tile Platforms” means the interactive electronic tile platforms or the peripheral (non-interactive) tile platforms and the connecting components for such tile platforms to be sold to CUSTOMER hereunder.

“Use Period” means the period during the Term during which CUSTOMER will have access to and the right to use a particular Subscribed Lightsoft, as such period is specified in the Catalog as of the date of the commencement such license, or as may otherwise be agreed upon by the parties in writing.

2.                                      Purchase Orders. CUSTOMER shall submit an Order to LIGHTSPACE for each purchase or license of Product(s) and Services. Each Order shall specify:

2

(i) name and LIGHTSPACE product code number of each Product and Services ordered, (ii) quantity of each Product ordered, (iii) Fees for each Product or Service, (iv) requested delivery date. if applicable. and (v) shipping instructions and shall reference that It is a Order issued under the terms of this Agreement. All Orders are subject to LIGHTSPACE’s written acceptance. LIGHTS PACE agrees to use commercially reasonable efforts to notify CUSTOMER within five (5) days of receipt of an Order if the Order has not been accepted by LIGHTSPACE. In the event of a conflict between the terms of this Agreement and those appearing in such Order, the terms and conditions of this Agreement shall prevail. Once an Order has been accepted in writing by LIGHTSPACE, CUSTOMER may not amend or cancel any Order without the prior written consent of LIGHTSPACE, Any attempted amendment or cancellation shall result in CUSTOMER’s forfeiture of the Fees paid by CUSTOMER at the time the Order was accepted by LIGHTSPACE.

3.                                      Grant of Software License. (a)  Software. Subject to the terms and conditions of this Agreement and the payment of all applicable Fees, and Section 3(b) with respect to access to and use of Lightsofts, LIGHTSPACE hereby grants to CUSTOMER a non-exclusive, nontransferable license, without the right to sublicense, to (i) use the Software in object code form for its internal purposes solely on the number of Authorized Computer(s) and Tile Platform(s) specified in an accepted Order (and with respect to Subscribed Lightsofts, solely during the applicable Use Period for each Lightsoft); and (ii) permit Participants to use the Software on the number of Authorized Computer(s) and Tile Platform(s) specified in an accepted Order.

(b)                                 Lightsofts. During the Term, LIGHTSPACE will provide or make available to CUSTOMER the right to subscribe to the Lightsofts at the subscription level (“Subscription Level”) set forth in the applicable Order. Subscribed Lightsofts will be licensed to Customer pursuant to Section 3(a) above. CUSTOMER is under no obligation, at any time during the Term to subscribe to any Lightsofts. LIGHTSPACE reserves the right to modify the Catalog and/or its Fees from time to time to reflect its then current offerings of Lightsofts. At any time during the Term and upon payment of the then-current applicable Fee, CUSTOMER may upgrade CUSTOMER’s Subscription Level. The Fees are not refundable, and CUSTOMER will not receive any rebate or refund for downgrading CUSTOMER’s Subscription Level or terminating this Agreement at any time during the Term.

(c)                                  Ownership. All rights not expressly granted hereunder are reserved 10 LIGHTSPACE. LIGHTSPACE retains all rights, title and interest in (i) the Software and Documentation, and (ii) all data generated by CUSTOMER’s and its Participants’ use of the Subscribed Lightsofts, including without limitation any and all patents, patent applications, copyrights, trade secrets, trademarks and other intellectual property rights, and CUSTOMER shall not take any action inconsistent with such title and ownership. CUSTOMER acknowledges and agrees that this Agreement grants to CUSTOMER no title or right of ownership in the Software, notwithstanding the use herein of the words “sale,” “sell,” “sold,” “purchase” and the like.

4.                                      Hardware. Title to all Hardware shall pass to CUSTOMER when the Fees for such Hardware have been paid in full. If any Hardware on which the Software has been installed becomes subject to the security interest of a third party, the agreement under which such Hardware is secured must include provisions providing that the secured party (and its assigns) shall have no rights with respect to possession or use of the Software as installed on such Hardware and shall be obligated to remove (or permit CUSTOMER to remove) the Software upon any repossession of the Hardware. CUSTOMER acknowledges and agrees that: (i) the Hardware provided by LIGHTSPACE may contain video and photographic recording devices, (ii) LIGHTS PACE shall be permitted to use such devices to transmit and record video and photographic images of CUSTOMER’s Site, the Subscribed Lightsofts and/or the Hardware, for diagnostic, product improvement and other such internal purposes.

5.                                      Restrictions on Use. (a)  CUSTOMER may move the Product(s) and Documentation freely from one Site to another Site so long as the CUSTOMER: (i) does not exceed the licensed number of Authorized Computers and Tile Platforms; and (ii) does not move or attempt to move the Product(s} outside the United States. CUSTOMER agrees that it will not use or permit the Product(s) to be used in any manner, whether directly or indirectly, that would enable CUSTOMER’s employees, contractors or agents or any third party to use the Software on any computer system other than on the number of licensed Authorized Computer(s) and Tile Platform(s). LIGHTSPACE reserves the right, upon reasonable notice, to audit CUSTOMER’s compliance with the provisions herein related to use

3

of Product(s) at the Site(s). CUSTOMER shall, at its cost and expense, take actions to comply with such audit.

(b)                                 CUSTOMER shall not (i) copy, rent. lease, sublicense, time share, distribute. reproduce, use or allow access to the Product(s) except as explicitly permitted under this Agreement; (ii) modify, adapt. translate, prepare derivative works from, reverse engineer, decompile or otherwise attempt to derive source code from the Product(s) or any internal data files generated by the Product(s), except to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation; or (iii) remove, obscure, or alter LIGHTSPACE’s copyright notices, trademarks, or other proprietary rights notices affixed to or contained within the Product(s). CUSTOMER shall be allowed to duplicate Documentation for CUSTOMER’s internal use only. The source code for the Software and other trade secrets embodied therein are not disclosed to CUSTOMER.

(c)                                  CUSTOMER and its Participants shall not use and shall not permit a third party to use the Product(s) in an Objectionable manner. CUSTOMER acknowledges and agrees that: (i) Participants may separately register with LIGHTSPACE for use of or access to certain LIGHTSPACE software and materials, which software and materials may function in conjunction with the Product(s) installed at the Site; and (ii) LIGHTSPACE does not pre-screen Participants’ use of LIGHTSPACE software and materials or Participants’ development of software and materials that may function in conjunction with the Product(s} installed at the Site, nor shall LIGHTSPACE assume any responsibility for any Objectionable material therein. Customer will be liable for any breach of this Agreement by a Participant.

(d)                                 CUSTOMER is only being granted the rights to use the Product(s) at the Sites and shall not export or re-export, directly or indirectly (including via remote access) Product(s) or other information or materials provided by LIGHTSPACE hereunder, to any country for which the Uni1ed States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. CUSTOMER shall defend and indemnify LIGHTSPACE from and against any Losses arising out of any claim that Product(s) or other information or materials provided by LIGHTS PACE hereunder were exported or otherwise accessed, shipped or transported in violation of applicable laws and regulations. CUSTOMER agrees that it will comply with all applicable federal, state, and local laws and regulations governing the use of the Product(s).

6.                                      Services. (a) Installation Services. CUSTOMER may, pursuant to an Order, request that LIGHTSPACE perform installation services with respect to the Product(s) (“Installation Services”). Such Installation Services shall be performed at LIGHTSPACE’s then current rates as set forth in the applicable Order. Upon receipt of such Order requesting Installation Services, LIGHTSPACE shall make arrangements with CUSTOMER to install the Product(s) at the agreed upon Sites. LIGHTSPACE shall not perform any customization of the Product(s) in connection with the Installation Services, unless such customization is accomplished pursuant to Section 6(c) hereof.

(b)                                 Maintenance and Support. LIGHTSPACE’s current support policy for the Software (as amended from time to time by LIGHTSPACE, the “Support Policy”) is set forth in Exhibit 6 hereto. CUSTOMER may elect to obtain Support Services (as defined in the Support Policy) for the Software at LIGHTSPACE’s current price and may, pursuant to the Support Policy, elect to renew support at such prices and upon such terms and conditions as LIGHTSPACE may publish from time to time. If CUSTOMER elects to obtain Support Services, the terms of this Agreement. supplemented by the Support Policy terms, shall govern the support arrangements. Any Maintenance Releases of the Software delivered by way of support services shall be treated for all purposes under this Agreement as Software and all intellectual property rights therein shall be retained by LIGHTSPACE.

(c)                                  Customization and Consulting Services. During the Term, LIGHTSPACE may, upon request. provide or make available to CUSTOMER customization and consulting services as shall be mutually agreed upon by the parties. CUSTOMER is under no obligation, at any time during the Term to obtain such customization and consulting services. Any requested LIGHTSPACE customization or consulting service shall be provided pursuant to the terms of the MCA.

7.                                      Shipments. Product(s) will be shipped F.O.B. LIGHTSPACE’s principal place of business at 125 CambridgePark Drive, Cambridge, MA 02140. CUSTOMER is responsible for the cost of all shipping, handling, insurance and any fees, taxes and duties. All risk of loss with respect to the Product(s) shall pass to CUSTOMER when such Product(s) are delivered to the carrier for shipment to CUSTOMER. Unless previously agreed to by LIGHTSPACE,

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Product(s) shall be shipped in LIGHTSPACE’s standard packaging.

8.                                      Delivery and Acceptance. (a) Delivery schedules for the Product(s) are subject to LIGHTSPACE’s then-current lead times and Product(s) availability. LIGHTSPACE will make reasonable efforts to meet delivery dates quoted or acknowledged, but shall in no event be liable for failure to meet any such daters). LIGHTSPACE shall have the right to deliver Product(s) prior to any agreed upon delivery date. LIGHTSPACE reserves the right to make deliveries in installments and any Order or invoice shall be severable as to any such installments. Delay in delivery or default of any installment shall not relieve CUSTOMER of its obligation to accept and pay for remaining installments. CUSTOMER shall carefully inspect all deliveries of Product(s) as they are received by CUSTOMER and report to LIGHTS PACE promptly, but in any event within seven (7) calendar days after receipt of shipment (“Inspection Period”), any alleged error, shortage. defect or nonconformity of such Product(s). CUSTOMER’s acceptance of each purchase or license of Product(s) (in each case, an “Acceptance”) shall occur as follows:

(i)                                     If CUSTOMER shall not have purchased LIGHTSPACE’s Installation Services, then CUSTOMER shall be deemed to have Accepted Product(s) upon the expiration of the Inspection Period, if CUSTOMER shall not have notified LIGHTSPACE of any non-conformity in the Product(s) prior to the expiration of such period.

(ii)                                  If CUSTOMER shall have purchased LIGHTSPACE’s Installation Services, then upon the installation of the Product(s) by LIGHTSPACE, CUSTOMER shall demonstrate such Acceptance of the Product(s) by immediately signing and delivering to LIGHTSPACE, LIGHTSPACE’s form of Customer Acceptance Form, as provided by LIGHTSPACE to Customer.

Notwithstanding the foregoing, any production use by CUSTOMER of the Product(s) shall be deemed to be CUSTOMER’s Acceptance of the Product(s) for purposes of this Section. The foregoing shall be CUSTOMER’s sole and exclusive means of Acceptance of the Product(s).

9.                                      Payment Terms. (a) CUSTOMER shall pay to LIGHTSPACE the applicable Fees in the amounts and on the dates set forth in each Order. CUSTOMER shall pay for each Order as follows: (/) (or Product(s). Customer shall pay 50% o( the applicable Fees set forth in the Order at the time the Order is placed, and the remaining 50% upon the Acceptance of Product(s) by CUSTOMER in accordance with Section 8 above: (ii) for Maintenance and Support Services, Customer shall pay the applicable Fees in accordance with Exhibit 8 and, (iii) for consulting services in accordance with the MCA. In the event of an adverse change in CUSTOMER’s creditworthiness, as determined by UGHTSPACE in its good faith judgment, LIGHTSPACE may require alternative payment terms for Product(s) or withhold or suspend the shipment of Product(s). Payment shall be In U.S. dollars. All payments shall be due and payable upon receipt by CUSTOMER of LIGHTSPACE’s invoice.

(b)                                 CUSTOMER grants to LIGHTSPACE a security interest in all Product(s) in the amount of the Fees payable, plus all other amounts due hereunder and all costs of collection incurred by LIGHTSPACE (including but not limited to court costs and reasonable attorneys’ fees), and any proceeds therefrom, and agrees that LIGHTSPACE retains, in addition to any other rights of LIGHTSPACE, a right of repossession in such Product(s) until such time as CUSTOMER has paid for such Product(s) in full, or a right to require CUSTOMER to effect (at CUSTOMER’s expense) return delivery of such Product(s) to LIGHTSPACE. CUSTOMER agrees to cooperate and execute all financing statements and other documents as may be necessary for LIGHTSPACE to perfect a security interest In the Product(s), and hereby authorizes a designated representative of LIGHTSPACE to file any financing statement without the signature of the CUSTOMER, to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement, in connection with the perfection of such security interest. Overdue amounts shall bear interest in an amount equal to one and one-half percent (1.5%) of the unpaid balance per month (or portion thereof), or if less, at the highest interest rate permitted by applicable law, calculated monthly from the date payment was due until the date payment is made. CUSTOMER shall not withhold or set off from any amounts due to LIGHTSPACE, any amounts claimed to be owed by LIGHTSPACE to CUSTOMER for any reason whatsoever.

(c)                                  Fees included in accepted Orders are exclusive of all shipping charges and all federal, state, municipal and all other governmental excise, sales, use, and similar taxes, duties, or tariffs. CUSTOMER agrees to pay all such shipping charges. taxes, duties, and tariffs. CUSTOMER must provide LIGHTSPACE with written certification for any

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claim of tax or other exemption prior to shipment of Product(s) or the performance of Services. If LIGHTSPACE is required to pay additional taxes, duties, and tariffs CUSTOMER shall immediately reimburse and hold LIGHTS PACE harmless for all such taxes.

10.                               Limited Warranty. (a)  Unless otherwise specified in the Order, for a period of ninety (90) days from the date of Acceptance (“Warranty Period”), LIGHTSPACE warrants that the unaltered Product(s) will substantially conform to the Applicable Specifications. During the Warranty Period, nonconforming Product(s) may be returned by CUSTOMER if CUSTOMER; (i) obtains a RMA from LIGHTSPACE in accordance with Section 11; (ii) returns nonconforming Product(s) by a method of shipment approved by UGHTSPACE; and (iii) Product(s) are received by LIGHTSPACE in good condition, without their markings altered, defaced, or removed. and accompanied with a written description of the defect(s). The foregoing warranty does not apply to (A) any Product(s) (A) that have been subject to, misuse, neglect, accident or which are not capable of being tested by LIGHTSPACE under its normal test conditions, or (B) any alterations, modifications, combinations or enhancements of the Product(s) not created by LIGHTS PACE. LIGHTS PACE shall have no liability for any warranty claim based upon the combination, operation, or use of the Product(s). with equipment, data. or software not furnished by LIGHTSPACE. LIGHTSPACE does not warrant that the Product(s) are error free, will operate without interruption or are compatible with all equipment and/or software configurations. CUSTOMER acknowledges that use of the Product(s) may result in unexpected results, loss of data or other unpredictable damage or loss to CUSTOMER. LIGHTSPACE’s sole and exclusive liability and CUSTOMER’s sole and exclusive remedy for any breach of the foregoing warranty shall be, at LIGHTSPACE’s option, to repair, replace, or refund the Fees paid by CUSTOMER for the defective Product(s).

(b)                                 EXCEPT AS PROVIDED IN THIS SECTION, LIGHTSPACE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT(S), INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, NON INTERFERENCE WITH ENJOYMENT AND ALL OTHER WARRANTIES ARISING OUT OF OR IN CONNECTION WITH THE SALE, LICENSE, AND/OR PURCHASE OF THE PRODUCT(S), OR THE USE, REPAIR OR PERFORMANCE THEREOF, OR ANY COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER ANY AGREEMENT BETWEEN CUSTOMER AND LIGHTSPACE.

11.                               Return Policy. CUSTOMER must obtain a Retum Material AUlhorization (“RMA”) prior to returning any Product(s) to LIGHTSPACE for any reason. Product(s) returned to LIGHTS PACE without an RMA will not be accepted and will be returned to CUSTOMER al CUSTOMER’s sole risk and expense. CUSTOMER shall be responsible for the cost of all shipping, handling. and insurance for all Product(s) returned to LIGHTSPACE. CUSTOMER may return defective Hardware to LIGHTSPACE only during the Warranty Period; thereafter LIGHTSPACE will use commercially reasonable efforts to repair Hardware at LIGHTSPACE’s then-current hourly rates.

12.                               Discontinuance of Product(s). LIGHTSPACE reserves the right to discontinue Dr withdraw any Product(s) from its Catalog at any time, LIGHTSPACE will use commercially reasonable efforts to provide CUSTOMER with three (3) months prior written notice of any such discontinuance or withdrawal of Product(s) from its Catalog. CUSTOMER shall have the right to make a last-time purchase of such discontinued or withdrawn Product(s), provided CUSTOMER accepts delivery of all such Product(s) within three (3) months from the date of LIGHTSPACE’s notice of discontinuance or withdrawal. With respect to Subscribed Lightsofts that are discontinued, upon written request by CUSTOMER, CUSTOMER may be offered the right to obtain a perpetual license for such discontinued Lightsoft on terms to be mutually agreed upon in writing by both LIGHTSPACE and CUSTOMER.

13.                               Term and Termination. (a) The term of this Agreement shall commence as of the Effective Date and shall remain in force until terminated by either party in accordance with this Section (“Term”).

(b)                                 Either party may terminate this Agreement on not less than thirty (30) days prior written notice if the other party (i) is in material breach of any provision of this Agreement and the party in breach does not cure said breach within such thirty (30) day period, (ii) files a petition in bankruptcy, Dr has such petition filed against it (which petition is not discharged within thirty (30) days after such filing). (iii) makes an assignment for the benefit of creditors, or if a receiver, trustee. custodian or similar agent is appointed or takes possession of its assets, or

6

(iv) generally ceases business in the ordinary course. LIGHTSPACE shall have the right to terminate any outstanding Order issued under this Agreement and to refuse any new Order if CUSTOMER commits any breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice by LIGHTSPACE of such breach. Continued shipment by LIGHTSPACE following CUSTOMER’s default shall not constitute any waiver by LIGHTSPACE of its rights and remedies under this Agreement nor shall it relieve the CUSTOMER of any its obligations herein. LIGHTSPACE’s termination of this Agreement and/or repossession of the Product(s} shall be without prejudice to any other remedies that LIGHTSPACE may have at law or in equity.

(c)                                  Upon the expiration or termination of this Agreement for any reason, the license and all other rights granted hereunder to CUSTOMER shall immediately cease, and CUSTOMER shall immediately: (i) return the applicable Software to LIGHTSPACE together with all Documentation; (ii) purge all copies of the Software from any other computer storage medium or device on which CUSTOMER has placed or permitted others to place the Software; (iii) destroy LIGHTS PACE Confidential Information in CUSTOMER’s custody, possession Dr control and certify in writing to LIGHTSPACE within two (2) weeks that it has complied with this Section; and pay to LIGHTSPACE all outstanding obligations under the Agreement or Order. Notwithstanding the foregoing, Sections 1, 3(c), 4, 5,9, 10, 11 and 13-30 shall survive expiration or termination of this Agreement.

14.                               Confidential Information. (a) Each party acknowledges that Confidential Information of the other party may be disclosed during the course of this Agreement. Each Recipient agrees that it will (i) not disclose the Discloser’s Confidential Information to anyone except to perform the Recipient’s obligations hereunder; (ii) take steps that are substantially equivalent to the steps it takes to protect its own proprietary information (and in any event no less than reasonable steps), during the Term and following expiration or termination of this Agreement, to prevent the duplication or disclosure of Discloser’s Confidential Information, other than to its employees or agents who must have access to such Confidential Information to perform such party’s obligations hereunder, who each agree to comply with this provision; and (iii) use the Confidential Information only for the purposes specifically permitted hereunder or if not stated herein, solely to perform the Recipient’s Obligations hereunder. Each Recipient shall bear the responsibility for breaches of this Section by any of its employees, contractors Dr agents Irrespective of whether the breach occurs during or after the period of the employment, agency or contractor relationship. LIGHTS PACE shall have the right to refer to CUSTOMER as its customer, and may use CUSTOMER as a reference account without any Obligation of confidentiality.

(b)                                 Either party may disclose Confidential Information required to be disclosed by law; provided that it shall (i) notify the Discloser hereunder promptly upon learning about any Court Order or other legal requirement that purports to compel disclosure of any Confidential Information; and (ii) cooperate with the Discloser (at Discloser’s expense) in the exercise of the Discloser’s right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not constitute publication Dr otherwise alter the character of that information as Confidential Information as between the parties hereunder.

(c)                                  The parties agree that any breach Dr threatened breach of this Section by a Recipient would cause not only financial harm, but irreparable harm to the Discloser; and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this Section by a Recipient, the Discloser shall, in addition to any other rights and remedies it may have, be entitled (without the necessity of posting any bond or surety) to an injunc1ion restraining the Recipient from disclosing or using, in whole or in part, any Confidential Information

15.                               Limitation of Liability. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16. MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, NEITHER PARTY SHALL BE LIABLE FOR LOSS OF PROFITS OR SAVINGS OR LOSS OF BUSINESS, INCLUDING BUT NOT LIMITED TO SPECIAL OR CONSEQUENTIAL DAMAGES, WHICH MAYBE CAUSED BY, DIRECTLY OR INDIRECTLY, THE INADEQUACY OF THE PRODUCT(S) FOR ANY PURPOSE OR USE THEREOF OR BY ANY DEFECT OR DEFICIENCY THEREIN, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR WITH

7

RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTS PACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, EACH PARTY’S LIABILITY FOR DAMAGES, IF ANY, SHALL NOT EXCEED THE AMOUNTS PAID TO LIGHTS PACE BY CUSTOMER FOR THE PRODUCT(S) UNDER THIS AGREEMENT, NO ACTION, REGARDLESS OF FORM, ARISING OUT OF ANY TRANSACTION UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE YEAR AFTER THE INJURED PARTY HAS KNOWLEDGE OF THE OCCURRENCE WHICH GIVES RISE TO THE CAUSE OF SUCH ACTION.

16.                               Indemnity. (a) By LIGHTSPACE. LIGHTSPACE will defend, indemnify and hold harmless CUSTOMER, its subsidiaries, parent corporations. affiliates, officers. directors, independent contractors, partners, shareholders, employees. agents, successors and assigns from and against a claim, suit. demand, loss, damage. expense (including reasonable attorney’s fees) or liability asserted by a third party (collectively, “Losses”) arising from or related to any third party claim that the Product(s) infringes a valid United States patent, trademark or copyright. LIGHTS PACE shall have no liability or obligation to CUSTOMER under this Section 16(a) with respect to any claim in the event and to the extent based upon: (i) use of the Product in an application or environment or on a platform or with devices for which the Product was not designed or contemplated (it being expressly agreed that the Software is intended to operate on the Hardware). (ii) modifications, alterations, combinations or enhancements of 1he Product not created by LIGHTSPACE, (iii) any patent, trademark or copyright in which CUSTOMER or any affiliate has an interest, or (iv) failure of CUSTOMER to Install any corrections or Maintenance Releases of the Product made available by LIGHTSPACE. CUSTOMER shall indemnify and hold LIGHTS PACE harmless from all costs, damages and expenses (including reasonable attorneys’ fees) arising from any claim enumerated in clauses (i) through (iv) above. In addition, LIGHTSPACE, at LIGHTSPACE’s option and expense, may (i) procure for CUSTOMER the right to con1inue using such Product, (ii) replace or modify the Product so it becomes noninfringing, or (iii) if options (i)-(ii) are not available, terminate CUSTOMER’s license to the allegedly infringing Product and pay to CUSTOMER an amount not to exceed the value of the Product for which CUSTOMER has paid a fee, depreciated on a straight line basis over a three (3) year period.

(b)                                 By CUSTOMER. CUSTOMER shall defend, indemnify and hold LIGHTSPACE, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns harmless against any Losses to the arising from (1) CUSTOMER’s or its Participants’: (i) use of the Product(s), including without limitation the posting or display of any Objectionable material in connection with the Product(s); (ii) negligence or intentional misconduct; or, (iii) failure to comply with applicable laws; and (2) damage to or destruction of property of other persons or the death or injury of third persons, including but not limited to employees or invitees of LIGHTSPACE or CUSTOMER which damage, destruction, death or injury results from or is caused by any act or omission of CUSTOMER, its employees. servants, agents, or representatives.

(c)                                  Procedure. To receive the benefit of indemnification under Sections 16(a) or 16(b),. the party seeking indemnification must promptly notify the indemnifying party in writing of a claim or suit and provide reasonable cooperation (at the indemnifying party’s expense) and tender to the indemnifying party (and its insurer) full authority to defend or settle the claim or suit. Neither party has any obligation to indemnify the other party in connection with any settlement made without the indemnifying party’s written consent. The indemnitee has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

17.                               Notices: All notices relating to this Agreement shall be in writing and delivered by courier or by hand or sent to the other party by first class certified prepaid mail or by common carrier with the ability to track and confirm delivery and shall be sent to the following addresses:

To LIGHTSPACE:

Lightspace Corporation

125 CambridgePark Drive

Cambridge, MA 02140

Attn                        CEO

To CUSTOMER:

Attn:

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Notices shall be deemed to have been duly given (i) upon personal delivery, (ii) upon deposit in the mail if mailed by certified mail, return receipt requested. postage prepaid, (iii) upon deposit with a recognized courier with next-day delivery instructions, or (iv) upon confirmation of transmission, if sent by confirmed fax, to the address or fax number set forth below or such other address or fax number as either party may specify by notice sent in accordance with this Section 17.

18.                               Force Majeure. Except for CUSTOMER’s payment obligations to LIGHTSPACE, neither party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control including, but not limited to, accidents, labor disputes, military conflicts, acts of government, acts of terrorism, insurrections, riots, explosions, lightning, earthquakes. fires, storms and floods. No default shall be caused by and LIGHTSPACE shall not be responsible to CUSTOMER for any loss, damages, or penalty resulting from any delay or failure to perform the obligations of LIGHTSPACE herein that are due to any cause beyond LIGHTSPACE’s control. Anticipated delivery dates by LIGHTSPACE shall be deemed extended for a period of time equal to the time lost due to any such delay excusable under this Section.

19.                               Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to choice of law principles. If any term or provision of this Agreement or the application of any such provision of this Agreement shall be held by a tribunal of competent jurisdiction to be contrary to law, invalid or unenforceable, the remaining provisions of this Agreement shall remain in fun force and effect. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

20.                               Resolution of Disputes; Waiver of Jury Trial; Exclusive Remedies. In the event of any claim or dispute between the parties hereto with respect to the interpretation or application of this Agreement that cannot be reasonably resolved by a meeting of the principal representative of the parties, such dispute shall be settled by arbitration before three arbitrators (selected from a panel of persons having experience with and knowledge of the subject matter of this Agreement, at least one of whom shall be an attorney) in Boston, Massachusetts and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the parties in such proceeding. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof, The parties hereby consent to: (i) the jurisdiction of the federal or state courts sitting or located in Boston, Massachusetts for any action: (a) to compel arbitration, (b) to enforce the award of the arbitrators, (c) prior to the appointment and confirmation of the arbitrators, for temporary, interim or provisional equitable remedies; or (d) arising from or related to a breach of confidentiality or misuse of LIGHTSPACE intellectual property; and (ii) service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. EACH PARTY AND HEREBY VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

21.                               Injunctive Relief. CUSTOMER agrees that any breach of this Agreement will cause LIGHTSPACE irreparable harm and that the damage will be difficult to determine and that money damages alone will not be an adequate remedy. Therefore, LIGHTSPACE shall have the right to seek injunctive relief against any breach or threatened breach of this Agreement.

22.                               U.S. Government Restricted Rights. If the Product(s) are acquired by or on behalf of a unit or agency of the United States Government (the “Government”), the Government agrees that such Product(s) include “commercial computer software” and “commercial computer software documentation”, and that absent a written agreement to the contrary, the Government’s rights with respect to such Product(s) are, in the case of civilian agency use, RESTRICTED RIGHTS, as defined in FAR §52.227-19, and if for the Department of Defense use, limited by the terms of this Agreement, pursuant to DFARS §227.7202-1 through §227.7202-4 as applicable. The use of the Product(s) by the Government constitutes acknowledgment of LIGHTSPACE’s proprietary rights in the Product(s). Contractor/manufacturer is LIGHTSPACE. LIGHTSPACE’s address is set forth at the end of this Agreement.

23.                               Modification, Amendment, Supplement or Waiver. No modification, amendment, supplement or waiver of this Agreement, or any to its provisions,

9

shall be binding upon the parties hereto unless made in writing and duly signed by both parties. Any waiver of a provision of this Agreement. or of a breach or default under this Agreement. shall apply only in the specific instance and purpose given, and shall not constitute a waiver of any other default. Any failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

24.                               Entire Agreement. This Agreement, including all attachments, schedules and exhibits hereto, constitutes the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. and there are no warranties, representations and/or agreements among the parties in conjunction with the subject matter hereof except as specifically set forth or referred to herein. All attachments, schedules and exhibits hereto are expressly incorporated by reference, and subject to. this Agreement, and in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any such exhibit, schedule or attachment, or any Order or other invoice or any written acceptance thereof. then the terms and provisions this Agreement shall govern.

25.                               Assignment; Successors. The rights and licenses granted CUSTOMER hereunder are restricted solely and exclusively to CUSTOMER. CUSTOMER shall not assign, transfer or sublicense this Agreement or any of its rights or delegate the performance of any of CUSTOMER’s obligations under this Agreement without the prior written consent of LIGHTSPACE. Any such assignment, transfer, sublicense or delegation without LIGHTSPACE’s prior written consent shall be void. All the terms and conditions of this Agreement are binding upon and inure to the benefit of the parties hereto, and their successors and assigns and legal representatives.

26.                               Relationship of Parties. Both parties will, in all matters relating to this Agreement, act as independent entities. Neither party will take any action that assumes or creates, or represent that it has any authority to assume or create, any obligation, order, agreement, contract, or other binding commitment. express or implied, on behalf of the other party. or represent the other as agent, representative. employee, or in any other capacity.

27.                               Attorneys’ Fees. In any action, suit or proceedings brought hereunder, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with the action, suit or proceeding, in any addition to any other relief to which such party may be entitled.

28.                               Miscellaneous. Nothing in this Agreement, express or implied, shall, is intended to, or shall be construed to. confer upon or to give any person, firm or corporation, except the parties hereto, any rights or remedies under or by reason of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement may be executed in multiple counterparts, ~ach of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT, INCLUSIVE OF ALL EXHIBITS, TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

LIGHTSPACE CORPORATION

Signature:

Name:

Title:

CUSTOMER

Signature:	/s/ Robert Curdif

Name:	Robert Curdiff

Title:	EST/P.M.

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Lightspace System Quotation

Lightspace Corporation	Customer: Oliver Friedman
125 Cambridge Park Drive, Cambridge. MA 02140	Company: Global Entertainment
Main phone: (617) 868.1700, Fax: (617) 868-1799	Location: Montreal, Canada

Lightspace System Description:

Overall Dimensions: 21.4’ x 21.4’ (Includes a 2 tile Peripheral Tile border and 8” ramp around the entire surface)

Hardware and Software	Qty
Interactive Tile R3.3 (16” x 16”)	126
Peripheral Tile Rf,2 (16” x 16”)	108
Club Scene Control Station w/ LMS and Network	1
LS Control Station R 20 w/ Monitor and Accessories
Lightspace Management System (lMS) VI.3
LS Communications Center
Club Scene Software Package	1
Base Lightsoft Package V1.0 (Incl. 100 Lightsofts)
Lightsoft Creator V1.3
Installation Package	1
400 Amp Power Supply & Accessories
Vinyl Floor Covering and Border Ramps
Installation Kit
System Installation & Training	1
Site Survey and Installation
3 Day Onsite System Operation and Training
Service Agreement (2 years)	1
24.7 Telephone and Email Support
Real time Troubleshooting Support
SUB TOTAL		$167,106
DISCOUNT		$45,106
TOTAL		$122,000

* Notes:

1.              Additional Vinyl Covering and Custom Overlays are available for purchase.

2.              Custom software and application development is available at $250 per hour (8 hour minimum).

3.              Based upon the findings of a Site Survey, additional installation charges may apply.

4.              This proposal does not include fees for electricians, building contractors, inspectors, and other related installation fees.

5.              Post installation, onsite maintenance and support is available at $575 per day plus T&E.

6.              Onsite training is conducted on the day of system installation.

7.              All hardware excluding consumables (vinyl and overlays) are covered by a 2 year warranty.

8.              A portion of this order (up to 50%) will be supplied with “used” tiles. If customer decides to replace these tiles, they will be responsible for shipping.

PAYMENT TERMS:

Non-Refundable Down Payment due upon signing of this quote	$15,000.00
Remainder due upon acceptance of shipment	$107,000.00

I have reviewed and accept, pricing, terms (End-User Agreement) and agree to purchase the Lightspace System.

Quote prepared by: Gary Florindo, Lightspace Corporation

Signature:	Date: Jan.11, 2005

GFF	Quote valid for 30 days

LIGHTSPACE CORPORATION
END USER AGREEMENT No. 04-004

This End User Agreement, including all Exhibits attached hereto (collectively, “Agreement”) is made as of November 30, 2004 (“Effective Date”), by and between LIGHTSPACE CORPORATION (“LIGHTSPACE”), a Delaware corporation with a place of business at 125 CambridgePark Drive, Cambridge, MA 02140, and THE PARTY AND EVENT DESIGNERS, a                    corporation with a principal place of business in Dallas, Texas (“CUSTOMER”).

WHEREAS, CUSTOMER desires to purchase the L.IGHTSPACE Product(s) and Services specified herein and LIGHTSPACE agrees to provide the Product(s) and Services to CUSTOMER subject to this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions in this Agreement, the parties hereby agree as follows:

1.             Definitions. Certain definitions used in this Agreement. and not otherwise defined herein, are as follows:

“Applicable Specifications” means the functional and operational characteristics of the Product(s) as described in the LIGHTSPACE’s then-current published Documentation.

“Authorized Computer” means the specific computer system or systems delivered by LIGHTSPACE for use by the CUSTOMER on which all Software shall be installed and operate.

“Catalog” means LIGHTSPACE’s Product catalog that is either published on LIGHTSPACE’s Internet website or otherwise made available in written form, as modified from time to time by LIGHTSPACE.

“Confidential Information” means any information disclosed by the Discloser which is or should be reasonably understood by the Recipient to be confidential or proprietary to the Discloser, Including, but not limited to, the material terms of this Agreement, pre-release information relating to Product(s,) product designs, marketing plans, customer lists, prices, policies, practices, technical processes and formulas, source codes and other software, sales, cost and other unpublished financial information, product and. business plans projections, and marketing data. Confidential Information does not include information (a) Independently developed by employees of Recipient who have not had direct or indirect access to Disclosers Confidential Information; (b) generally known to the public through no act or omission of Recipient; or (c) obtained by a Recipient from any third party not owing any confidentiality obligation to the Discloser; provided that (i) no such exception shall apply except to the extent clearly demonstrated by the Recipient; and {ii} only the specific information that meets the exclusion shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

“Discloser” means the party disclosing Confidential Information or on whose behalf Confidential Information is disclosed and such of Discloser’s suppliers, contractors and customers as provide information in connection herewith.

“Documentation” means all Installation Instructions, operations guides, manuals, extra sheets, read files, and other materials provided by LIGHTSPACE to CUSTOMER in conjunction with the Product(s), in whole or in part, in printed or electronic form.

“Fees” means, collectively, the license fees for the Software, fees for Services and the purchase price of the Hardware, as applicable, as set forth In each Order.

“Hardware” means the Tile Platforms, Authorized Computers, and any other computer hardware and any other peripherals which attach thereto to be sold to CUSTOMER hereunder.

“Lightsofts” means the LIGHTSPACE application software described in the LIGHTSPACE Catalog.

“Losses” has the meaning set forth in Section 16.

“LPOS” means LIGHTSPACE’s Proprietary Operating System software installed on the Hardware.

“Maintenance Releases” means versions of the Software that consist of error corrections or patches made to the Software that accomplish performance, structural, or functional Improvements and are offered generally or selectively to other subscribers for Software Maintenance, but excluding new Product(s) or Services (unless such new Product(s) or Services are offered by LIGHTSPACE as part of its Catalog and CUSTOMER has purchased a license permitting access to such new Product(s) or Services).

“Objectionable” means any Information in any medium or formal, including without limitation text, data, graphics, audio or video, content (or use of the content), or any action or behavior, that: (a) is libelous or defamatory, pornographic, sexually explicit, or unlawful or that encourages any of the foregoing; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar. profane, obscene, excessively violent, racially, ethically or otherwise objectionable or offensive in any way or promotes bigotry, racism or harm against any group or Individual; (c) constitutes a breach of any person’s privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement or misappropriation of any third party’s intellectual property rights of any kind, including without limitation, copyright, patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) promotes software or services that deliver unsolicited email, including without limitation, bulk e-mail, surveys, contests, “junk mail,” “spam,” or chain letters; (e) disrupts or interferes with the security of, or otherwise abuses, the Product(s), LIGHTSPACE’s network or Internet web sites, or any services, system resources, accounts, servers or networks connected to same or any affiliated or linked programs or services; (f) is subject to any restriction upon transmission under any law or under contractual or fiduciary relationships (such as Inside Information, proprietary and confidential information learned or disclosed as part of an employment relationship or under a nondisclosure agreement); or (g) violates or encourages others to violate any applicable law.

“Order” means that form of written purchase order submitted by CUSTOMER to LIGHTSPACE and executed by the parties, that lists the Product(s) and Services that CUSTOMER desires to obtain from LIGHTSPACE as well as the appropriate Fees and payment terms for such Product(s) and Services.

“Participant” shall mean a CUSTOMER employee, contractor or customer to whom CUSTOMER permits access to the Subscribed Lightsofts upon the terms and conditions set forth herein,

“Product(s)” shall mean the Hardware and Software and all related Documentation received by CUSTOMER from LIGHTSPACE.

“Recipient” means the party receiving Confidential Information hereunder.

“Services” shall mean any Installation Services, Support Services (as defined In Exhibit A hereto), custom development services or other consulting services provided by UGHTSPACE pursuant to LIGHTSPACE’s form of Master Consulting Agreement with such changes as may be agreed upon by the parties (“MCA”).

“Site” means any physical address location or installation venue, whether permanent, temporary or portable, where the Product(s) are duly authorized by LIGHTSPACE to CUSTOMER for use or rental.

“Software” means tile following software that. operates on the Hardware: (i) the LPOS, the Subscribed Lightsofts which operate on the LPOS; and any other software licensed to CUSTOMER pursuant to an accepted Order that is proprietary to LIGHTSPACE; (ii) any Third party Software offered by LIGHTSPACE and (iii) any Maintenance Releases to the software described in clauses (i) and (ii).

“Subscribed Lightsofts” means the Lightsofts to which CUSTOMER has obtained a license hereunder.

“Term” has the meaning sat forth in Section 13.

“Third Party Software” means software that is proprietary to a third party that is licensed to CUSTOMER by LIGHTSPACE.

“Tile Platforms” means the interactive electronic tile platforms or the peripheral (non-interactive) tile platforms and the connecting components for such tile platforms to be sold to CUSTOMER hereunder.

“Use Period” means the period during the Term during which CUSTOMER will have access to and the right to use a particular Subscribed Lightsoft, as such period is specified in the Catalog as of the date of the commencement such license, or as may otherwise be agreed upon by the parties in writing.

2.             Purchase Orders. CUSTOMER shall submit an Order to LIGHTSPACE for each purchase or license of Product(s) and Services. Each Order shall specify: (i) name and LIGHTSPACE product code number of each Product and Services ordered; (ii) quantity of each Product ordered; (iii) Fees for each Product or Service; (iv) requested delivery date, if applicable, and (v) shipping instructions and shall reference that it is an Order Issued under the terms of this Agreement. All Orders are subject to LIGHTSPACE’s written acceptance. LIGHTSPACE agrees to use commercially reasonable efforts to notify CUSTOMER within five (5) days of receipt of

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an Order if the Order has not been accepted by UGHTSPACE, In the event of a conflict between the terms of this Agreement and those appearing in such Order, the terms and conditions of this Agreement shall prevail. Once an Order has been accepted in writing by LIGHTSPACE, CUSTOMER may not amend or cancel any Order without the prior written consent of LIGHTSPACE. Any attempted amendment or cancellation shall result in CUSTOMER’s forfeiture of the Fees paid by CUSTOMER at the time the Order was accepted by LIGHTSPACE.

3.             Grant of Software License. (a) Software. Subject to the terms and conditions of this Agreement and the payment of all applicable Fees, and Section 3(b) with respect to access to and use of Lightsofts, LIGHTSPACE hereby grants to CUSTOMER a non-exclusive, nontransferable license, without the right to sublicense to (i) use the Software in object code form for its internal purposes solely on the number of Authorized Computer(s) and Tile Platform(s) specified in an accepted Order (and with respect to Subscribed Lights, solely during the applicable Use Period for each Lightsoft); and (ii) permit Participants to use the Software on the number of Authorized Computer(s) and Tile Platform(s) specified in an accepted Order.

(b)           Lightsofts. During the Term, LIGHTSPACE will provide or make available to CUSTOMER the right to subscribe to the Lightsofts at the subscription level (“Subscription Level”) set forth in the applicable Order. Subscribed Lightsofts will be licensed to Customer pursuant to Section 3(a) above. CUSTOMER is under no obligation, at any time during the Term to subscribe to any Lightsoft. LIGHTSPACE reserves the right to modify the Catalog and/or its Fees from time to time to reflect its then-current offerings of Lightsofts. At any time during the Term and upon payment of the then-current applicable Fee, CUSTQMER may upgrade CUSTOMER’s Subscription Level. The Fees are not refundable and CUSTOMER will not receive any rebate or refund for downgrading CUSTOMER’s Subscription Level or terminating this Agreement at any time during the Term.

(c)           Ownership. All rights not expressly granted hereunder are reserved to LIGHTSPACE. LIGHTSPACE retains all rights, title and interest in (i) the Software and Documentation, and (ii) all data generated by CU5TOMER’s and its Participants’ use of the Subscribed Lightsofts, including without limitation any and all patents, patent applications, copyrights, trade secrets, trademarks and other intellectual property rights, and CUSTOMER shall not take any action inconsistent with such title and ownership. CUSTOMER acknowledges and agrees that this Agreement grants to CUSTOMER no title or light of ownership in the Software, notwithstanding the use herein of the words “sale,” “sell,” “sold,” .purchase” and the like.

4.             Hardware. Title to all Hardware shall pass to CUSTOMER when the Fees for such Hardware have been paid in full. If any Hardware on which the Software has been installed becomes subject to the security interest of a third party, the agreement under which such Hardware Is secured must include provisions providing that the secured party (and its assigns) shall have no rights with respect to possession or use of the Software as installed on such Hardware and shall be obligated to remove (or permit CUSTOMER to remove) the Software upon any repossession of the Hardware. CUSTOMER acknowledges and agrees that (i) the Hardware provided by LIGHTSPACE may contain video and photographic recording devices, (ii) LIGHTSPACE shall be permitted to use such devices to transmit and record video and photographic images of CUSTOMER’s Site, the Subscribed Lightsofts and/or the Hardware, for diagnostic, product improvement and other such internal purposes.

5.             Restrictions on Use. (a) CUSTOMER may move the Product(s) and Documentation freely from one Site to another Site so long as the CUSTOMER: (i) does not exceed the licensed number of Authorized Computers and Tile Platforms; and (ii) does not move or attempt to move the Product(s) outside the United States. CUSTOMER agrees that it will not use or permit the Product(s) to be used in any manner, whether directly or indirectly, that would enable CUSTOMER’s employees, contractors or agents or any third party to use the Software on any computer system other than on the number of licensed Authorized Computer(s) and Tile Platform(s). LIGHTSPACE reserves the right, upon reasonable notice, to audit CUSTOMER’s compliance with the provisions herein related to use of Product(s) at the Site(s). CUSTOMER shall, at its cost and expense, take actions to comply with such audit.

(b)           CUSTOMER shall not (i) copy, rent, lease, sublicense, time share. distribute. reproduce, use or allow access to the product(e) except as explicitly permitted under this Agreement; (ii) modify, adapt, translate, prepare derivative works from, reverse engineer, decompile or otherwise attempt to derive source code from the Product(s) or any internal data

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files generated by the Product(s),except to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation; or (ii) remove, obscure. or alter LIGHTSPACE’s copyright notices. trademarks, or other proprietary rights notices affixed to or contained within the Product(s). CUSTOMER shall be allowed to duplicate Documentation for CUSTOMER’s internal use only. The source code for the software. and other trade secrets embodied therein are not disclosed to CUSTOMER.

(c)           CUSTOMER and its Participants shall not use and shall not permit a third party to use the Product(s) in an Objectionable manner. CUSTOMER acknowledges and agrees that: (i) Participants may separately register with LIGHTSPACE for use of or access to certain LIGHTSPACE software and materials, which software and materials may function in conjunction with the Product(s) installed at the Site; and (ii) LIGHTSPACE does not pre-screen Participants’ use of LIGHTSPACE software and materials or Participants’ development of software and materials that may function in conjunction with the Product(s) installed at the Site, nor shall LIGHTSPACE assume any responsibility for any Objectionable material therein. Customer will be liable for any breach of this Agreement by a Participant.

(d)           CUSTOMER is only being granted the rights to use the product(s) at the Sites and shall not export or re-export, directly or indirectly (including via remote access) Product(a) or other information or materials provided by LIGHTSPACE hereunder, to any country for which the United States or any other relevant Jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. CUSTOMER shall defend and indemnify LIGHTSPACE from and against any Losses arising out of any claim that Product(s) or other information or materials provided by LIGHTSPACE hereunder were exported or otherwise accessed, shipped or transported in violation of applicable laws and regulations. CUSTOMER agrees that it will comply with all applicable federal, state and local laws and regulations governing the use of the Product(s).

6.             Services. (a)  Installation Services. CUSTOMER may, pursuant to an Order, request that LIGHTSPACE perform Installation services with respect to the Product(s) (“Installation Services”). Such Installation Services shall be performed at LIGHTSPACE’s then-current rates as set forth in the applicable Order. Upon receipt of such Order requesting Installation Services, LIGHTSPACE shall make arrangements with CUSTOMER to install the Product(s) at the agreed upon Sites. LIGHTSPACE shall not perform any customization of the Product(s) in connection with the Installation Services, unless such customization is accomplished pursuant to Section 6(0) hereof.

(b)           Maintenance and Support. LIGHTSPACE’s current support policy for the software (as amended from time to time by UGHTSPACE, the “Support Policy”) is set forth in Exhibit A hereto. CUSTOMER may elect to obtain Support Services (as defined in the Support Policy) for the Software at LIGHTSPACE’s current price and may, pursuant to the Support Policy, elect to renew support at such prices and upon such terms and conditions as LIGHTSPACE may publish from time to time. If CUSTOMER elects to obtain Support Services, the terms of this Agreement, supplemented by the Support Policy terms, shall govern the support arrangements. Any Maintenance Releases of the Software delivered by way of support services shall be treated for all purposes under this Agreement as Software and all intellectual property rights therein shall be retained by LIGHTSPACE.

(c)           Customization and Consulting Services. During the Term, LIGHTSPACE may, upon request. provide or make available to CUSTOMER customization and consulting services as shall be mutually agreed upon by the parties. CUSTOMER is under no obligation, at any time during the Term to obtain such customization and consulting services. Any requested LIGHTSPACE customization or consulting service shall be provided pursuant to the terms of the MCA.

7.             Shipments. Product(s) will be shipped F.O.B. LIGHTSPACE’s principal place of business at 125 CambridgePark Drive, Cambridge, MA 02140. CUSTOMER is responsible for the cost of all shipping, handling, Insurance and any fees, taxes and duties. All risk of loss with respect to the Product(s) shall pass to CUSTOMER when such Product(s) are delivered to the carrier for shipment to CUSTOMER Unless previously agreed to by LIGHTSPACE, Product(s) shall be shipped in LIGHTSPACE’s standard packaging.

8.             Delivery and Acceptance. (a)  Delivery schedules for the Product(s) are subject to LIGHTSPACE’s then-current lead times and Product(s) availability. LIGHTSPACE will make reasonable efforts to meet delivery dates quoted or acknowledged, but shall in no event be liable for failure to meet any such date(s). LIGHTSPACE shall have the right to deliver Product(s) prior to any

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agreed upon delivery date. LIGHTSPACE reserves the right to make deliveries in installments and any Order or invoice shall be severable as to any such installments. Delay in delivery or default of any installment shall not relieve CUSTOMER of its obligation to accept and pay for remaining installments. CUSTOMER shall carefully inspect all deliveries of Product(s) as they are received by CUSTOMER and report to LIGHTSPACE promptly, but in any event within seven (7) calendar days after receipt of shipment (“Inspection Period”), any alleged error, shortage, defect or nonconformity of such Product(s). CUSTOMER’s acceptance of each purchase or license of Product(s) (in each case, an “Acceptance”) shall occur as follows:

(i)            If CUSTOMER shall not have purchased LIGHTSPACE’s Installation Services, then CUSTOMER shall be deemed to have Accepted Product(s) upon the expiration of the Inspection Period, if CUSTOMER shall not have notified LIGHTSPACE of any non-conformity in the Product(s) prior to the expiration of such period.

(ii)           If CUSTOMER shall have purchased LIGHTSPACE’s Installation Services, then upon the Installation of the Product(s) by LIGHTSPACE, CUSTOMER shall demonstrate such Acceptance of the Product(s) by immediately signing and delivering to LIGHTSPACE, LIGHTSPACE’S form of Customer Acceptance Form as provided by LIGHTSPACE to Customer.

Notwithstanding the foregoing, any production use by CUSTOMER of the Product(s) shall be deemed to be CUSTOMER’s Acceptance of the Product(s) for purposes of this Section. The foregoing shall be CUSTOMER’s sole end exclusive means of Acceptance of the Product(s).

9.             Payment Terms. (a)  CUSTOMER shall pay to LIGHTSPACE the applicable Fees In the amounts and on the dates set forth in each Order. Unless specified differently in an Order, CUSTOMER shall pay for each Order as follows: (i) for Product(s), Customer shall pay 50% of the applicable Fees set forth in the Order at the time the Order is placed, and the remaining 50% upon the Acceptance of Product(s) by CUSTOMER in accordance with Section 8 above; (ii) for Maintenance and Support Services, Customer shall pay the applicable Fees in accordance with Exhibit A; and (iii) for consulting services in accordance with the MCA. In the event of an adverse change in CUSTOMER’s creditworthiness, as determined by LIGHTSPACE in its good faith judgment, LIGHTSPACE may require alternative payment terms for Product(s) or withhold or suspend the shipment of Product(s). Payment shall be in U.S. dollars. All payments shall be due and payable upon receipt by CUSTOMER of LIGHTSPACE’s invoice.

(b)           CUSTOMER grants to LIGHTSPACE a security interest in all Product(s) in the amount of the Fees payable, plus all other amounts due hereunder and all costs of collection incurred by LIGHTSPACE, including but not limited to court costs and reasonable attorneys’ fees). and any proceeds therefrom, and agrees that LIGHTSPACE retains, in addition to any other rights of LIGHTSPACE, a right of repossession in such Product(s) until such time as CUSTOMER has paid for such Product(s) in full, or a right to require CUSTOMER to effect (at CUSTOMER’s expense) return delivery of such Product(s) to LIGHTSPACE. CUSTOMER agrees to cooperate and execute all financing statements and other documents as may be necessary for LIGHTSPACE to perfect a security interest in the Product(s), and hereby authorizes a designated representative of LIGHTSPACE to file any financing statement without the signature of the CUSTOMER, to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement, in connection with the perfection of such security interest. Overdue amounts shall bear interest in an amount equal to one and one-half percent (1.5%) of the unpaid balance per month (or portion thereof), or if less, at the highest interest rate permitted by applicable law, calculated monthly from the date payment was due until the date payment is made. CUSTOMER shall not withhold or set off from any amounts due to LIGHTSPACE, any amounts claimed to be owed by LIIGHTSPACE to CUSTOMER for any reason whatsoever.

(c)           Fees included in accepted Orders are exclusive of all shipping charges and all federal, state, municipal and all other governmental excise, sales, use, and similar taxes, duties, or tariffs. CUSTOMER agrees to pay all such shipping charges, taxes, duties, or tariffs. CUSTOMER must provide LIGHTSPACE with written certification for any claim of tax or other exemption prior to shipment of Product(s) or the performance of Services. If LIGHTSPACE is required to pay additional taxes, duties and tariffs CUSTOMER shall immediately reimburse and hold LIGHTSPACE harmless for all such taxes.

10.          Unlimited Warranty. (a)  Unless otherwise specified in the Order, for a period of one year from the date of Acceptance (“Warranty Period”),

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LIGHTSPACE warrants that the unaltered Product(s) will substantially conform to the Applicable Specifications. During the Warranty Period, nonconforming Product(s) may be returned by CUSTOMER if CUSTOMER: (i) obtains a RMA from LIGHTSPACE in accordance with Section 11; (ii) returns nonconforming Product(s) by a method of shipment approved by LIGHTSPACE; and (iii) Product(s) are received by LIGHTSPACE in good co/condition, without their markings altered, defaced, or removed, and accompanied with a written description of the defect(s). The foregoing warranty does not apply to (A) any Product(s) (A) that have been subject to, misuse, neglect, accident or which are not capable of being tested by LIGHTSPACE under its normal test conditions, or (B) any alterations, modifications, combinations or enhancements of the Product(s) not created by LIGHTSPACE. LIGHTSPACE shall have no liability for any warranty claim based upon the combination, operation, or use of the Product(s) with equipment, data, or software not furnished by LIGHTSPACE. LIGHTSPACE does not warrant that the Product(s) are error free, will operate without interruption or are compatible with all equipment and/or software configurations. CUSTOMER acknowledges that use of the Product(s) may result in unexpected results, loss of data or other unpredictable damage or loss to CUSTOMER. LIGHTSPACE’s sole and exclusive liability and CUSTOMER’s sole and exclusive remedy for any breach of the foregoing warranty shall be at LIGHTSPACE’s option, to repair, replace, or refund the Fees paid by CUSTOMER for the defective Product(s).

(b)           EXCEPT AS PROVIDED IN THIS SECTION, LIGHTSPACE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT(S), INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, .NON-INFRINGEMENT, NONINTERFERENCE WITH ENJOYMENT AND ALL OTHER WARRANTIES ARISING OUT OF OR IN CONNECTION WITH THE SALE, LICENSE, AND/OR PURCHASE OF THE PRODUCT(S), OR THE USE, REPAIR OR PERFORMANCE THEREOF, OR ANY COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER ANY AGREEMENT BETWEEN CUSTOMER AND LIGHTSPACE.

This Limited Warranty does not apply to any Product or portion of a Product which LIGHTSPACE identifies as a “Consumable”.

11.          Return Policy. CUSTOMER must obtain a Return Material Authorization (“RMA”) prior to returning any Product(s) to LIGHTSPACE for any reason. Product(s) returned to LIGHTSPACE without an RMA will not be accepted and will be returned to CUSTOMER at CUSTOMER’s sole risk and expense. CUSTOMER shall be responsible for the cost of all shipping, handling, and insurance for all Product(s) returned to LIGHTSPACE. CUSTOMER may return defective Hardware to LIGHTSPACE only during the Warranty Period; Thereafter LIGHTSPACE will use commercially reasonable efforts to repair Hardware at LIGHTSPACE’s then-current hourly rates.

12.          Discontinuance of Product(s). LIGHTSPACE reserves the right to discontinue or withdraw any Product(s) from its Catalog at any time. LIGHTSPACE will use commercially reasonable efforts to provide CUSTOMER with three (3) months prior written notice of any such discontinuance or withdrawal of Product(s) from its Catalog. CUSTOMER shall have the right to make a last-time purchase of such discontinued or withdrawn Product(s), provided CUSTOME.R accepts delivery of all such Product(s) within three (3) months from the date of LIGHTSPACE’s notice of discontinuance or withdrawal. With respect to Subscribed Lightsofts that are discontinued, upon written request by CUSTOMER, CUSTOMER may be offered the right to obtain a perpetual license for such discontinued Lightsoft on terms to be mutually agreed upon in writing by both LIGHTSPACE and CUSTOMER.

13.          Term and Termination. (a)  The term of this Agreement shall commence as of the Effective Date and shall remain in force until terminated by either party in accordance with this Section (“Term”).

(b)           Either party may terminate this Agreement on not less than thirty (30) days prior written notice. If the other party (i) is in material breach of any provision of this Agreement and the party in breach does not cure said breach within such thirty (30) day period, (ii) files a petition in bankruptcy, or has such petition filed against it (which petition is not discharged within thirty (30) days after such filing), (iii) makes an assignment for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession of its assets, or (iv) generally ceases business in the ordinary course. LIGHTSPACE shall have the right to terminate any outstanding Order issued under this Agreement and to refuse any new Order if CUSTOMER commits any breach of this Agreement and fails to remedy such breach within thirty (30) days after written

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notice by LIGHTSPACE of such breach. Continued shipment by LIGHTSPACE following CUSTOMER’s default shall not constitute any waiver by LIGHTSPACE of its rights and remedies under this Agreement nor shall it relieve the CUSTOMER of any of its obligations herein. LIGHTSPACE’s termination of this Agreement and/or repossession of the Product(s) shall be without prejudice to any other remedies that LIGHTSPACE may have at law or in equity.

(c)           Upon the expiration or termination of this Agreement for any reason, the license and all other rights granted hereunder to CUSTOMER shall immediately cease, and CUSTOMER shall immediately:  (i) return the applicable software to LIGHTSPACE together with all Documentation; (ii) purge all copies of the Software from any other computer storage medium or device on which CUSTOMER has placed or permitted others to place the Software; (iii) destroy LIGHTSPACE Confidential Information in CUSTOMER’s custody, possession or control and certify in writing to LIGHTSPACE within two (2) weeks that it has complied with this Section; and pay to LIGHTSPACE all outstanding obligations under the Agreement or Order. Notwithstanding the foregoing, Sections 1, 3(c), 4, 5, 9, 10, 11 and 13-30 shall survive expiration or termination of this Agreement.

14.          Confidential Information. (a)  each party acknowledges that Confidential Information of the other party may be disclosed during the course of this Agreement. Each Recipient agrees that it will (i) not disclose the Discloser’s Confidential Information to anyone except to perform the Recipient’s obligations hereunder; (ii) take steps that are substantially equivalent to the steps it takes to protect its own proprietary information (and in any event no less than reasonable steps) during the Term and following expiration or termination of this Agreement, to prevent the duplication or disclosure of Discloser’s Confidential Information, other than to its employees or agents who must have access to such Confidential Information to perform such party’s obligations hereunder, who each agree to comply with this provision; and (iii) use the Confidential Information only for the purposes specifically permitted hereunder or if not stated herein, solely to perform the Recipient’s obligations hereunder. Each Recipient shall bear the responsibility for breaches of this Section by any of its employees, contractors or agents irrespective of whether the breach occurs during or after the period of the employment, agency or contractor relationship. LIGHTSPACE shall have the right to refer to CUSTOMER as its customer, and may use CUSTOMER as a reference account without any obligation of confidentiality.

(b)           Either party may disclose Confidential Information required to be disclosed by law; provided that it shall (i) notify the Discloser hereunder promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information; and (ii) cooperate with the Discloser (at Discloser’s expense) in the exercise of the Discloser’s right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not constitute publication or otherwise alter the character of that Information as Confidential Information as between the parties hereunder.

(c)           The parties agree that any breach or threatened breach of this Section by a Recipient would cause not only financial harm, but Irreparable harm to the Discloser; and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this Section by a Recipient, the Discloser shall, in addition to any other rights and remedies it may have, be entitled (without the necessity of posting any bond or surety) to an injunction restraining the Recipient from disclosing or using, in whole or in part, any Confidential Information.

15.          Limitation of Liability. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, NEITHER PARTY SHALL BE LIABLE FOR LOSS OF PROFITS OR SAVINGS OR LOSS OF BUSINESS, INCLUDING BUT NOT L.IMITED TO SPECIAL OR CONSEQUENTIAL DAMAGES, WHICH MAY BE CAUSED BY, DIRECTLY OR INDIRECTLY, THE INADEQUACY OF THE PRODUCT(S) FOR ANY PURPOSE OR USE THEREOF OR BY ANY DEFECT OR DEFICIENCY THEREIN, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, EACH PARTY’S LIABILITY FOR DAMAGES, IF ANY, SHALL

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NOT EXCEEO THE AMOUNTS PAID TO LIGHTSPACE BY CUSTOMER FOR THE PRODUCT(S) UNDER THIS AGREEMENT. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF ANY TRANSACTION UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE YEAR AFTER THE INJURED PARTY HAS KNOWLEDGE OF THE OCCURRENCE WHICH GIVES RISE TO THE CAUSE OF SUCH ACTION.

16.          Indemnity. (a)  By LIGHTSPACE. LIGHTSPACE will defend,. indemnify and hold harmless CUSTOMER, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders., employees, agents, successors and assigns from and against a claim, suit, demand, loss, damage, expense (including reasonable attorney’s fees) or liability asserted by a third party (collectively, “Losses”) arising from or related to any third party claim that the Product(s) infringes a valid United States patent, trademark or copyright. LIGHTSPACE shall have no liability or obligation to CUSTOMER under this Section 16(a) with respect to any claim in the event and to the extent based upon: (i) use of the Product in an application or environment or on a platform or with devices for which the Product was not designed or contemplated (it being expressly agreed that the Software is intended to operate on the Hardware), (ii) modifications, alterations, combinations or enhancements of the Product not created by LIGHTSPACE, (iii) any patent, trademark or copyright in which CUSTOMER or any affiliate has an interest, or (iv) failure of CUSTOMER to install any corrections or Maintenance Releases of the Product made available by LIGHTSPACE. CUSTOMER shall indemnify and hold LIGHTSPACE harmless from all costs, damages and expenses (including reasonable attorneys’ fees) arising from any claim enumerated in clauses (i) through (iv) above.

In addition, LIGHTSPACE, at LIGHTSPACE’s option and expense, may (i) procure for CUSTOMER the right to continue using such Product, (ii) replace or modify the Product so it becomes noninfringing, or (iii) if options (i)-(ii) are not available, terminate CUSTOMER’s license to the allegedly Infringing Product and pay to CUSTOMER an amount not to exceed the value of the Product for which CUSTOMER has paid a fee, depreciated on a straight-line basis over a three (3) year period.

(b)           By CUSTOMER. CUSTOMER shall defend, indemnify and hold LIGHTSPACE, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns harmless against any Losses to the arising from (1) CUSTOMER’s or its Participants: (i) use of the Product(s), including without limitation the posting or display of any Objectionable material in connection with the Product(s); (ii) negligence or intentional misconduct; or, (iii) failure to comply with applicable laws; and (2) damage to or destruction of property of other persons or the death or Injury of third persons, including but not limited to employees or invitees of LIGHTSPACE or CUSTOMER which damage, destruction, death or injury results from or is caused by any act or omission of CUSTOMER, its employees, servants, agents, or representatives.

(c)           Procedure. To receive the benefit of indemnification under Sections 16(a) or 16(b), the party seeking indemnification must promptly notify the indemnifying party in writing of a claim or suit and provide reasonable cooperation (at the indemnifying party’s expense) and tender to the Indemnifying party (and its insurer) full authority to defend or settle the claim or suit. Neither party has any obligation to indemnify the other party in connection with any settlement made without the indemnifying party’s written consent. The indemnitee has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

17.          Notices: All notices relating to this Agreement shall be in writing and delivered by courier or by hand or sent to the other party by first class certified prepaid mail or by common carrier with the ability to track and confirm delivery and shall be sent to the following addresses:

To LIGHTSPACE:

Lightspace Corporation

125 Cambridge Park Drive

Cambridge, MA 02140

Attn:       CEO

To CUSTOMER:

Attn:

Notices shall be deemed to have been duly given (i) upon personal delivery, (ii) upon deposit in the mail if mailed by certified mail, return receipt requested,

8

postage prepaid, (iii) upon deposit with a recognized courier with next-day delivery instructions. or (iv) upon confirmation of transmission, if sent by confirmed fax, to the address or fax number set forth below or such other address or fax number as either party may specify by notice sent in accordance with this Section 17.

18.          Force Majeure. Except for CUSTOMER’s payment obligations to LIGHTSPACE, neither party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control including, but not limited to, accidents, labor disputes, military conflicts, acts of government, acts of terrorism, insurrections, riots, explosions, lightning, earthquakes, fires, storms and floods. No default shall be caused by and LIGHTSPACE shall not be responsible to CUSTOMER for any loss, damages, or penalty resulting from any delay or failure to perform the obligations of LIIGHTSPACE herein that are due to any cause beyond LIGHTSPACE’s control. Anticipated delivery dates by LIGHTSPACE shall be deemed extended for a period of time equal to the time lost due to any such delay excusable under this Section.

19.          Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to choice of law principles. If any term or provision of this Agreement or the application of any such provision of this Agreement shall be held by a tribunal of competent jurisdiction to be contrary to law, invalid or unenforceable, the remaining. provisions of this Agreement shall remain in full force and effect. T he United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

20.          Resolution of Disputes; Waiver of Jury Trial; Exclusive Remedies. In the event of any claim or dispute between the parties hereto with respect to the interpretation or application of this Agreement that cannot be reasonably resolved by a meeting of the principal representative of the parties, such dispute shall be settled by arbitration before three arbitrators (selected from a panel of persons having experience with and knowledge of the subject matter of this Agreement, at least one of whom shall be an attorney) in Boston, Massachusetts and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the parties in such proceeding. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The parties hereby consent to: (i) the jurisdiction of the federal or state courts sitting or located in Boston, Massachusetts for any action: (a) to compel arbitration, (b) to enforce the award of the arbitrators, (c) prior to this appointment and confirmation of the arbitrators, for temporary, interim or provisional equitable remedies; or (d) arising from or related to a breach of confidentiality or misuse of LIGHTSPACE intellectual property; and (ii) service of process in any such action by registered mail return receipt requested, or by any other means provided by law. EACH PARTY AND HEREBY VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL. OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

21.          Injunctive Relief: CUSTOMER agrees that any breach of this Agreement will cause LIGHTSPACE irreparable harm and that the damage will be difficult to determine and that money damages alone will not be an adequate remedy. Therefore, LIGHTSPACE shall have the right to seek injunctive relief against any breach or threatened breach of this Agreement.

22.          U.S. Government Restricted Rights. If the Product(s) are acquired by or on behalf of a unit or agency of the United States Government (the “Government”), the Government agrees that such Product(s) include “commercial computer software” and commercial computer software documentation”, and that absent a written agreement to the contrary, the Government’s rights with respect to such Product(s) are, in the case of civilian agency use, RESTRICTED RIGHTS, as defined in FAR §52.227-19, and if for the Department of Defense use, limited by the terms of this Agreement, pursuant to DFARS §227.7202-1 through §227.7202-4 as applicable. The use of the Product(s) by the Government constitutes acknowledgment of LIGHTSPACE’s proprietary rights in the Product(s). Contractor/manufacturer is LIGHTSPACE. LIGHTSPACE’s address is set forth at the end of this Agreement.

23.          Modification, Amendment, Supplement or Waiver. No modification, amendment, supplement or waiver of this Agreement, or any to its provisions, shall be binding upon the parties hereto unless made in writing and duly signed by both parties. Any waiver of a provision of this Agreement, or of a breach or default under this Agreement, shall apply only in the specific instance and purpose given, and

9

shall not constitute a waiver of any other default. Any failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

24.          Entire Agreement. This Agreement, including all attachments, schedules and exhibits hereto, constitutes the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations and/or agreements among the parties in conjunction with the subject matter hereof except as specifically set forth or referred to herein. All attachments, schedules and exhibits hereto are expressly incorporated by reference, and subject to, this Agreement, and in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any such exhibit, schedule or attachment, or any Order or other invoice or any written acceptance thereof, then the terms and provisions this Agreement shall govern.

25.          Assignment; Successors. The rights and licenses granted CUSTOMER hereunder are restricted solely and exclusively to CUSTOMER. CUSTOMER shall not assign, transfer or sublicense this Agreement or any of its rights or delegate the performance of any of CUSTOMER’s obligations under this Agreement without the prior written consent of LIGHTSPACE. Any such assignment. transfer, sublicense or delegation without LIGHTSPACE’s prior written consent shall be void. All the terms and conditions of this Agreement are binding upon and inure to the benefit of the parties hereto, and their successors and assigns and legal representatives.

26.          Relationship of Parties. Both parties will, in all matters relating to this Agreement, act as independent entities. Neither party will take any action that assumes or creates, or represent that it has any authority to assume or create, any obligation. order, agreement, contract, or other binding commitment, express or implied, on behalf of the other party, or represent the other as agent, representative, employee, or in any other capacity.

27.          Attorneys’ Fees. In any action, suit or proceedings brought hereunder, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with the action, suit or proceeding, in any addition to any other relief to which such party may be entitled.

28.          Miscellaneous. Nothing in this Agreement, express or implied, shall, is intended to, or shall be construed to, confer upon or to give any person, firm or corporation, except the parties hereto, any rights or remedies under or by reason of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT, INCLUSIVE OF ALL EXHIBITS, TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

LIGHTSPACE CORPORATION

Signature:

Name:

Title:

CUSTOMER

Signature:

Name:

Title:

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EXHIBIT A

LIGHTSPACE CORPORATION

SUPPORT POLICY

LIGHTSPACE offers support for the Software upon the following terms and conditions at Fees published by LIGHTSPACE from time to time. Current price information is available from LIGHTSPACE. If CUSTOMER elects to obtain support services from LIGHTSPACE, CUSTOMER must indicate same in the applicable Order and submit the completed Order to LIGHTSPACE. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the LIGHTSPACE End User Agreement (“Agreement”). This Support Policy applies only to Software during the applicable support term and the applicable Use Period as specified in the applicable Order (“Support Term”).

1.             LIGHTSPACE’S OBLIGATIONS. Subject to the terms of the Agreement and this Support Policy, LIGHTSPACE shall provide the following maintenance and support services (the “Support Services”) for the Software during the Support Term:

(a)           Telephone and Email Support. LIGHTSPACE will use commercially reasonable efforts to provide reasonable telephone and e-mail support for the Software during the hours of 9:00 a.m. to 5:00 p.m. U.S. Eastern Standard Time, on LIGHTSPACE’s regular business days and such other assistance as is commercially reasonable to cause the Software to perform in accordance with the Applicable Specifications, as amended by LIGHTSPACE from time to time. LIGHTSPACE will use commercially reasonable efforts to respond to a request for Support Services within twenty-four (24) hours. LIGHTSPACE is under no obligation to provide Support Services: (i) if CUSTOMER fails to notify LIGHTSPACE in writing of its intention to purchase Support Services, (ii) if CUSTOMER fails to pay for the Support Services within thirty (30) days of the beginning of each Support Term, (iii) if the Product(s) have been subject to alteration, misuse, neglect, accident or modifications or which are not capable of being tested by LIGHTSPACE under its normal test conditions; or (iv) if the Product(s) have been combined, operated or used with equipment, data, or software not furnished by LIGHTSPACE.

(b)           Software Maintenance. CUSTOMER may purchase Software Maintenance, on an annual basis, in accordance with an Order. “Software Maintenance” means LIGHTSPACE shall provide Maintenance Releases to the Software. provided that LIGHTSPACE shall not be obligated to create, develop or release any Maintenance Releases. At LIGHTSPACE’s election, Maintenance Releases may be delivered to CUSTOMER electronically over an internet connection to CUSTOMER’s Hardware or by CD-Rom or other similar permanent electronic media delivered to CUSTOMER’s address set forth in the Agreement. CUSTOMER is responsible for installing Maintenance Releases provided by LIGHTSPACE in accordance with any installation instructions that may accompany them within a reasonable amount of time. Software Maintenance does not provide CUSTOMER with access to new or different Product(s) which may use all or part of the Hardware and Software and CUSTOMER has no rights with respect to any such new or different software programs or hardware platforms. LIGHTSPACE is under no obligation to offer or provide Software Maintenance: (i) if CUSTOMER fails to notify LIGHTSPACE in writing of its intention to purchase Software Maintenance, (ii) if CUSTOMER fails to pay for the Software Maintenance within thirty (30) days of the beginning of each Support Term, (iii) if the Software has been subject to alteration, misuse, neglect, accident or modifications or which are not capable of being tested by LIGHTSPACE under its normal test conditions; or (iv) if the Software has been combined, operated or used with equipment, data, or software not furnished by LIGHTSPACE.

(c)           LIGHTSPACE will not be required to provide Support Services directly to CUSTOMER’s Participants, customers and/or end Users. CUSTOMER shall be responsible for addressing all inquiries from its Participants, and for providing all support to its Participants with respect to the Subscribed Lightsofts, including resolving any problems related to the use of the Subscribed Lightsofts by such Participants.

2.             CUSTOMER’S OBLIGATIONS. CUSTOMER agrees: (a) that the contact persons identified on the Order (or such other replacement individuals as CUSTOMER may designate in writing to LIGHTSPACE) shall be the sole contacts for the coordination and receipt of the Support Services set forth in Section 1 of this Support Policy; (b) to maintain for Support Term, an internet address for electronic mail communications with LIGHTSPACE; (c) to provide reasonable supporting data (including written descriptions of problems, as requested by LIGHTSPACE) and to aid in the identification of reported problems; (d) to install and treat all Maintenance Releases delivered under this Support Policy as Software in accordance with the terms of the Agreement; and (e) to maintain the Agreement in force and effect.

3.             TERM AND TERMINATION. (a) Support Term. Support Services for Product(s) will begin on the date set forth in the applicable Order, and will apply to such Product{s) for a term of one (1) year, unless an alternative term is identified in the Order. The initial term will be extended for additional terms as set forth in the Order.

(b)           Default. If CUSTOMER is in default of its obligations under the Agreement (except for CUSTOMER’s obligation to maintain valid licenses for the Software, in which case termination is immediate) and such default continues for thirty (30) days following receipt of written notice from LIGHTSPACE,

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LIGHTSPACE may, in addition to any other remedies it may have, terminate the Services.

4.             SUPPORT FEES. CUSTOMER shall pay to LIGHTSPACE the Fees for Support Services identified in the Order. Invoices for Services shall be billed to the CUSTOMER on an annual basis and payment is due in advance of the period covered by the Support Services. CUSTOMER shall not be entitled to any refund or rebate if CUSTOMER elects to terminate the Support Services prior to end of the applicable Support Term.

5.             WARRANTY; WARRANTY LIMITATION. (a) LIGHTSPACE warrants that all Support Services to be performed hereunder will be performed in a workmanlike manner, conforming to professional standards and practices. CUSTOMER’s sole and exclusive remedy for any claim arising out of a breach of this warranty shall be, at the LIGHTSPACE’s option, for LIGHTSPACE to reperform the Support Services as warranted.

(b)           EXCEPT AS OTHERWISE SET FORTH HEREIN, LIGHTSPACE DISCLAIMS ALL WARRANTIES INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF TITLE., NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS WELL AS ALL WARRANTIES ARISING OUT OF USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE, WITH RESPECT TO SUPPORT SERVICES PROVIDED UNDER THIS SUPPORT POLICY (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE PRODUCT). IN NO EVENT SHALL LIGHTSPACE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY INTERRUPTION OF BUSINESS OR LOSS OF USE, DATA OR PROFITS, HOWEVER CAUSED, AND REGARDLESS OF THE FORM OF ACTION, EVEN IF LIGHTSPACE HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. LIGHTSPACE’S TOTAL LIABILITY UNDER THIS SUPPORT POLICY SHALL NOT EXCEED THE AMOUNTS PAID TO LIGHTSPACE IN RESPECT OF THE SPECIFIC SUPPORT SERVICES CAUSING THE CLAIM.

6.             GENERAL PROVISIONS. Upon the election by CUSTOMER to obtain Support Services, the terms of this Support Policy shall be governed by and are made a part of the Agreement. This Support Policy and the Agreement are the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Support Policy and supersedes all prior oral or written communications, purchase orders, agreements and understandings between the parties.

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Lightspace System Quotation

LIGHTSPACE	Customer: Jarrid Mendelson
125 CambridgePark Drive, Cambridge, MA02140	Company: Just Light That
Telephone: (617) 868-1700 Fax: (617) 868-1799	Address: 10101 Snow Crest Place
Las Vegas, NV 89134
Phone: (702) 940-6514

Lightspace System Description:
Overall Dimensions: 16’x16’ (incl: a 1 tile Non-Interactive border and ramp around the entire surface)
An Interactive surface of 9 x 9 tiles measuring 12’ x 12’
Includes 81 Interactive Tiles + 5 spares = 86 Total Interactive Tiles
Includes 40 Non-Interactive Tiles + 3 spares = 43 Total Non-Interactive Tiles

Hardware and Software	Qty.	Unit Price	Total Price
Interactive Tile R3.3 (16” x 16”)	86	$650	$55,900
Non-Interactive Tile R1.2 (16” x 16”)	43	$299	$12,857
Club Scene Control Station w/ LMS and Network	1	$11,950	$11,950
LS Control Station R2.0 w/ Monitor and Accessories
Lightspace Management System (LMS) V1.3
LS Communications Center
Club Scene Software Package	1	$9,995	$9,995
Base Lightsoft Package V1.0 (incl. 100 Lightsofts)
Lightsoft Creator V1.3
Installation Package	1	$9,100	$9,100
Power Supply & Accessories
Vinyl Floor Covering and Border Ramps
Customized Peripheral Overlays
Installation Kit
System Installation & Training	1	$6,805	$6,805
Site Survey and Installation
One Day Onsite System Operation and Training
Service Agreement (1year)	1	$2,995	$2,995
24/7 Telephone and Email Support
Real Time Troubleshooting Support
Promotional Las Vegas Discount			$5,481
TOTAL			$104,121

All travel expenses, taxes and shipping fees are additional and will be billed at cost.

Shipping: FOB Massachusetts, USA.

* NOTES:

1.              Additional Vinyl Covering and Custom Overlays are available for purchase.

2.              Custom software and application development is available at $250 per hour (8 hour minimum).

3.              Based upon the findings of a Site Survey, additional installation charges may apply.

4.              This proposal does not include fees for electricians, building contractors, inspectors, and other related installation fees.

5.              Post installation, onsite maintenance and support is available at $600 per day plus T&E.

6.              Onsite training is conducted on the day of system installation.

7.              All hardware excluding consumables (vinyl and overlays) are covered by a 1 year warranty.

PAYMENT TERMS:

Fifty percent (50%) on signing of this Quote.

Fifty percent (50%) due on Installation of the Lightspace System.

I have reviewed and accept the above quote and pricing and agree to purchase the Lightspace System.

Quote prepared by: Time Brown, Lightspace Corporation

Signature:	Date:	8/22/04

TKB	Quote valid for 30 days

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LIGHTSPACE CORPORATION
END USER AGREEMENT   No. 04-003

This End User Agreement, including all Exhibits attached hereto (collectively, “Agreement”), is made as of August 22, 2004 (“Effective Date”), by and between LIGHTSPACE CORPORATION (“LIGHTSPACE”), a Delaware corporation with a place of business at 125 CambridgePark Drive, Cambridge, MA O2140, and Just Light That, a Nevada corporation with a principal place of business at 10577 Trussell LV NV 89141 (“CUSTOMER”).

WHEREAS, CUSTOMER desires to purchase the LIGHTSPACE Product{s) and Services specified herein and LIGHTSPACE agrees to provide the Product(s) and Services to CUSTOMER subject to this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions in this Agreement, the parties hereby agree as follows:

1.                                      Definitions. Certain definitions used in this Agreement, and not otherwise defined herein, are as follows:

“Applicable Specifications” means the functional and operational characteristics of the Product(s) as described in the LIGHTSPACE’s then-current published Documentation.

“Authorized Computer” means the specific computer system or systems delivered by LIGHTSPACE for use by the CUSTOMER on which all Software shall be installed and operate.

“Catalog” means LIGHTSPACE’s Product catalog that is either published on LIGHTSPACE’s internet website or otherwise made available in written form, as modified from time to time by LIGHTSPACE.

“Confidential Information” means any Information disclosed by the Discloser which is or should be reasonably understood by the Recipient to be confidential or proprietary to the Discloser, including, but not limited to, the material terms of this Agreement, pre-release information relating to Product(s,) product designs, marketing plans, customer lists, prices, policies, practices, technical processes and formulas, source codes and other software, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. Confidential Information does not include information (a) independently developed by employees of Recipient who have not had direct or indirect access to Discloser’s Confidential Information; (b) generally known to the public through no act or omission of Recipient; or; (c) obtained by a Recipient from any third party not owing any confidentiality obligation to the Discloser; provided that (i) no such exception shall apply except to the extent clearly demonstrated by the Recipient; and (ii) only the specific information that meets the exclusion shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

“Discloser” means the party disclosing Confidential Information or on whose behalf Confidential Information is disclosed and such of Discloser’s suppliers, contractors and customers as provide information in connection herewith.

“Documentation” means all installation instructions, operations guides, manuals, errata sheets, read files, and other materials provided by LIGHTSPACE to CUSTOMER in conjunction with the Product(s), in whole or in part, in printed or electronic form.

“Fees” means, collectively, the license fees for the Software, fees for Services and the purchase price of the Hardware. as applicable, as set forth in each Order.

“Hardware” means the Tile Platforms, Authorized Computers, and any other computer hardware and any other peripherals which attach thereto to be sold to CUSTOMER hereunder.

“Lightsofts” means the LIGHTSPACE application software described in the LIGHTSPACE Catalog.

“Losses” has the meaning set forth in Section 16.

“LPOS” means LIGHTSPACE’s Proprietary Operating System software installed on the Hardware.

“Maintenance Releases” means versions of the Software that consist of error corrections or patches made to the Software that accomplish performance, structural, or functional improvements and are offered generally or selectively to other subscribers for Software Maintenance, but excluding new Product(s) or Services (unless such new Product(s) or Services are offered by LIGHTSPACE as part of its Catalog and CUSTOMER has purchased a license permitting access to such new Product(s) or Services).

“Objectionable” means any information in any medium or format, including without limitation text, data, graphics, audio or video content (or use of the content), or any action or behavior, that: (a) is libelous or defamatory, pornographic, sexually explicit, or unlawful or that encourages any of the foregoing; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar, profane, obscene, excessively violent, racially, ethnically or otherwise objectionable or offensive in any way or promotes bigotry, racism or harm against any group or individual; (c) constitutes a breach of any person’s privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement or misappropriation of any third party’s intellectual property rights of any kind, including without limitation, copyright, patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) promotes software or services that deliver unsolicited email, including without limitation, bulk e-mail, surveys, contests, “junk mail,” “spam.” or chain letters; (e) disrupts or interferes with the security of. or otherwise abuses, the Product(s), LIGHTSPACE’s network or internet web sites, or any services, system resources, accounts, servers or networks connected to same or any affiliated or linked programs or services; (f) is subject to any restriction upon transmission under any law or under contractual or fiduciary relationships (such as inside information, proprietary and confidential information learned or disclosed as part of an employment relationship or under a nondisclosure agreement); or (g) violates or encourages others to violate any applicable law.

“Order” means that form of written purchase order submitted by CUSTOMER to LIGHTSPACE and executed by the parties, that lists the Product(s) and Services that CUSTOMER desires to obtain from LIGHTSPACE as well as the appropriate Fees and payment terms for such Product(s) and Services.

“Participant” shall mean a CUSTOMER employee, contractor or customer to whom CUSTOMER permits access to the Subscribed Lightsofts upon the terms and conditions set forth herein.

“Product(s)” shall mean the Hardware and Software and all related Documentation received by CUSTOMER from LIGHTSPACE.

“Recipient” means the party receiving Confidential Information hereunder.

“Services” shall mean any Installation Services, Support Services (as defined in Exhibit A hereto), custom development services or other consulting services provided by LIGHTSPACE pursuant to LIGHTSPACE’s form of Master Consulting Agreement with such changes as may be agreed upon by the parties (“MCA”).

“Site” means any physical address location or installation venue, whether permanent, temporary or portable, where the Product(s) are duly authorized by LIGHTSPACE to CUSTOMER for use or rental.

“Software” means the following software that operates on the Hardware: (i) the LPOS, the Subscribed Lightsofts which operate on the LPOS, and any other software licensed to CUSTOM ER pursuant to an accepted Order that is proprietary to LIGHTSPACE; (ii) any Third Party Software offered by LIGHTSPACE; and (iii) any Maintenance Releases to the software described in clauses (i) and (ii).

“Subscribed Lightsofts” means the lightsofts to which CUSTOMER has obtained a license hereunder.

“Term” has the meaning set forth in Section 13.

“Third Party Software” means software that is proprietary to a third party that is licensed to CUSTOMER by LIGHTSPACE.

“Tile Platforms” means the interactive electronic tile platforms or the peripheral (non-interactive) tile platforms and the connecting components for such tile platforms to be sold to CUSTOMER hereunder.

“Use Period” means the period during the Term during which CUSTOMER will have access to and the right to use a particular Subscribed Lightsoft, as such period is specified in the Catalog as of the date of the commencement such license, or as may otherwise be agreed upon by the parties in writing.

2.                                      Purchase Orders. CUSTOMER shall submit an Order to LIGHTSPACE for each purchase or license of Product(s) and Services. Each Order shall specify: (i) name and LIGHTSPACE product code number of each Product and Services ordered, (ii) quantity of each Product ordered, (iii) Fees for each Product or Service, (iv) requested delivery date, if applicable, and (v) shipping instructions and shall reference that it is a Order issued under the terms of this Agreement. All Orders are subject to LIGHTSPACE’s written acceptance. LIGHTSPACE agrees to use commercially reasonable efforts to notify CUSTOMER within live (5) days of receipt of an Order if the Order has not been accepted by LIGHTSPACE. In the event of a conflict between the terms of this Agreement and those appearing in such Order, the terms and conditions of this Agreement shall prevail. Once an Order has been accepted in writing by LIGHTSPACE, CUSTOMER may not amend or cancel any Order without the prior written consent of LIGHTSPACE. Any attempted amendment or cancellation shall result in CUSTOMER’s forfeiture of the Fees paid by CUSTOMER at the time the Order was accepted by LIGHTSPACE.

3.                                      Grant of Software License. (a) Software. Subject to the terms and conditions of this Agreement and the payment of all applicable Fees, and Section 3(b) with respect to access to and use of Lightsofts, LIGHTSPACE hereby grants to CUSTOMER a non-exclusive, non-transferable license, without the right to sublicense, to (i) use the Software in object code form for its internal purposes solely on the number of Authorized Computer(s) and Tile Platform(s) specified in an accepted Order (and with respect to Subscribed Lightsofts, solely during the applicable Use Period for each Lightsoft); and (ii) permit

Participants to use the Software on the number of Authorized Computer(s) and Tile Platform(s) specified in an accepted Order.

(b)                                 Lightsofts. During the Term, LIGHTSPACE will provide or make available to CUSTOMER the right to subscribe to the Lightsofts at the subscription level (“Subscription Level”) set forth in the applicable Order. Subscribed Lightsofts will be licensed to Customer pursuant to Section 3(a) above. CUSTOMER is under no obligation, at any time during the Term to subscribe to any Lightsofts. LIGHTSPACE reserves the right to modify the Catalog and/or Its Fees from time to time to reflect Its then current offerings of Lightsofts. At any time during the Term and upon payment of the then-current applicable Fee, CUSTOMER may upgrade CUSTOMER’s Subscription Level. The Fees are not refundable, and CUSTOMER will not receive any rebate or refund for downgrading CUSTOMER’s Subscription level or terminating this Agreement at any time during the Term.

(c)                                  Ownership. All rights not expressly granted hereunder are reserved to LIGHTSPACE. LIGHTSPACE retains all rights, title and interest in (i) the Software and Documentation, and (ii) all data generated by CUSTOMER’s and its Participants’ use of the Subscribed Lightsofts, including without limitation any and all patents, patent applications, copyrights, trade secrets, trademarks and other intellectual property rights, and CUSTOMER shall not take any action inconsistent with such title and ownership. CUSTOMER acknowledges and agrees that this Agreement grants to CUSTOMER no title or right of ownership in the Software, notwithstanding the use herein of the words “sale,” “sell,” “sold,” “purchase” and the like.

4.                                      Hardware. Title to all Hardware shall pass to CUSTOMER when the Fees for such Hardware have been paid in full. If any Hardware on which the Software has been installed becomes subject to the security interest of a third party, the agreement under which such Hardware is secured must include provisions providing that the secured party (and its assigns) shall have no rights with respect to possession or use of the Software as installed on such Hardware and shall be obligated to remove (or permit CUSTOMER to remove) the Software upon any repossession of the Hardware. CUSTOMER acknowledges and agrees that: (i) the Hardware provided by LIGHTSPACE may contain video and photographic recording devices, (ii) LIGHTSPACE shall be permitted to use such devices to transmit and record video and photographic images of CUSTOMER’s Site, the Subscribed Lightsofts and/or the Hardware, for diagnostic, product improvement and other such internal purposes.

5.                                      Restrictions on Use. (a) CUSTOMER may move the Product(s) and Documentation freely from one Site to another Site so long as the CUSTOMER: (i) does not exceed the licensed number of Authorized Computers and Tile Platforms; and (ii) does not move or attempt to move the Product(s) outside the United States. CUSTOMER agrees that it will not use or permit the Product(s) to be used in any manner, whether directly or indirectly, that would enable CUSTOMER’s employees, contractors or agents or any third party to use the Software on any computer system other than on the number of licensed Authorized Computer(s) and Tile Platform(s). LIGHTSPACE reserves the right, upon reasonable notice, to audit CUSTOMER’s compliance with the provisions herein related to use of Product(s) at the Site(s). CUSTOMER shall, at its cost and expense, take actions to comply with such audit.

(b)                                 CUSTOMER shall not (i) copy, rent, lease, sublicense, time share, distribute, reproduce, use or allow access to the Product(s) except as explicitly permitted under this Agreement; (ii) modify, adapt, translate, prepare derivative works from, reverse engineer, decompile or otherwise attempt to derive source code from the Product(s) or any internal data files generated by the Product(s), except to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation; or (iii) remove, obscure, or alter LIGHTSPACE’s copyright notices, trademarks, or other proprietary rights notices affixed to or contained within the Product(s). CUSTOMER shall be allowed to duplicate Documentation for CUSTOMER’s internal use only. The source code for the Software and other trade secrets embodied therein are not disclosed to CUSTOMER.

(c)                                  CUSTOMER and its Participants shall not use and shall not permit a third party to use the Product(s) in an Objectionable manner. CUSTOMER acknowledges and agrees that: (i) Participants may separately register with LIGHTSPACE for use of or access to certain LIGHTSPACE software and materials, which software and materials may function in conjunction with the Product(s) installed at the Site; and (ii) LIGHTSPACE does not pre-screen Participants’ use of LIGHTSPACE software and materials or Participants’ development of software and materials that may function in conjunction with the Product(s) installed at the Site, nor shall LJGHTSPACE assume any responsibility for any Objectionable material therein. Customer will be liable for any breach of this Agreement by a Participant.

(d)                                 CUSTOMER is only being granted the rights to use the Product(s) at the Sites and shall not export or re-export, directly or indirectly (including via remote access) Product(s) or other information or materials provided by LIGHTSPACE hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. CUSTOMER shall defend and indemnify LIGHTSPACE from and against any Losses arising out of any claim that Product(s) or other information or materials provided by LIGHTSPACE hereunder were exported or otherwise accessed, shipped or transported in violation of applicable laws and regulations, CUSTOMER agrees that it will comply with all applicable federal, state, and local laws and regulations governing the use of the Product(s).

6.                                      Services. (a) Installation Services. CUSTOMER may, pursuant to an Order, request that LIGHTSPACE perform installation services with respect to the Product(s) (“Installation Services”). Such Installation Services shall be performed at LIGHTSPACE’s then-current rates as set forth in the applicable Order. Upon receipt of such Order requesting Installation Services, LIGHTSPACE shall make arrangements with CUSTOMER to install the Product(s) at the agreed upon Sites. LIGHTSPACE shall not perform any customization of the Product(s) in connection with the Installation Services, unless such customization is accomplished pursuant to Section 6(c) hereof.

(b)                                 Maintenance and Support. LIGHTSPACE’s current support policy for the Software (as amended from time to time by LIGHTSPACE, the “Support Policy”) is set forth in Exhibit A hereto. CUSTOMER may elect to obtain Support Services (as defined In the Support Policy) for the Software at LIGHTSPACE’s current price and may, pursuant to the Support Policy, eject to renew support at such prices and upon such terms and conditions as LIGHTSPACE may publish from time to time. If CUSTOMER elects to obtain Support Services, the terms of this Agreement, supplemented by the Support Policy terms, shall govern the support arrangements. Any Maintenance Releases of the Software delivered by way of support services shall be treated for all purposes under this Agreement as Software and all intellectual property rights therein shall be retained by LIGHTSPACE.

(c)                                  Customization and Consulting Services. During the Term, LIGHTSPACE may, upon request, provide or make available to CUSTOMER customization and consulting services as shall be mutually agreed upon by the parties. CUSTOMER is under no obligation, at any time during the Term to obtain such customization and consulting services. Any requested LIGHTSPACE customization or consulting service shall be provided pursuant to the terms of the MCA.

7.                                      Shipments. Product(s) will be shipped F.O.B. LIGHTSPACE’s principal place of business at 125 CambridgePark Drive, Cambridge, MA 02140. CUSTOMER is responsible for the cost of all shipping, handling, insurance and any fees, taxes and duties. All risk of loss with respect to the Product(s) shall pass to CUSTOMER when such Product(s) are delivered to the carrier for shipment to CUSTOMER. Unless previously agreed to by LIGHTSPACE, Product(s) shall be shipped in LIGHTSPACE’s standard packaging.

8.                                      Delivery and Acceptance. (a) Delivery schedules for the Product(s) are subject to LIGHTSPACE’s then-current lead times and Product(s) availability. LIGHTSPACE will make reasonable efforts to meet delivery dates quoted or acknowledged, but shall in no event be liable for failure to meet any such date(s). LIGHTSPACE shall have the right to deliver Product(s) prior to any agreed upon delivery date. LIGHTSPACE reserves the right to make deliveries in installments and any Order or invoice shall be severable as to any such installments. Delay in delivery or default of any installment shall not relieve CUSTOMER of its obligation to accept and pay for remaining installments. CUSTOMER shall carefully inspect all deliveries of Product(s) as they are received by CUSTOMER and report to LIGHTSPACE promptly, but in any event within seven (7) calendar days after receipt of shipment (“Inspection Period”), any alleged error, shortage, defect or nonconformity of such Product(s). CUSTOMER’s acceptance of each purchase or license of Product(s) (in each case, an “Acceptance”) shall occur as follows:

(i)                                     If CUSTOMER shall not have purchased LIGHTSPACE’s Installation Services, then CUSTOMER shall be deemed to have Accepted Product(s) upon the expiration of the Inspection Period, if CUSTOMER shall not have notified LIGHTS PACE of any non-conformity in the Product(s) prior to the expiration of such period.

(ii)                                  If CUSTOMER shall have purchased LIGHTSPACE’s Installation Services, then upon the installation of the Product(s) by LIGHTSPACE, CUSTOMER shall demonstrate such Acceptance of the Product(s) by immediately signing and delivering to LIGHTSPACE, LIGHTSPACE’s form of Customer Acceptance Form, as provided by LIGHTSPACE to Customer.

Notwithstanding the foregoing, any production use by CUSTOMER of the Product(s) shall be deemed to be CUSTOMER’s Acceptance of the Product(s) for purposes of this Section. The foregoing shall be CUSTOMER’s sole and exclusive means of Acceptance of the Product(s).

9.                                      Payment Terms. (a) CUSTOMER shall pay to LIGHTSPACE the applicable Fees in the amounts and on the dates set forth in each Order. Unless specified differently in an Order, CUSTOMER shall pay for each Order as follows: (i) for Product(s), Customer shall pay 50% of the applicable Fees set forth in the Order at the time the Order is placed, and the remaining 50% upon the Acceptance of Product(s) by CUSTOMER in accordance with Section 8 above; (ii) for Maintenance and Support Services, Customer shall pay the applicable Fees in accordance with Exhibit A; and (iii) for consulting services in accordance with the MCA In the event of an adverse change in CUSTOMER’s creditworthiness, as determined by LIGHTSPACE in its good faith judgment, LIGHTSPACE may require alternative payment terms for Product(s) or withhold or suspend the shipment of Product(s). Payment shall be in U.S. dollars. All payments shall be due and payable upon receipt by CUSTOMER of LIGHTSPACE’s invoice.

(b)                                 CUSTOMER grants to LIGHTSPACE a security interest in all Product(s) in the amount of the Fees payable, plus all other amounts due hereunder and all costs of collection incurred by LIGHTSPACE (including but not limited to court costs and reasonable attorneys’ fees), and any proceeds therefrom, and agrees that LIGHTSPACE retains, in addition to any other rights of LIGHTSPACE, a right of repossession in such Product(s) until such time as CUSTOMER has paid for such Product(s) in full, or a right to require CUSTOMER to effect (at CUSTOMER’s expense) return delivery of such Product(s) to LIGHTSPACE. CUSTOMER agrees to cooperate and execute all financing statements and other documents as may be necessary for LIGHTSPACE to perfect a security interest in the Product(s), and hereby authorizes a designated representative of LIGHTSPACE to file any financing statement without the signature of the CUSTOMER to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement, in connection with the perfection of such security interest. Overdue amounts shall bear interest in an amount equal to one and one-half percent (1.5%) of the unpaid balance per month (or portion thereof), or if less, at the highest interest rate permitted by applicable law, calculated monthly from the date payment was due until the date payment is made. CUSTOMER shall not withhold or set off from any amounts due to LIGHTSPACE, any amounts claimed to be owed by LIGHTSPACE to CUSTOMER for any reason whatsoever.

(c)                                  Fees included In accepted Orders are exclusive of all shipping charges and all federal, state, municipal and all other governmental excise, sales, use, and similar taxes, duties, or tariffs. CUSTOMER agrees to pay all such shipping charges, taxes, duties, and tariffs. CUSTOMER must provide LIGHTSPACE with written certification for any claim of tax or other exemption prior to shipment of Product(s) or the performance of Services. If LIGHTSPACE is required to pay additional taxes, duties, and tariffs CUSTOMER shall immediately reimburse and hold LIGHTSPACE harmless for all such taxes.

10.                               Limited Warranty. (a) Unless otherwise specified in the Order, for a period of one year from the date of Acceptance (“Warranty Period”), LIGHTSPACE warrants that the unaltered Product(s) will substantially conform to the Applicable Specifications. During the Warranty Period, nonconforming Product(s} may be returned by CUSTOMER if CUSTOMER: (i) obtains a RMA from LIGHTSPACE in accordance with Section 11; (ii) returns nonconforming Product(s) by a method of shipment approved by LIGHTSPACE; and (iii) Product(s) are received by LIGHTSPACE in good condition, without their markings altered, defaced, or removed, and accompanied with a written description of the defect(s). The foregoing warranty does not apply to (A) any Product(s) (A) that have been subject to, misuse, neglect, accident or which are not capable of being tested by LIGHTSPACE under its normal test conditions, or (B) any alterations, modifications, combinations or enhancements of the Product(s) not created by LIGHTSPACE. LIGHTSPACE shall have no liability for any warranty claim based upon the combination, operation, or use of the Product(s) with equipment, data, or software not furnished by LIGHTSPACE. LIGHTSPACE does not warrant that the Product(s) are error free, will operate without interruption or are compatible with all equipment and/or software configurations. CUSTOMER acknowledges that use of the Product(s) may result in unexpected results, loss of data or other unpredictable damage or loss to CUSTOMER LIGHTSPACE’s sole and exclusive liability and CUSTOMER’s sole and exclusive remedy for any breach of the foregoing warranty shall be, at LIGHTSPACE’s option, to repair, replace, or refund the Fees paid by CUSTOMER for the defective Product(s).

(b)                                 EXCEPT AS PROVIDED IN THIS SECTION, LIGHTSPACE MAKES NO OTHER WARRANTIES. EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT(S), INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, NONINTERFERENCE WITH ENJOYMENT AND ALL OTHER WARRANTIES ARISING OUT OF OR IN CONNECTION WITH THE SALE, LICENSE, AND/OR PURCHASE OF THE PRODUCT(S), OR THE USE, REPAIR OR PERFORMANCE THEREOF, OR ANY COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER ANY AGREEMENT BETWEEN CUSTOMER AND LIGHTSPACE.

This Limited Warranty does not apply to any Product or portion of a Product which LIGHTSPACE identifies as a “Consumable.”

11.                               Return Policy. CUSTOMER must obtain a Return Material Authorization (“RMA”) prior to returning any Product(s) to LIGHTSPACE for any reason. Product(s) returned to LIGHTSPACE without an RMA will not be accepted and will be returned to CUSTOMER at CUSTOMER’s sole risk and expense. CUSTOMER shall be responsible for the cost of all shipping, handling, and insurance for all Product(s) returned to LIGHTSPACE. CUSTOMER may return defective Hardware to LIGHTSPACE only during the Warranty Period; thereafter LIGHTSPACE will use commercially reasonable efforts to repair Hardware at LIGHTSPACE’s then-current hourly rates.

12.                               Discontinuance of Product(s). LIGHTSPACE reserves the right to discontinue or withdraw any Product(s) from its Catalog at any time. LIGHTSPACE will use commercially reasonable efforts to provide CUSTOMER with three (3) months prior written notice of any such discontinuance or withdrawal of Product(s) from its Catalog. CUSTOMER shall have the right to make a last-time purchase of such discontinued or withdrawn Product(s), provided CUSTOMER accepts delivery of all such Product(s) within three (3) months from the date of LIGHTSPACE’s notice of discontinuance or withdrawal. With respect to Subscribed Lightsofts that are discontinued, upon written request by CUSTOMER, CUSTOMER may be offered the right to obtain a perpetual license for such discontinued Lightsoft on terms to be mutually agreed upon in writing by both LIGHTSPACE and CUSTOMER.

13.                               Term and Termination. (a) The term of this Agreement shall commence as of the Effective Date and shall remain in force until terminated by either party in accordance with this Section (“Term”).

(b)                                 Either party may terminate this Agreement on not less than thirty (30) days prior written notice if the other party (i) is in material breach of any provision of this Agreement and the party in breach does not cure said breach within such thirty (30) day period, (ii) files a petition in bankruptcy, or has such petition flied against it (which petition is not discharged within thirty (30) days after such filing), (iii) makes an assignment for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession of its assets, or (iv) generally ceases business in the ordinary course. LIGHTSPACE shall have the right to terminate any outstanding Order issued under this Agreement and to refuse any new Order if CUSTOMER commits any breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice by LIGHTSPACE of such breach. Continued shipment by LIGHTSPACE following CUSTOMER’s default shall not constitute any waiver by LIGHTSPACE of its rights and remedies under this Agreement nor shall it relieve the CUSTOMER of any its obligations herein. LIGHTSPACE’s termination of this Agreement and/or repossession of the Product(s) shall be without prejudice to any other remedies that LIGHTSPACE may have at law or in equity.

(c)                                  Upon the expiration or termination of this Agreement for any reason, the license and all other rights granted hereunder to CUSTOMER shall immediately cease, and CUSTOMER shall immediately: (i) return the applicable Software to LIGHTSPACE together with all Documentation; (ii) purge all copies of the Software from any other computer storage medium or device on which CUSTOMER has placed or permitted others to place the Software; (iii) destroy LIGHTSPACE Confidential Information in CUSTOMER’s custody, possession or control and certify in writing to LIGHTSPACE within two (2) weeks that it has complied with this Section; and pay to LIGHTSPACE all outstanding obligations under the Agreement or Order. Notwithstanding the foregoing, Sections 1, 3{c), 4, 5, 9, 10, 11 and 13-30 shall survive expiration or termination of this Agreement.

14.                               Confidential Information. (a) Each party acknowledges that Confidential Information of the other party may be disclosed during the course of this Agreement. Each Recipient agrees that it will (i) not disclose the Discloser’s Confidential Information to anyone except to perform the Recipient’s obligations hereunder; (ii) take steps that are substantially equivalent to the steps it takes to protect its own proprietary information (and in any event no less than reasonable steps), during the Term and following expiration or termination of this Agreement. to prevent the duplication or disclosure of Discloser’s Confidential Information, other than to its employees or agents who must have access to such Confidential Information to perform such party’s obligations hereunder, who each agree to comply with this provision; and (iii) use the Confidential Information only for the purposes specifically permitted hereunder or if not stated herein, solely to perform the Recipient’s obligations hereunder. Each Recipient shall bear the responsibility for breaches of this Section by any of its employees, contractors or agents irrespective of whether the breach occurs during or after the period of the employment, agency or contractor relationship. LIGHTSPACE shall have the right to refer to CUSTOMER as its customer, and may use CUSTOMER as a reference account without any obligation of confidentiality.

(b)                                 Either party may disclose Confidential Information required to be disclosed by law; provided that it shall (i) notify the Discloser hereunder promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information; and (ii) cooperate with the Discloser (at Discloser’s expense) in the exercise of the Discloser’s right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not constitute publication or otherwise alter the character of that information as Confidential Information as between the parties hereunder.

(c)                                  The parties agree that any breach or threatened breach of this Section by a Recipient would cause not only financial harm, but irreparable harm to the Discloser; and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this Section by a Recipient, the Discloser shall, in addition to any other rights and remedies it may have, be entitled (without the necessity of posting any bond or surety) to an injunction restraining the Recipient from disclosing or using, in whole or in part, any Confidential Information.

15.                               Limitation of Liability. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE

CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, NEITHER PARTY SHALL BE LIABLE FOR LOSS OF PROFITS OR SAVINGS OR LOSS OF BUSINESS, INCLUDING BUT NOT LIMITED TO SPECIAL OR CONSEQUENTIAL DAMAGES, WHICH MAY BE CAUSED BY, DIRECTLY OR INDIRECTLY, THE INADEQUACY OF THE PRODUCT(S) FOR ANY PURPOSE OR USE THEREOF OR BY ANY DEFECT OR DEFICIENCY THEREIN. EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, EACH PARTY’S LIABILITY FOR DAMAGES, IF ANY, SHALL NOT EXCEED THE AMOUNTS PAID TO LIGHTSPACE BY CUSTOMER FOR THE PRODUCT(S) UNDER THIS AGREEMENT. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF ANY TRANSACTION UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE YEAR AFTER THE INJURED PARTY HAS KNOWLEDGE OF THE OCCURRENCE WHICH GIVES RISE TO THE CAUSE OF SUCH ACTION.

16.                               Indemnity.

(a)                                 By LIGHTSPACE. LIGHTSPACE will defend, indemnify and hold harmless CUSTOMER, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns from and against a claim, suit, demand, loss, damage, expense (including reasonable attorney’s fees) or liability asserted by a third party (collectively, “Losses”) arising from or related to any third party claim that the Product(s) infringes a valid United States patent, trademark or copyright. LIGHTSPACE shall have no liability or obligation to CUSTOMER under this Section 16(a) with respect to any claim in the event and to the extent based upon: (i) use of the Product in an application or environment or on a platform or with devices for which the Product was not designed or contemplated (it being expressly agreed that the Software is intended to operate on the Hardware), (ii) modifications. alterations, combinations or enhancements of the Product not created by LIGHTSPACE, (iii) any patent, trademark or copyright in which CUSTOMER or any affiliate has an interest, or (iv) failure of CUSTOMER to install any corrections or Maintenance Releases of the Product made available by LIGHTSPACE. CUSTOMER shall indemnify and hold LIGHTSPACE harmless from all costs, damages and expenses (including reasonable attorneys’ fees) arising from any claim enumerated in clauses (i) through (iv) above.

In addition, LIGHTSPACE, at LIGHTSPACE’s option and expense, may (i) procure for CUSTOMER the right to continue using such Product, (ii) replace or modify the Product so it becomes non-infringing, or (iii) if options (i)-(ii) are not available, terminate CUSTOMER’s license to the allegedly infringing Product and pay to CUSTOMER an amount not to exceed the value of the Product for Which CUSTOMER has paid a fee, depreciated on a straight line basis over a three (3) year period.

(b)                                 By CUSTOMER. CUSTOMER shall defend, indemnify and hold LIGHTSPACE, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors. partners, shareholders, employees, agents, successors and assigns harmless against any losses to the arising from (1) CUSTOMER’s or its Participants’: (i) use of the Product(s), including without limitation the posting or display of any Objectionable material in connection with the Product(s); (ii) negligence or intentional misconduct; or. (iii) failure to comply with applicable laws; and (2) damage to or destruction of property of other persons or the death or injury of third persons, including but not limited to employees or invitees of LIGHTSPACE or CUSTOMER which damage, destruction, death or injury results from or is caused by any act or omission of CUSTOMER, its employees, servants, agents, or representatives.

(c)                                  Procedure. To receive the benefit of indemnification under Sections 16(a) or 16{b), the party seeking indemnification must promptly notify the indemnifying party in writing of a claim or suit and provide reasonable cooperation (at the Indemnifying party’s expense) and tender to the indemnifying party (and its insurer) full authority to defend or settle the claim or suit. Neither party has any obligation to indemnify the other party in connection with any settlement made without the indemnifying party’s written consent. The indemnitee has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

17.                               Notices:  All notices relating to this Agreement shall be in writing and delivered by courier or by hand or sent to the other party by first crass certified prepaid mail or by common carrier with the ability to track and confirm delivery and shall be sent to the following addresses:

To LIGHTSPACE:

Lightspace Corporation

125 CambridgePark Drive

Cambridge, MA 02140

Attn: CEO

To CUSTOMER:

Attn:

Notices shall be deemed to have been duly given (i) upon personal delivery, (ii) upon deposit in the mail if mailed by certified mail, return receipt requested, postage prepaid, (iii) upon deposit with a recognized courier with next-day delivery instructions, or (iv) upon confirmation of transmission, if sent by confirmed fax, to the address or fax number set forth below or such other address or fax number as either party may specify by notice sent in accordance with this Section 17.

18.                               Force Majeure. Except for CUSTOMER’s payment obligations to LIGHTSPACE, neither party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control including, but not limited to, accidents, labor disputes, military conflicts, acts of government, acts of terrorism, insurrections, riots, explosions, lightning, earthquakes, fires, storms and floods. No default shall be caused by and LIGHTSPACE shall not be responsible to CUSTOMER for any loss, damages, or penalty resulting from any delay or failure to perform the obligations of LIGHTSPACE herein that are due to any cause beyond LIGHTSPACE’s control. Anticipated delivery dates by LIGHTSPACE shall be deemed extended for a period of time equal to the time lost due to any such delay excusable under this Section.

19.                               Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to choice of law principles. If any term or provision of this Agreement or the application of any such provision of this Agreement shall be held by a tribunal of competent jurisdiction to be contrary to law, invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

20.                               Resolution of Disputes; Waiver of Jury Trial; Exclusive Remedies. In the event of any claim or dispute between the parties hereto with respect to the interpretation or application of this Agreement that cannot be reasonably resolved by a meeting of the principal representative of the parties, such dispute shall be settled by arbitration before three arbitrators (selected from a panel of persons having experience with and knowledge of the subject matter of this Agreement, at least one of whom shall be an attorney) in Boston, Massachusetts and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the parties in such proceeding. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The parties hereby consent to: (i) the jurisdiction of the federal or state courts sitting or located in Boston, Massachusetts for any action: (a) to compel arbitration, (b) to enforce the award of the arbitrators, (c) prior to the appointment and confirmation of the arbitrators, for temporary, interim or provisional equitable remedies; or (d) arising from or related to a breach of confidentiality or misuse of LIGHTSPACE intellectual property; and (ii) service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. EACH PARTY AND HEREBY VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

21.                               Injunctive Relief: CUSTOMER agrees that any breach of this Agreement will cause LIGHTSPACE irreparable harm and that the damage will be difficult to determine and that money damages alone will not be an adequate remedy. Therefore, LIGHTSPACE shall have the right to seek injunctive relief against any breach or threatened breach of this Agreement.

22.                               U.S. Government Restricted Rights. If the Product(s) are acquired by or on behalf of a unit or agency of the United States Government (the “Government”), the Government agrees that such Product(s) include “commercial computer software” and commercial computer software documentation”, and that absent a written agreement to the contrary, the Government’s rights with respect to such Product(s) are, in the case of civilian agency use, RESTRICTED RIGHTS, as defined in FAR §52.227-19, and if for the Department of Defense use, limited by the terms of this Agreement, pursuant to DFARS §227.7202-1 through §227.7202-4 as applicable. The use of the Product(s) by the Government constitutes acknowledgment of LIGHTSPACE’s proprietary rights in the Product(s). Contractor/manufacturer is LIGHTSPACE. LIGHTSPACE’s address is set forth at the end of this Agreement.

23.                               Modification, Amendment, Supplement or Waiver. No modification, amendment, supplement or waiver of this Agreement, or any to its provisions, shall be binding upon the parties hereto unless made in writing and duly signed by both parties. Any waiver of a provision of this Agreement, or of a breach or default under this Agreement, shall apply only in the specific instance and purpose given, and shall not constitute a waiver of any other default. Any failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

24.                               Entire Agreement. This Agreement, including all attachments, schedules and exhibits hereto, constitutes the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations and/or agreements among the parties in conjunction with the subject matter hereof except as specifically set forth or referred to herein. All attachments, schedules and exhibits hereto are expressly incorporated by reference, and subject to, this Agreement, and in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any such exhibit, schedule or attachment, or any Order or other invoice or any written acceptance thereof, then the terms and provisions this Agreement shall govern.

25.                               Assignment; Successors. The rights and licenses granted CUSTOMER hereunder are restricted solely and exclusively to CUSTOMER. CUSTOMER shall not assign, transfer or sublicense this Agreement or any of its rights or delegate the performance of any of CUSTOMER’s obligations under this Agreement without the prior written consent of LIGHTSPACE. Any such assignment. transfer, sublicense or delegation without LIGHTSPACE’s prior written consent shall be void. All the terms and conditions of this Agreement are binding upon and inure to the benefit of the parties hereto, and their successors and assigns and legal representatives.

26.                               Relationship of Parties. Both parties will, in all matters relating to this Agreement, act as independent entities. Neither party will take any action that assumes or creates, or represent that it has any authority to assume or create, any obligation. order, agreement, contract, or other binding commitment, express or implied, on behalf of the other party, or represent the other as agent, representative, employee, or in any other capacity.

27.                               Attorneys’ Fees. In any action, suit or proceedings brought hereunder, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with the action, suit or proceeding, in any addition to any other relief to which such party may be entitled.

28.                               Miscellaneous. Nothing in this Agreement, express or implied, shall, is intended to, or shall be construed to, confer upon or to give any person, firm or corporation, except the parties hereto, any rights or remedies under or by reason of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT, INCLUSIVE OF ALL EXHIBITS, TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

LIGHTSPACE CORPORATION

Signature:

Name:

Title:

CUSTOMER

Signature:

Name:

Title:

EXHIBIT A

LIGHTSPACE CORPORATION

SUPPORT POLICY

LIGHTSPACE offers support for the Software upon the following terms and conditions at Fees published by LIGHTSPACE from time to time. Current price information is available from LIGHTSPACE. If CUSTOMER elects to obtain support services from LIGHTSPACE, CUSTOMER must indicate same in the applicable Order and submit the completed Order to LIGHTSPACE. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the LIGHTSPACE End User Agreement (“Agreement”). This Support Policy applies only to Software during the applicable support term and the applicable Use Period as specified in the applicable Order (“Support Term”).

1.                                      LIGHTSPACE’S OBLIGATIONS. Subject to the terms of the Agreement and this Support Policy, LIGHTSPACE shall provide the following maintenance and support services (the “Support Services”) for the Software during the Support Term:

(a)                                 Telephone and Email Support. LIGHTSPACE will use commercially reasonable efforts to provide reasonable telephone and e-mail support for the Software during the hours of 9:00 a.m. to 5:00 p.m. U.S. Eastern Standard Time, on LIGHTSPACE’s regular business days and such other assistance as is commercially reasonable to cause the Software to perform in accordance with the Applicable Specifications, as amended by LIGHTSPACE from time to time. LIGHTSPACE will use commercially reasonable efforts to respond to a request for Support Services within twenty-four (24) hours. LIGHTSPACE is under no obligation to provide Support Services: (i) if CUSTOMER fails to notify LIGHTSPACE in writing of its intention to purchase Support Services, (ii) if CUSTOMER fails to pay for the Support Services within thirty (30) days of the beginning of each Support Term, (iii) if the Product(s) have been subject to alteration, misuse, neglect, accident or modifications or which are not capable of being tested by LIGHTSPACE under its normal test conditions; or (iv) if the Product(s) have been combined, operated or used with equipment, data, or software not furnished by LIGHTSPACE.

(b)                                 Software Maintenance. CUSTOMER may purchase Software Maintenance, on an annual basis, in accordance with an Order. “Software Maintenance” means LIGHTSPACE shall provide Maintenance Releases to the Software. provided that LIGHTSPACE shall not be obligated to create, develop or release any Maintenance Releases. At LIGHTSPACE’s election, Maintenance Releases may be delivered to CUSTOMER electronically over an internet connection to CUSTOMER’s Hardware or by CD-Rom or other similar permanent electronic media delivered to CUSTOMER’s address set forth in the Agreement. CUSTOMER is responsible for installing Maintenance Releases provided by LIGHTSPACE in accordance with any installation instructions that may accompany them within a reasonable amount of time. Software Maintenance does not provide CUSTOMER with access to new or different Product(s) which may use all or part of the Hardware and Software and CUSTOMER has no rights with respect to any such new or different software programs or hardware platforms. LIGHTSPACE is under no obligation to offer or provide Software Maintenance: (i) if CUSTOMER fails to notify LIGHTSPACE in writing of its intention to purchase Software Maintenance, (ii) if CUSTOMER fails to pay for the Software Maintenance within thirty (30) days of the beginning of each Support Term, (iii) if the Software has been subject to alteration, misuse, neglect, accident or modifications or which are not capable of being tested by LIGHTSPACE under its normal test conditions; or (iv) if the Software has been combined, operated or used with equipment, data, or software not furnished by LIGHTSPACE.

(c)                                  LIGHTSPACE will not be required to provide Support Services directly to CUSTOMER’s Participants, customers and/or end Users. CUSTOMER shall be responsible for addressing all inquiries from its Participants, and for providing all support to its Participants with respect to the Subscribed Lightsofts, including resolving any problems related to the use of the Subscribed Lightsofts by such Participants.

2.                                      CUSTOMER’S OBLIGATIONS. CUSTOMER agrees: (a) that the contact persons identified on the Order (or such other replacement individuals as CUSTOMER may designate in writing to LIGHTSPACE) shall be the sole contacts for the coordination and receipt of the Support Services set forth in Section 1 of this Support Policy; (b) to maintain for Support Term, an internet address for electronic mail communications with LIGHTSPACE; (c) to provide reasonable supporting data (including written descriptions of problems, as requested by LIGHTSPACE) and to aid in the identification of reported problems; (d) to install and treat all Maintenance Releases delivered under this Support Policy as Software in accordance with the terms of the Agreement; and (e) to maintain the Agreement in force and effect.

3.                                      TERM AND TERMINATION. (a) Support Term. Support Services for Product(s) will begin on the date set forth in the applicable Order, and will apply to such Product{s) for a term of one (1) year, unless an alternative term is identified in the Order. The initial term will be extended for additional terms as set forth in the Order.

(b)                                 Default. If CUSTOMER is in default of its obligations under the Agreement (except for CUSTOMER’s obligation to maintain valid licenses for the Software, in which case termination is immediate) and such default continues for thirty (30) days following receipt of written notice from LIGHTSPACE, LIGHTSPACE may, in addition to any other remedies it may have, terminate the Services.

4.                                      SUPPORT FEES. CUSTOMER shall pay to LIGHTSPACE the Fees for Support Services identified in the Order. Invoices for Services shall be billed to the CUSTOMER on an annual basis and payment is due in advance of the period covered by the Support Services. CUSTOMER shall not be entitled to any refund or rebate if CUSTOMER elects to terminate the Support Services prior to end of the applicable Support Term.

5.                                      WARRANTY; WARRANTY LIMITATION. (a) LIGHTSPACE warrants that all Support Services to be performed hereunder will be performed in a workmanlike manner, conforming to professional standards and practices. CUSTOMER’s sole and exclusive remedy for any claim arising out of a breach of this warranty shall be, at the LIGHTSPACE’s option, for LIGHTSPACE to reperform the Support Services as warranted.

(b)                                 EXCEPT AS OTHERWISE SET FORTH HEREIN, LIGHTSPACE DISCLAIMS ALL WARRANTIES INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF TITLE., NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS WELL AS ALL WARRANTIES ARISING OUT OF USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE, WITH RESPECT TO SUPPORT SERVICES PROVIDED UNDER THIS SUPPORT POLICY (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE PRODUCT). IN NO EVENT SHALL LIGHTSPACE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY INTERRUPTION OF BUSINESS OR LOSS OF USE, DATA OR PROFITS, HOWEVER CAUSED, AND REGARDLESS OF THE FORM OF ACTION, EVEN IF LIGHTSPACE HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. LIGHTSPACE’S TOTAL LIABILITY UNDER THIS SUPPORT POLICY SHALL NOT EXCEED THE AMOUNTS PAID TO LIGHTSPACE IN RESPECT OF THE SPECIFIC SUPPORT SERVICES CAUSING THE CLAIM.

6.                                      GENERAL PROVISIONS. Upon the election by CUSTOMER to obtain Support Services, the terms of this Support Policy shall be governed by and are made a part of the Agreement. This Support Policy and the Agreement are the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Support Policy and supersedes all prior oral or written communications, purchase orders, agreements and understandings between the parties.

Lightspace System Quotation

Lightspace Corporation	Customer: Chris Praizner
125 CambridgePark Drive., Cambridge, MA 02140	Company: Spy Bar Cleveland
Main phone: (617) 868-1700, Fax: (617) 868-1799	Address:	1261 West 6th Street,
Cleveland, OH 44113
	Phone:	216-621-7907

Lightspace System Description:
Overall Dimensions: 16’ x 16’ (includes a 1 tile Peripheral Tile border and ramp around the entire surface)
An interactive surface of 11 x 10 tiles measuring 17’ x 17’
Includes 110 Interactive Tiles + 5 spares = 115 Total Interactive Tiles
Includes 46 + 3 spare Peripheral Tiles = 49 Total Peripheral Tiles

Hardware and Software	Qty.	Unit Price	Total Price
Interactive Tile R3.3 (16” x 16”)	115	$550	$63,250
Peripheral Tile R1.2 (16” x 16”)	49	$275	$13,475
Club Scene Control Station w/ LMS and Network	1	$13,700	$13,700
LS Control Station R2.0 w/ Monitor and Accessories
Lightspace Management System (LMS) V1.3
LS Communications Center
LightSpace UltraCam Video Software + Pan/Tilt Cam (diagnostic tool)
Club Scene Software Package	1	$9,995	$9,995
Base Lightsoft Package V1.0 (incl. 100 Lightsofts)
Lightsoft Creator V1.3
Installation Package	1	$11,575	$11,575
400 Amp Power Supply & Accessories
Vinyl Floor Covering and Border Ramps
Customized Peripheral Overlays
Installation Kit
System Installation & Training	1	$8,465	$8,465
Site Survey and Installation
One Day Onsite System Operation and Training
Service Agreement (per year)	1	$2,995	$2,995
24/7 Telephone and Email Support
Real Time Troubleshooting Support
Sub Total			$123,455
Promotional Cleveland discount			$38,455
TOTAL			$85,000

* Notes:

1.              Additional Vinyl Covering and Custom Overlays are available for purchase.

2.              Custom software and application development is available at $250 per hour (8 hour minimum).

3.              Based upon the findings of a Site Survey, additional installation charges may apply.

4.              This proposal does not include fees for electricians, building contractors, inspectors, and other related installation fees.

5.              Post installation, onsite maintenance and support is available at $575 per day plus T&E.

6.              Onsite training is conducted on the day of system installation.

7.              All hardware excluding consumables (vinyl and overlays) are covered by a 3 year warranty.

PAYMENT TERMS:

$5,000 Deposit

$50,000 upon installation

$5,000 due on the first of the month beginning October 1st 2004 ending March 1st 2005.

I have reviewed and accept the above quote and pricing and agree to purchase the Lightspace System.

Quote prepared by: Tim Brown, Lightspace Corporation

Signature:	Date:	8/6/04

TKB	Quote valid for 30 days

1

LIGHTSPACETm
CORPORATION
Invoice Date
125 CambridgePark Drive, 4th Fl.		5-Aug-2004
Cambridge, MA 02140
Phone: (617) 868-1700		Invoice Number
Customer:		20040008
Christopher Praizner
1261 W. 6th Street	Terms:	See Below
Cleveland, OH 44113	Sales Rep.:	Tim Brown

Description	Quantity	Unit Price	Extended Price

Interactive Tile R3.3 (16” x 16”)	115	$550.00	$63,250.00

Peripheral Tile R1.2 (16” X 16”)	49	$275.00	$13,475.00

Club Scene Control Station w/ LMS and Network	1	$13,700.00	$13,700.00
LS Control Station R2.0 w/ Monitor and Accessories
LS Managements System (LMS) V1.3
LS Communications Center
LS UltraCam Video Software + Pan/Tilt Cam (diagnostic tool)

Club Scene Software Package	1	$9,995.00	$9,995.00
Base Lightsoft Package V1.0 (incl. 100 Lightsofts)
Lightsoft Creator V1.3

Installation Package	1	$11,575.00	$11,575.00
400 Amp Power Supply & Accessories
Vinyl Floor Covering and Border Ramps
Customized Peripheral Overlays
Installation Kit

System Installation & Training	1	$8,465.00	$8,465.00
Site Survey and Installation
One Day Onsite System Operation and Training

Service Agreement (per year)	1	$2,995.00	$2,995.00
24/7 Telephone and Email Support
Real Time Troubleshooting Support

Sub Total			$123,455.00

Promotional Cleveland Discount:			$(38,455.00)

Other Information:	Discount Sub Total		$85,000.00

Payment Terms:	Shipping & Handling		—
$ 5,000 Deposit
$ 50,000 on signing of End User Agreement due at installation	Sales Tax		—
$ 5,000 due on the first of the month beginning
September 1st, 2004 and ending February 1st, 2005	Invoice Total		$85,000.00

2

LIGHTSPACE CORPORATION
END USER AGREEMENT - No.04-002

This End User Agreement, including all Exhibits attached hereto, (collectively, “Agreement”) is made as of August 3, 2004 (“Effective Date”), by and between LlGHTSPACE CORPORATION (“LlGHTSPACE”), a Delaware corporation with a place of business at 125 CambridgePark Drive, Cambridge, MA 02140, and CHRISTOPHER A. PRAIZNER an individual with a principal place of business at 1261 W. 6th Street, Cleveland, OH 44113 (“CUSTOMER”).

WHEREAS, CUSTOMER desires to purchase the LlGHTSPACE Product(s) and Services specified herein and LlGHTSPACE agrees to provide the Product(s) and Services to CUSTOMER subject to this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions in this Agreement, the parties hereby agree as follows:

1.                                      Definitions. Certain definitions used in this Agreement, and not otherwise defined herein, are as follows:

“Applicable Specifications” means the functional and operational characteristics of the Product(s) as described in the LlGHTSPACE’s then-current published Documentation.

“Authorized Computer” means the specific computer system or systems delivered by LlGHTSPACE for use by the CUSTOMER on which all Software shall be installed and operate.

“Catalog” means LlGHTSPACE’s Product catalog that is either published on LlGHTSPACE’s internet website or otherwise made available in written form, as modified from time to time by LlGHTSPACE.

“Confidential Information” means any information disclosed by the Discloser which is or should be reasonably understood by the Recipient to be confidential or proprietary to the Discloser, including, but not limited to, the material terms of this Agreement, pre-release information relating to Product(s), product designs, marketing plans, customer lists, prices, policies, practices, technical processes and formulas, source codes and other software, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. Confidential Information does not include information (a) independently developed by employees of Recipient who have not had direct or indirect access to Discloser’s Confidential Information; (b) generally known to the public through no act or omission of Recipient; or; (c) obtained by a Recipient from any third party not owing any confidentiality obligation to the Discloser; provided that (i) no such exception shall apply except to the extent clearly demonstrated by the Recipient; and (ii) only the specific information that meets the exclusion shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

“Discloser” means the party disclosing Confidential Information or on whose behalf Confidential Information is disclosed and such of Discloser’s suppliers, contractors and customers as provide information in connection herewith.

“Documentation” means all installation instructions, operations guides, manuals, errata sheets, read files, and other materials provided by LlGHTSPACE to CUSTOMER in conjunction with the Product(s), in whole or in part, in printed or electronic form.

“Fees” means, collectively, the license fees for the Software, fees for Services and the purchase price of the Hardware, as applicable, as set forth in each Order.

“Hardware” means the Tile Platforms, Authorized Computers, and any other computer hardware and any other peripherals which attach thereto to be sold to CUSTOMER hereunder.

“Lightsofts” means the LlGHTSPACE application software described in the LlGHTSPACE Catalog.

“Losses” has the meaning set forth in Section 16.

“LPOS” means LlGHTSPACE’s Proprietary Operating System software installed on the Hardware.

“Maintenance Releases” means versions of the Software that consist of error corrections or patches made to the Software that accomplish performance, structural, or functional improvements and are offered generally or selectively to other subscribers for Software Maintenance, but excluding new Product(s) or Services (unless such new Product(s) or Services are offered by LlGHTSPACE as part of its Catalog and CUSTOMER has purchased a license permitting access to such new Product(s) or Services).

“Objectionable” means any information in any medium or format, including without limitation text, data, graphics, audio or video, content (or use of the content), or any action or behavior, that: (a) is libelous or defamatory, pornographic, sexually explicit, or unlawful or that encourages any of the foregoing; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar, profane, obscene, excessively violent, racially, ethnically or otherwise objectionable or offensive in any way or promotes bigotry, racism or harm against any group or individual; (c) constitutes a breach of any person’s privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement or misappropriation of any third party’s intellectual property rights of any kind, including without limitation, copyright, patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) promotes software or services that deliver unsolicited email, including without limitation, bulk e-mail, surveys, contests, “junk mail,” “spam,” or chain letters; (e) disrupts or interferes with the security of, or otherwise abuses, the Product(s), LlGHTSPACE’s network or internet web sites, or any services, system resources, accounts, servers or networks connected to same or any affiliated or linked programs or services; (f) is subject to any restriction upon transmission under any law or under contractual or fiduciary relationships (such as inside information, proprietary and confidential information learned or disclosed as part of an employment relationship or under a nondisclosure agreement); or (g) violates or encourages others to violate any applicable law.

“Order” means that form of written purchase order submitted by CUSTOMER to LlGHTSPACE and executed by the parties, that lists the Product(s) and Services that CUSTOMER desires to obtain from LlGHTSPACE as well as the appropriate Fees and payment terms for such Product(s) and Services.

“Participant” shall mean a CUSTOMER employee, contractor or customer to whom CUSTOMER permits access to the Subscribed Lightsofts upon the terms and conditions set forth herein.

“Product(s)” shall mean the Hardware and Software and all related Documentation received by CUSTOMER from LIGHTSPACE.

“Recipient” means the party receiving Confidential Information hereunder.

“Services” shall mean any Installation Services, Support Services (as defined in Exhibit 6 hereto), custom development services or other consulting services provided by LIGHTSPACE pursuant to LIGHTSPACE’s form of Master Consulting Agreement with such changes as may be agreed upon by the parties (“MCA”).

“Site” means; any physical address location or installation venue, whether permanent, temporary or portable, where the Product(s) are duly authorized by LIGHTSPACE to CUSTOMER for use or rental.

“Software” means the following software that operates on the Hardware: (i) the LPOS, the Subscribed Lightsofts which operate on the LPOS, and any other software licensed to CUSTOMER pursuant to an accepted Order that is proprietary to LIGHTSPACE; (ii) any Third Party Software offered by L.IGHTSPACE; and (iii) any Maintenance Releases to the software described in clauses (i) and (ii).

“Subscribed Lightsofts” means the Lightsofts to which CUSTOMER has obtained a license hereunder.

“Term” has the meaning set forth in Section 13.

“Third Party Software” means software that is proprietary to a third party that is licensed to CUSTOMER by LIGHTSPACE.

“Tile Platforms” means the interactive electronic tile platforms or the peripheral (non-Interactive) tile platforms and the connecting components for such tile platforms to be sold to CUSTOMER hereunder.

“Use Period” means the period during the Term during which CUSTOMER will have access to and the right to use a particular Subscribed Lightsoft, as such period is specified in the Catalog as of the date of the commencement such license, or as may otherwise be agreed upon by the parties in writing.

2.                                      Purchase Orders. CUSTOMER shall submit an Order to LIGHTSPACE for each purchase or license of Product(s) end Services. Each Order shall specify; (i) name and LIGHTSPACE product code number of each Product and Services ordered, (ii) quantity of each Product ordered, (iii) Fees for each Product or Service, (iv) requested delivery date, If applicable, end (v) shipping Instructions and shall reference that It is a Order issued under the terms of this Agreement. All Orders are subject to LIGHTSPACE’s written acceptance. LIGHTSPACE agrees to use commercially reasonable efforts to notify CUSTOMER within five (5) days of receipt of an Order if the Order has not been accepted by LIGHTSPACE. In the event of a conflict between the terms of this Agreement and those appearing in such Order, the terms and conditions of this Agreement shall prevail. Once an Order has been accepted in writing by LIGHTSPACE, CUSTOMER may not amend or cancel any Order without the prior written consent of LIGHTSPACE. Any attempted amendment or cancellation shall result in CUSTOMER’s forfeiture of the Fees paid by CUSTOMER at the time the Order was accepted by LIGHTSPACE:.

3.                                      Grant of Software License. (a) Software. Subject to the terms and conditions of this Agreement and the payment of all applicable Fees, and 5ection 3(b) with respect to access to and use of Lightsofts, LIGHTSPACE hereby grants to CUSTOMER a non-exclusive, nontransferable license, without the right to sublicense, to (i) use the Software in object code form for its internal purposes solely on the number of Authorized Computer(s) and Tile Platform{s) specified in an accepted Order (and with respect to Subscribed Lightsofts, solely during the applicable Use Period for each Lightsoft); and (II) permit Participants to use the Software on the number of Authorized Computer(s) and Tile Platform(s) specified In an accepted Order.

(b)                                 Lightsofts. During the Term, LIGHTSPACE will provide or make available to CUSTOMER the right to subscribe to the Lightsofts at the subscription level (“Subscription Level”) set forth In the applicable Order, Subscribed Lightsofts will be licensed to Customer pursuant to Section 3(a) above. CUSTOMER is under no obligation, at any time during the Term to subscribe to any Lightsofts. LIGHTSPACE reserves the right to modify the Catalog and/or its Fees from time to time to reflect its then current offerings of Lightsofts. At any time during the Term and upon payment of the then-current applicable Fee, CUSTOMER may upgrade CUSTOMER’s Subscription Level, The Fees are not refundable, and CUSTOMER will not receive any rebate or refund for downgrading CUSTOMER’s Subscription Level or terminating this Agreement at any time during the Term.

(c)                                  Ownership. All rights not expressly granted hereunder are reserved to LlGHTSPACE. LIGHTSPACE retains all rights, title and interest in (i) the Software and Documentation, and (ii) all data generated by CUSTOMER’s and its Participants’ use of the Subscribed Lightsofts, including without limitation any and all patents, patent applications, copyrights, trade secrets, trademarks and other intellectual property rights, and CUSTOMER shall not take any action inconsistent with such title and ownership. CUSTOMER acknowledges and agrees that this Agreement grants to CUSTOMER no title or right of ownership in the Software. notwithstanding the use herein of the words “sale”, “sell”, “sold”, “purchase” and the like.

4.                                      Hardware. Time to Time Hardware shall pass to CUSTOMER when the Fees for such Hardware have been paid in full. If any Hardware on which the Software has been Installed becomes subject to the security interest of a third party, the agreement under which such Hardware is secured must include provisions providing that the secured party (and its assigns) shall have no rights with respect to possession or use of the Software as installed on such Hardware and shall be obligated to remove (or permitt CUSTOMER to remove) the Software upon any repossession of the Hardware. CUSTOMER acknowledges and agrees that: (i) the Hardware provided by LIGHTSPACE may contain video and photographic recording devices, (ii) LlGHTSPACE shall be permitted to use such devices to transmit and record video and photographic images of CUSTOMER’s Site, the Subscribed Lightsofts and/or the Hardware, for diagnostic, product improvement and other such InternaI purposes.

5.                                      Restrictions on Use. (a) CUSTOMER may move the Product(s) and Documentation freely from one Site to another Site so long as the CUSTOMER: (i) does not exceed the licensed number of Authorized Computers and Tile Platforms; and (ii) does not move or attempt to move the Product(s) outside the United States. CUSTOMER agrees that it will not use or permit the Product(s) to be used in any manner, whether directly or indirectly, that would enable CUSTOMER’s employees, contractors or agents or any third party to use the Software on any computer system other than on the number of licensed Authorized Computer(s) and Tile Platform(s}. LIGHTSPACE reserves the right, upon reasonable notice, to audit CUSTOMER’s compliance with the provisions herein related to use of Product(s) and the Site(s). CUSTOMER shall, at its cost and expense, take actions to comply with such audit.

(b)                                 CUSTOMER shall not (i) copy, rent. lease, sublicense, time share, distribute, reproduce, use or allow access to the Product(s) except as explicitly permitted under this Agreement; (ii) modify, adapt, translate, prepare derivative works from, reverse engineer, decompile or otherwise attempt to derive source code from the Product(s) or any Internal data files generated by the Product(s), except to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation; or (iii) remove obscure, or alter LIGHTSPACE’s copyright notices, trademarks, or other proprietary rights notices affixed to or contained within the Product(s). CUSTOMER shall be allowed to duplicate Documentation for CUSTOMER’s Internal use only. The source code for the Software and other trade secrets embodied therein are not disclosed to CUSTOMER.

(c)                                  CUSTOMER and its Participants shall not use and shall not permit a third party to use the Product(s) in an Objectionable manner. CUSTOMER acknowledges and agrees that: (i) Participants may separately register with LIGHTSPACE for use of .or access to certain LIGHTSPACE software and materials, which software and materials may function in conjunction with the Product(s) Installed at the Site; and (ii) LlGHTSPACE does not pre-screen Participants’ use of LIGHTS PACE software and materials or Participants’ development of software and materials that may function in conjunction with the Product(s) installed at the Site, nor shall LlGHTSPACE assume any responsibility for any Objectionable material therein. Customer will be liable for any breach of this Agreement by a Participant.

(d)                                 CUSTOMER is only being granted the rights to use the Product(s) at the Sites and shall not export or re-export, directly or indirectly (including via remote access) Product(s) or other information or materials provided by LIGHTSPACE hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. CUSTOMER shall defend and indemnify LIGHTSPACE from and against any Losses arising out of any claim that Product(s) or other information or materials provided by LIGHTSPACE hereunder were exported or otherwise accessed, shipped or transported in violation of applicable laws and regulations. CUSTOMER agrees that it will comply with all applicable federal, state, and local laws and regulations governing the use of the Product(s).

6.                                      Services. (a) Installation Services. CUSTOMER may, pursuant to an Order, request that LIGHTSPACE perform installation services with respect to the Product(s) (“Installation Services”). Such Installation Services shall be performed at LIGHTSPACE’s then-current rates as set forth in the applicable Order. Upon receipt of such Order requesting Installation Services, LIGHTSPACE shall make arrangements with CUSTOMER to install the Product(s) at the agreed-upon Sites. LIGHTSPACE shall not perform any customization of the Product(s) in connection with the Installation Services, unless such customization is accomplished pursuant to Section 6(c) hereof.

(b)                                 Maintenance and Support. LIGHTSPACE’s current support policy for the Software (as amended from time to time by LIGHTSPACE, the “Support Policy”) is set forth in Exhibit A hereto. CUSTOMER may elect to obtain Support Services (as defined in the Support Policy) for the Software at LIGHTSPACE’s current price and may, pursuant to the Support Policy, elect to renew support at such prices and upon such terms and conditions as LIGHTSPACE may publish from time to time. If CUSTOMER elects to obtain Support Services, the terms of this Agreement, supplemented by the Support Policy terms, shall govern the support arrangements. Any Maintenance Releases of the Software delivered by way of support services shall be treated for all purposes under this Agreement as Software and all intellectual property rights therein shall be retained by LIGHTSPACE.

(c)                                  Customization and Consultinq Services. During the Term, LIGHTSPACE may, upon request, provide or make available to CUSTOMER customization and consulting services as shall be mutually agreed upon by the parties. CUSTOMER is under no obligation, at any time during the Term to obtain such customization and consulting services. Any requested LIGHTSPACE customization or consulting service shall be provided pursuant to the terms of the MCA.

7.                                      Shipments. Product(s) will be shipped F.O.B. LIGHTSPACE’s principal place of business at 125 Cambridge Park Drive, Cambridge, MA 02140. CUSTOMER is responsible for the cost of all shipping, handling, insurance and any fees, taxes and duties. All risk of loss with respect to the Product(s) shall pass to CUSTOMER when such Product(s) are delivered to the carrier for shipment to CUSTOMER. Unless previously agreed to by LIGHTSPACE, Product(s) shall be shipped in LIGHTSPACE’s standard packaging.

8.                                      Delivery and Acceptance. (a) Delivery schedules for the Product(s) are subject to LIGHTSPACE’s then-current lead times and Product(s) availability. LIGHTSPACE will make reasonable efforts to meet delivery dates quoted or acknowledged, but shall in no event be liable for failure to meet any such date(s). LIGHTSPACE shall have the right to deliver Product(s) prior to any agreed upon delivery date. LIGHTSPACE reserves the right to make deliveries in installments and any Order or invoice shall be severable as to any such installments. Delay in delivery or default of any installment shall not relieve CUSTOMER of its obligation to accept and pay for remaining installments. CUSTOMER shall carefully inspect all deliveries of Product(s) as they are received by CUSTOMER and report to LIGHTSPACE promptly, but in any event within seven (7) calendar days after receipt of shipment (“Inspection Period”), any alleged error, shortage, defect or nonconformity of such Product(s). CUSTOMER’s acceptance of each purchase or license of Product(s) (in each case, an “Acceptance”) shall occur as follows:

(i)                                     If CUSTOMER shall not have purchased LIGHTSPACE’s Installation Services, then CUSTOMER shall be deemed to have Accepted Product(s) upon the expiration of the Inspection Period, if CUSTOMER shall not have notified LIGHTSPACE of any non-conformity in the Product(s) prior to the expiration of such period.

(ii)                                  If CUSTOMER shall have purchased LIGHTSPACE’s Installation Services, then upon the installation of the Product(s) by LIGHTSPACE, CUSTOMER shall demonstrate such Acceptance of the Product(s) by immediately signing and delivering to LIGHTSPACE, LIGHTSPACE’S form of Customer Acceptance Form, as provided by LIGHTSPACE to Customer.

Notwithstanding the foregoing, any production use by CUSTOMER of the Product(s) shall be deemed to be CUSTOMER’s Acceptance of the Product(s) for purposes of this Section. The foregoing shall be CUSTOMER’s sole and exclusive means of Acceptance of the Product(s).

9.                                      Payment Terms. (a) CUSTOMER shall pay to LIGHTSPACE the applicable Fees in the amounts and on the dates set forth in each Order. Unless specified differently in an Order, CUSTOMER shall pay for each Order as follows: (i) for Product(s), Customer shall pay 50% of the applicable Fees set forth in the Order at the time the Order is placed, and the remaining 50% upon the Acceptance of Product(s) by CUSTOMER in accordance with Section 8 above; (ii) for Maintenance and Support Services, Customer shall pay the applicable Fees in accordance with Exhibit A; and, (iii) for consulting services in accordance with the MCA. In the event of an adverse change in CUSTOMER’s creditworthiness, as determined by LIGHTSPACE in its good faith judgment, LIGHTSPACE may require alternative payment terms for Product(s) or withhold or suspend the shipment of Product(s). Payment shall be in U.S. dollars. All payments shall be due and payable upon receipt by CUSTOMER of LIGHTSPACE’s invoice.

(b)                                 CUSTOMER grants to LIGHTSPACE a security interest in all Product(s) in the amount of the Fees payable, plus all other amounts due hereunder and all costs of collection incurred by LIGHTSPACE (including but not limited to court costs and reasonable attorneys’ fees), and any proceeds therefrom, and agrees that LIGHTSPACE retains, in addition to any other rights of LIGHTSPACE, a right of repossession in such Product(s) until such time as CUSTOMER has paid for such Product(s) in full, or a right to require CUSTOMER to effect (at CUSTOMER’s expense) return delivery of such Product(s) to LIGHTSPACE. CUSTOMER agrees to cooperate and execute all financing statements and other documents as may be necessary for LIGHTSPACE to perfect a security interest in the Product(s), and hereby authorizes a designated representative of LIGHTS PACE to file any financing statement without the signature of the CUSTOMER, to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement, in connection with the perfection of such security interest. Overdue amounts shall bear interest in an amount equal to one and one-half percent (1.5%) of the unpaid balance per month (or portion thereof), or if less, at the highest interest rate permitted by applicable law, calculated monthly from the date payment was due until the date payment is made. CUSTOMER shall not withhold or set off from any amounts due to LIGHTSPACE, any amounts claimed to be owed by LIGHTSPACE to CUSTOMER for any reason whatsoever.

(c)                                  Fees included in accepted Orders are exclusive of all shipping charges and all federal, state, municipal and all other governmental excise, sales, use, and similar taxes, duties, or tariffs. CUSTOMER agrees to pay all such shipping charges, taxes, duties, and tariffs. CUSTOMER must provide LIGHTSPACE with written certification for any claim of tax or other exemption prior to shipment of Product(s) or the performance of Services. If LIGHTSPACE is required to pay additional taxes, duties, and tariffs CUSTOMER shall immediately reimburse and hold LIGHTSPACE harmless for all such taxes.

10.                               Limited Warranty. (a) Unless otherwise specified in the Order, for a period of one year from the date of Acceptance (“Warranty Period”), LIGHTSPACE warrants that the unaltered Product(s) will substantially conform to the Applicable Specifications. During the Warranty Period, nonconforming Product(s) may be returned by CUSTOMER if CUSTOMER; (i) obtains a RMA from LIGHTSPACE in accordance with Section 11: (ii) returns nonconforming product(s) by a method of shipment approved by LIGHTSPACE; and (iii) Product(s} are received by LIGHTSPACE In good condition. without their markings altered, defaced, or removed and accompanied with a written description of the defect(s). The foregoing warranty does not apply to (A) any Product(s) (A) that have been subject to, misuse, neglect, accident or which are not capable of being tested by LIGHTSPACE: under its normal test conditions, or (B) any alterations, modifications, combinations or enhancements of the Product(s) not created by LIGHTSPACE. LIGHTSPACE shall have no liability for any warranty claim based upon the combination, operation. or use of the Product(s) with equipment, data, or software not furnished by LIGHTSPACE. LIGHTSPACE does not warrant that the Product(s) are error free, will operate without Interruption or are compatible with all equipment and/or software configurations. CUSTOMER acknowledges that use of the Product(s) may result in unexpected results, loss of data or other unpredictable damage or loss to CUSTOMER. LIGHTSPACE’s sole and exclusive liability and CUSTOMER’s sole and exclusive remedy for any breach of the foregoing warranty shall be. at LlGHTSPACE’s option, to repair, replace, or refund the Fees paid by CUSTOMER for the defective Product(s).

(b)                                 EXCEPT AS PROVIDED IN THIS SECTION, LIGHTSPACE MAKES NO OTHER WARRANTIES. EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT(S), INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. TITLE, NON-INFRINGEMENT, NON-INTERFERENCE WITH ENJOYMENT AND ALL OTHER WARRANTIES ARISING OUT OF OR IN CONNECTION WITH THE SALE, LICENSE AND/OR PURCHASE OF THE PRODUCT(S), OR THE USE, REPAIR OR PERFORMANCE THEREOF, OR ANY COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER ANY AGREEMENT BETWEEN CUSTOMER AND LIGHTSPACE.

This Limited Warranty does not apply to any Product or portion of a Product which LIGHTSPACE identities as a “Consumable”,

11.                               Return Policy. CUSTOMER must obtain a Return Material Authorization (“RMA”) prior to returning any Product(s) to LIGHTSPACE for any reason. Product(s)” returned to LIGHTSPACE without an RMA will not be accepted and will be returned to CUSTOMER at CUSTOMER’s sole risk and expense. CUSTOMER shall be responsible for the cost of all shipping, handling, and insurance for all Product(s) returned to LIGHTSPACE. CUSTOMER may return defective Hardware to LIGHTSPACE only during the Warranty Period: thereafter LIGHTSPACE will use commercially reasonable efforts to repair Hardware at LIGHTSPACE’s then-current hourly rates.

12.          Discontinuance of Product(s). LIGHTSPACE reserves the right to discontinue or withdraw any Product(s) from its Catalog at any time. LIGHTSPACE will use commercially reasonable efforts to provide CUSTOMER with three (3) months prior written notice of any such discontinuance or withdrawal of Product(s) from Its Catalog. CUSTOMER shall have the right to make a last-time purchase of such discontinued or withdrawn Product(s), provided CUSTOMER accepts delivery of all such Product(s) within three (3) months from the date of LIGHTSPACE’s notice of discontinuance or withdrawal. With respect to Subscribed Lightsofts that are discontinued. Upon written request by CUSTOMER, CUSTOMER may be offered the right to obtain a perpetual license for such discontinued Lightsoft on terms to be mutually agreed upon in writing by both LIGHTSPACE and CUSTOMER.

13.          Term and Termination. (a) The term of this Agreement shall commence as of the Effective Date and shall remain in force until terminated by either party In accordance with thi5 Section (“Term”).

(b)           Either party may terminate this Agreement on not less than thirty (30) days prior written notice if the other party (i) is in material breach of any provision of this Agreement and the party In breach does not cure said breach within such thirty (30) day period, (ii) files a petition In bankruptcy, or has such petition filed against if (which petition is not discharged within thirty (30) days after such filing), (iii) makes an assignment for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession of its assets, or (iv) generally ceases business in the ordinary course. LIGHTSPACE shall have the right to terminate any outstanding Order issued under this Agreement and to refuse any new Order if CUSTOMER commits any breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice by LIGHTSPACE of such breach. Continued shipment by LIGHTSPACE following CUSTOMER’s default shall not constitute any waiver by LIGHTSPACE of Its rights and remedies under this Agreement nor shall it relieve the CUSTOMER of any its obligations herein. LIGHTSPACE’s termination of this Agreement and/or repossession of the Product(s) shall be without prejudice to any other remedies that LIGHTSPACE may have at law or in equity.

(c)           Upon the expiration or termination of this Agreement for any reason, the license and all other rights granted hereunder to CUSTOMER shall immediately cease, and CUSTOMER shall immediately; (i) return the applicable software to LIGHTSPACE together with all Documentation; (ii) purge all copies of the Software from any other computar storage medium or device on which CUSTOMER has placed or permitted others to place the Software; (iii) destroy LIGHTSPACE Confidential Information in CUSTOMER’s custody, possession or control and certify in writing to LIGHTSPACE within two (2) weeks that It has complied with this Section: and pay to LIGHTSPACE all outstanding obligations under the Agreement or Order. Notwithstanding the foregoing, Sections 1, 3(c), 4, 5, 9, 10,11 and 13-30 shall survive expiration or termination of this Agreement.

14.          Confidential Information. (a) Each party acknowledges that Confidential Information of the other party may be disclosed during the course of this Agreement. Each Recipient agrees that it will (i) not disclose the Discloser’s Confidential Information to anyone except to perform the Recipient’s obligations hereunder; (ii) take steps that are substantially equivalent to the steps it taken to protect its own proprietary information (and in any event no less than reasonable steps), during the Term and following expiration or termination of this Agreement, to prevent the duplication or disclosure of Discloser’s Confidential Information, other than to its employees or agents who must have access to such Confidential Information to perform such party’s obligations hereunder, who each agree to comply with this provision: and (iii) use the Confidential Information only for the purposes specifically permitted hereunder or if not stated herein, solely to perform the Recipient’s obligations hereunder. Each Recipient shall bear the responsibility for breaches of this Section by any of Its employees, contractors or agents irrespective of whether the breach occurs during or after the period of the employment, agency or contractor relationship. LIGHTSPACE shall have the right to refer to CUSTOMER as its customer, and may use CUSTOMER as a reference account without any obligation of confidentiality.

(b)           either party may disclose Confidential Information required to be disclosed by law; provided that It shall (i) notify the Discloser hereunder promptly upon learning about any court order or other legal requirement that purports to Compel disclosure of any Confidential Information: and (ii) cooperate with the Discloser (at Discloser’s expense) In the exercise of the Discloser’s right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not constitute publication or otherwise alter the character of that Information as Confidential Information as between the parties hereunder.

(c)           The parties agree that any breach or threatened breach of this Section by a Recipient would cause not only financial harm, but irreparable harm to the Discloser; and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this Section by a Recipient, the Discloser shall, in addition to any other rights and remedies it may have, be entitled (without the necessity of posting any bond or surety) to an injunction restraining the Recipient from disclosing or using, in whole or in part, any Confidential Information.

15.                               Limitation of Liability. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, NEITHER PARTY SHALL BE LIABLE FOR LOSS OF PROFITS OR SAVINGS OR LOSS OF BUSINESS, INCLUDING BUT NOT LIMITED TO SPECIAL OR CONSEQUENTIAL DAMAGES, WHICH MAY BE CAUSED BY, DIRECTLY OR INDIRECTLY, THE INADEQUACY OF THE PRODUCT(S) FOR ANY PURPOSE OR USE THEREOF OR BY ANY DEFECT OR DEFICIENCY THEREIN, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 16, MISUSE OF LIGHTSPACE’S INTELLECTUAL PROPERTY AND BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14, EACH PARTY’S LIABILITY FOR DAMAGES, IF ANY, SHALL NOT EXCEED THE AMOUNTS PAID TO LIGHTSPACE BY CUSTOMER FOR THE PRODUCT(S) UNDER THIS AGREEMENT. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF

ANY TRANSACTION UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE YEAR AFTER THE INJURED PARTY HAS KNOWLEDGE OF THE OCCURRENCE WHICH GIVES RISE TO THE CAUSE OF SUCH ACTION.

16.                               Indemnity. (a) By LIGHTSPACE. LIGHTSPACE will defend, indemnify and hold harmless CUSTOMER, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns from and against a claim, suit, demand, loss, damage, expense (including reasonable attorney’s fees) or liability asserted by a third party (collectively, “Losses”) arising from or related to any third party claim that the Product(s) infringes a valid United States patent, trademark or copyright. LIGHTSPACE shall have no liability or obligation to CUSTOMER under this Section 16(a) with respect to any claim in the event and to the extent based upon: (i) use of the Product in an application or environment or on a platform or with devices for which the Product was not designed or contemplated (it being expressly agreed that the Software is intended to operate on the Hardware), (ii) modifications, alterations, combinations or enhancements of the Product not created by LIGHTSPACE, (iii) any patent, trademark or copyright in which CUSTOMER or any affiliate has an interest, or (iv) failure of CUSTOMER to install any corrections or Maintenance Releases of the Product made available by LIGHTSPACE. CUSTOMER shall indemnify and hold LIGHTSPACE harmless from all costs, damages and expenses (including reasonable attorneys’ fees) arising from any claim enumerated in clauses (i) through (iv) above.

In addition, LIGHTSPACE, at LIGHTSPACE’s option and expense, may (i) procure for CUSTOMER the right to continue using such Product, (ii) replace or modify the Product so it becomes non-infringing, or (iii) if options (i)-(ii) are not available, terminate CUSTOMER’s license to the allegedly infringing Product and pay to CUSTOMER an amount not to exceed the value of the Product for which CUSTOMER has paid a fee, depreciated on a straight-line basis over a three (3) year period.

(b)                                 By CUSTOMER. CUSTOMER shall defend, indemnify and hold LIGHTSPACE, its subsidiaries, parent corporations, affiliates, officers, directors, independent contractors, partners, shareholders, employees, agents, successors and assigns harmless against any losses to the arising from (1) CUSTOMER’s or its Participants’: (i) use of the Product(s), including without limitation the posting or display of any Objectionable material in connection with the Product(s); (ii) negligence or intentional misconduct; or, (iii) failure to comply with applicable laws; and (2) damage to or destruction of property of other persons or the death or injury of third persons, including but not limited to employees or invitees of LIGHTSPACE or CUSTOMER which damage, destruction, death or injury results from or is caused by any act or omission of CUSTOMER, its employees, servants, agents, or representatives.

(c)                                  Procedure. To receive the benefit of indemnification under Sections 16(a) or 16(b), the party seeking indemnification must promptly notify the indemnifying party in writing of a claim or suit and provide reasonable cooperation (at the indemnifying party’s expense) and tender to the indemnifying party (and its insurer) full authority to defend or settle the claim or suit. Neither party has any obligation to indemnify the other party in connection with any settlement made without the indemnifying party’s written consent. The indemnitee has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

17.                               Notices: All notices relating to this Agreement shall be in writing and delivered by courier or by hand or sent to the other party by first class certified prepaid mail or by common carrier with the ability to track and confirm delivery and shall be sent to the following addresses:

To LlGHTSPACE:	To CUSTOMER:
Lightspace Corporation 125 CambridgePark Drive Cambridge, MA 2140 Attn: CEO	Christopher A. Praizner 1261 W. 6th Street Cleveland, OH 44113

Notices shall be deemed to have been duly given (i) upon personal delivery, (ii) upon deposit in the mail if mailed by certified mail, return receipt requested, postage prepaid, (iii) upon deposit with a recognized courier with next-day delivery instructions, or (iv) upon confirmation of transmission, if sent by confirmed fax, to the address or fax number set forth below or such other address or fax number as either party may specify by notice sent in accordance with this Section 17.

18.                               Force Majeure. Except for CUSTOMER’s payment obligations to LIGHTSPACE, neither party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control including, but not limited to, accidents, labor disputes, military conflicts, acts of government, acts of terrorism, insurrections, riots, explosions, lightning, earthquakes, fires, storms and floods. No default shall be caused by and LIGHTSPACE shall not be responsible to CUSTOMER for any loss, damages, or penalty resulting from any delay or failure to perform the obligations of LIGHTSPACE herein that are due to any cause beyond LIGHTSPACE’s control. Anticipated delivery dates by LIGHTSPACE shall be deemed extended for a period of time equal to the time lost due to any such delay excusable under this Section.

19.                               Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to choice of law principles. If any term or provision of this Agreement or the application of any such provision of this Agreement shall be held by a tribunal of competent jurisdiction to be contrary to law, invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

20.                               Resolution of Disputes; Waiver of Jury Trial; Exclusive Remedies. In the event of any claim or dispute between the parties hereto with respect to the interpretation or application of this Agreement that cannot be reasonably resolved by a meeting of the principal representative of the parties, such dispute shall be settled by arbitration before three arbitrators (selected from a panel of persons having experience with and knowledge of the subject matter of this Agreement, at least one of whom shall be an attorney) in Boston, Massachusetts and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the parties in such proceeding. Judgment upon the award of the arbitrators may be enforced in any court having jurisdiction thereof. The parties hereby consent to: (i) the jurisdiction of the federal or state courts sitting or located in Boston, Massachusetts for any action: (a) to compel arbitration, (b) to enforce the award of the arbitrators, (c) prior to the appointment and confirmation of the arbitrators, for temporary, Interim or provisional equitable remedies; or (d) arising from or related to a breach of confidentiality or misuse of LIGHTSPACE intellectual property; and (ii) service of process In any such action by registered mail, return receipt requested, or by any other means provided by law. EACH PARTY AND HEREBY VOLUNTARILY WAIVE.S ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

21.                               Injunctive Relief:  CUSTOMER agrees that any breach of this Agreement Will cause LIGHTSPACE irreparable harm and that the damage will be difficult to determine and that money damages alone will not be an adequate remedy. Therefore, LIGHTSPACE shall have the right to seek injunctive relief against any breach or threatened breach of this Agreement.

22.                               U.S. Government Restricted Rights. If the Product(s) are acquired by or on behalf of a unit or agency of the United States Government (the “Government”), the Government agrees that such Product(s) Include “commercial computer software” and “commercial computer software documentation”, and that absent a written agreement to the contrary, the Government’s rights with respect to such Product(s) are, In the case of civilian agency use, RESTRICTED RIGHTS, as defined in FAR §52.227-19, and if for the Department of Defense use, limited by the terms .of this Agreement, pursuant to DFARS §227.7202-1 through §227.1202-4 as applicable. The use of the Product(s) by the Government constitutes acknowledgment .of LIGHTSPACE’s proprietary rights In the Product(s).                                                Contractor/manufacturer is LIGHTSPACE. LIGHTSPACE’s address is set forth at the end of this Agreement.

23.                               Modification, Amendment, Supplement or Waiver. No modification, amendment, supplement or waiver of this Agreement, or any to Its provisions; shall be binding upon the parties hereto unless made in writing and duly signed by both parties. Any waiver of a provision of this Agreement, or of a breach or default under this Agreement, shall apply only in the specific instance and purpose given, and shall not constitute a waiver of any other default. Any failure or delay by either party to enforce compliance with any term or condition of .this Agreement shall not constitute a waiver of such term or condition.

24.                               Entire Agreement. This Agreement, Including all attachments, schedules and exhibits hereto, constitutes the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations and/or agreements among the parties in conjunction with the subject matter hereof except as specifically set forth or referred to herein. All attachments, schedules and exhibits hereto are expressly incorporated by reference, and subject to, this Agreement, and In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any such exhibit, schedule or attachment, or any Order or other Invoice or any written acceptance thereof, then the terms and provisions this Agreement shall govern.

25.                               Assignment Successors. The rights and licenses granted CUSTOMER hereunder are restricted solely and exclusively to CUSTOMER. CUSTOMER shall not assign, transfer or sublicense this Agreement or any of Its rights or delegate the performance of any of CUSTOMER’s obligations under this Agreement without the prior written consent of LIGHTSPACE. Any such assignment, transfer, sublicense or delegation without LIGHTSPACE’s prior written consent shall be void. All the terms and conditions of this Agreement are binding upon and inure to the benefit of the parties hereto, and their successors and assigns and legal representatives.

26.                               Relationship of Parties. Both parties will, in all matters relating to this Agreement, act as Independent entities. Neither party will take any action that assumes or creates, or represent that it has any authority to assume or create, any obligation, order, agreement, contract, or other binding commitment, express or implied, on behalf of the other party, or represent the other as agent, representative. employee or in any other capacity.

27.                               Attorneys’ Fees. In any action, suit or proceedings brought hereunder, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with the action, suit or proceeding, in any addition to any other relief to which such party may be entitled.

28.                               Miscellaneous. Nothing in this Agreement, express or Implied, shall, Is Intended to, or shall be construed to, confer upon or to give any person, firm or corporation, except the parties hereto, any rights or remedies under or by reason of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT, INCLUSIVE OF ALL EXHIBITS, TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

LIGHTSPACE CORPORATION

Signature:

Name:

Title:

CUSTOMER

Signature:

Name:

Title:

EXHIBIT A

LIGHTSPACE CORPORATION

SUPPORT POLICY

LIGHTSPACE offers support for the Software upon the following terms and conditions at Fees published by LIGHTSPACE from time to time. Current price information is available from LIGHTSPACE. If CUSTOMER elects to obtain support services from LIGHTSPACE, CUSTOMER must indicate same in the applicable Order and submit the completed Order to LIGHTSPACE. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the LIGHTSPACE End User Agreement (“Agreement”). This Support Policy applies only to Software during the applicable support term and the applicable Use Period as specified in the applicable Order (“Support Term”).

1.                                      LIGHTSPACE’S OBLIGATIONS. Subject to the terms of the Agreement and this Support Policy, LIGHTS PACE shall provide the following maintenance and support services (the “Support Services”) for the Software during the Support Term:

(a)                                 Telephone and Email Support. LIGHTSPACE will use commercially reasonable efforts to provide reasonable telephone and e-mail support for the Software during the hours of 9:00 a.m. to 5:00 p.m. U.S. Eastern Standard Time, on LIGHTSPACE’s regular business days and such other assistance as is commercially reasonable to cause the Software to perform in accordance with the Applicable Specifications, as amended by LIGHTSPACE from time to time. LlGHTSPACE will use commercially reasonable efforts to respond to a request for Support Services within twenty-four (24) hours. LIGHTSPACE is under no obligation to provide Support Services: (i) if CUSTOMER fails to notify LIGHTSPACE in writing of its intention to purchase Support Services, (ii) if CUSTOMER fails to pay for the Support Services within thirty (30) days of the beginning of each Support Term, (iii) if the Product(s) have been subject to alteration, misuse, neglect, accident or modifications or which are not capable of being tested by LIGHTSPACE under its normal test conditions; or (iv) if the Product(s) have been combined, operated or used with equipment, data, or software not furnished by LIGHTSPACE.

(b)                                 Software Maintenance. CUSTOMER may purchase Software Maintenance, on an annual basis, in accordance with an Order. “Software Maintenance” means LIGHTSPACE shall provide Maintenance Releases to the Software, provided that LIGHTSPACE shall not be obligated to create, develop or release any Maintenance Releases. At LIGHTSPACE’s election, Maintenance Releases may be delivered to CUSTOMER electronically over an internet connection to CUSTOMER’s Hardware or by CD-Rom or other similar permanent electronic media delivered to CUSTOMER’s address set forth in the Agreement. CUSTOMER is responsible for installing Maintenance Releases provided by LIGHTSPACE in accordance with any installation instructions that may accompany them within a reasonable amount of time. Software Maintenance does not provide CUSTOMER with access to new or different Product(s) which may use all or part of the Hardware and Software and CUSTOMER has no rights with respect to any such new or different software programs or hardware platforms. LIGHTSPACE is under no obligation to offer or provide Software Maintenance: (i) if CUSTOMER fails to notify LIGHTSPACE in writing of its intention to purchase Software Maintenance, (ii) if CUSTOMER fails to pay for the Software Maintenance within thirty (30)days of the beginning of each Support Term, (iii) if the Software has been subject to alteration, misuse, neglect, accident or modifications or which are not capable of being tested by LIGHTSPACE under its normal test conditions; or (iv) if the Software has been combined, operated or used with equipment, data, or software not furnished by LIGHTSPACE.

(c)                                  LIGHTSPACE will not be required to provide Support Services directly to CUSTOMER’s Participants, customers and/or end users. CUSTOMER shall be responsible for addressing all inquiries from its Participants, and for providing all support to its Participants with respect to the Subscribed Lightsofts, including resolving any problems related to the use of the Subscribed Lightsofts by such Participants.

2.                                      CUSTOMER’S OBLIGATIONS. CUSTOMER agrees: (a) that the contact persons identified on the Order (or such other replacement individuals as CUSTOMER may designate in writing to LIGHTSPACE) shall be the sole contacts for the coordination and receipt of the Support Services set forth in Section 1 of this Support Policy; (b) to maintain for Support Term, an internet address for electronic mail communications with LIGHTSPACE; (c) to provide reasonable supporting data (including written descriptions of problems, as requested by LIGHTSPACE) and to aid in the identification of reported problems; (d) to install and treat all Maintenance Releases delivered under this Support Policy as Software in accordance with the terms of the Agreement; and (e) to maintain the Agreement in force and effect.

3.                                      TERM AND TERMINATION. (a) Support Term. Support Services for Product(s) will begin on the date set forth in the applicable Order, and will apply to such Product(s) for a term of one (1) year, unless an alternative term is identified in the Order. The initial term will be extended for additional terms as set forth in the Order.

(b)                                 Default. If CUSTOMER is in default of its obligations under the Agreement (except for CUSTOMER’s obligation to maintain valid licenses for the Software, in which case termination is immediate) and such default continues for thirty (30) days following receipt of written notice from LIGHTSPACE, LIGHTSPACE may, in addition to any other remedies it may have, terminate the Services.

4.                                      SUPPORT FEES. CUSTOMER shall pay to LIGHTSPACE the Fees for Support Services identified in the Order. Invoices for Services shall be billed to the CUSTOMER on an annual basis and payment is due in advance of the period covered by the Support Services. CUSTOMER shall not be entitled to any refund or rebate if CUSTOMER elects to terminate the Support Services prior to end of the applicable Support Term.

5.                                      WARRANTY; WARRANTY LIMITATION. (a) LIGHTSPACE warrants that all Support Services to be performed hereunder will be performed in a workmanlike manner, conforming to professional standards and practices. CUSTOMER’s sole and exclusive remedy for any claim arising out of a breach of this warranty shall be, at the LIGHTSPACE’s option, for LIGHTSPACE to reperform the Support Services as warranted.

(b)                                 EXCEPT AS OTHERWISE SET FORTH HEREIN, LIGHTSPACE DISCLAIMS ALL WARRANTIES INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS WELL AS ALL WARRANTIES ARISING OUT OF USAGE O’F TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE, WITH RESPECT TO SUPPORT SERVICES PROVIDED UNDER THIS SUPPORT POLICY (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE PRODUCT). IN NO EVENT SHALL LIGHTSPACE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY INTERRUPTION OF BUSINESS OR LOSS OF USE, DATA OR PROFITS, HOWEVER CAUSED, AND REGARDLESS OF THE FORM OF ACTION, EVEN IF LIGHTSPACE HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. LIGHTSPACE’S TOTAL LIABILITY UNDER THIS SUPPORT POLICY SHALL NOT EXCEED THE AMOUNTS PAID TO LIGHTSPACE IN RESPECT OF THE SPECIFIC SUPPORT SERVICES CAUSING THE CLAIM.

6.                                      GENERAL PROVISIONS. Upon the election by CUSTOMER to obtain Support Services, the terms of this Support Policy shall be governed by and are made a part of the Agreement. This Support Policy and the Agreement are the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Support Policy and supersedes all prior oral or written communications, purchase orders, agreements and understandings between the parties.